UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 1−K/A
(Amendment No. 1)

ANNUAL REPORT PURSUANT TO REGULATION A
OF THE SECURITIES ACT OF 1933

For the fiscal year ended December 31, 2021

Otis Collection LLC
(Exact name of issuer as specified in its charter)

Delaware	84-3316802
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6 Harrison Street, 5th Floor, New York, NY 10013
(Full mailing address of principal executive offices)

201-479-4408
(Issuer’s telephone number, including area code)

Series Collection Drop 001, Series Collection Drop 002, Series Collection Drop 003, Series Collection Drop 004, Series Collection Drop 005, Series Collection Drop 006, Series Collection Drop 007, Series Collection Drop 008, Series Collection Drop 009, Series Collection Drop 010, Series Collection Drop 012, Series Collection Drop 013, Series Collection Drop 014, Series Collection Drop 018

(Title of each class of securities issued pursuant to Regulation A)

Explanatory Note: This Amendment No. 1 to the Annual Report on Form 1-K/A is being filed solely to correct mathematical errors in the following totals in the total consolidated balance sheet as of December 31, 2021: (a) “TOTAL MEMBERS’ EQUITY”; and (b) “TOTAL LIABILITIES AND MEMBERS’ EQUITY.” Except as previously described, this amendment does not amend, update or change any other items or disclosures.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
The information contained in this report includes some statements that are not historical and that are considered “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding our development plans for our business; our strategies and business outlook; anticipated development of our company, our manager, each series of our company and the Otis Platform; and various other matters (including contingent liabilities and obligations and changes in accounting policies, standards and interpretations). These forward-looking statements express our manager’s expectations, hopes, beliefs, and intentions regarding the future. In addition, without limiting the foregoing, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions and variations, or comparable terminology, or the negatives of any of the foregoing, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.
The forward-looking statements contained in this report are based on current expectations and beliefs concerning future developments that are difficult to predict. Neither we nor our manager can guarantee future performance, or that future developments affecting our company, our manager or the Otis Platform will be as currently anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.
All forward-looking statements attributable to us are expressly qualified in their entirety by these risks and uncertainties. Should one or more of these risks or uncertainties materialize, or should any of the parties’ assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. You should not place undue reliance on any forward-looking statements and should not make an investment decision based solely on these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.
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ITEM 1. BUSINESS
Overview
Since its formation in October 2019, Otis Collection LLC, a Delaware series limited liability company (“we,” “us,” “our” or “our company”), has been engaged primarily in acquiring and managing a collection of investment-grade art and collectibles (the “underlying assets”). Otis Wealth, Inc. is the manager of our company (our “manager”) and serves as the asset manager for the underlying assets owned by our company. We acquire the underlying assets from our manager financed through promissory notes issued to our manager, and develop the financial, offering and other materials to begin offering membership interests (“interests”) in series of our company (each, a “series”) through a mobile app-based investment platform called Otis (the “Otis Platform”). We offer and sell interests in a number of separate individual series, and investors in any series acquire a proportional share of income and liabilities as they pertain to a particular series. The sole asset of any given series at the time of an offering is the underlying asset related to such series (plus any cash reserves for future operating expenses), and the sole liability of any given series at the time of an offering is the promissory note related to the acquisition of such underlying asset. We conduct separate closings with respect to each offering. See the offering statement filed with the Securities and Exchange Commission (the “Commission”) on Form 1-A (as amended and supplemented, the “Offering Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), for additional details regarding our current offerings.
We believe that alternative assets have been a cornerstone of wealth accumulation. However, barriers are high, and quality access has been limited to a tiny fraction of our global economy. We believe that those who do have access to top-quality alternative investments are faced with a lack of transparency, operational overhead and high minimums and fees from established gatekeepers. The costs for investing in this asset class are high and transaction volumes are low, with few options for liquidity, resulting in longer holding periods. As a result, the opportunity to build wealth remains inaccessible.
The Otis Platform is our proposed solution to this problem. We plan to create a marketplace for investment-grade art and collectibles and to expand our asset classes into other alternative asset classes such as real estate, wine, precious metals and culture (movies, music royalties, etc.), through one or more affiliated issuers. Our goal is to unlock every type of alternative asset and give investors true uncorrelated diversification.
Our mission is to democratize wealth accumulation by providing access, liquidity and transparency.
History and Structure
Our company is a series limited liability company formed on October 8, 2019 pursuant to Section 18-215 of the Delaware Limited Liability Company Act (the “LLC Act”).
As a series limited liability company, title to our underlying assets will be held by, or for the benefit of, the applicable series. We intend that each series will own its own underlying assets, which will be works of art or other collectibles.
Section 18-215(b) of the LLC Act provides that, if certain conditions are met (including that certain provisions are in the formation and governing documents of the series limited liability company, and if the records maintained for any such series account for the assets associated with such series separately from the assets of the limited liability company, or any other series), then the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series shall be enforceable only against the assets of such series and not against the assets of the limited liability company generally or any other series. As such, the assets of a series include only the work(s) of art or other collectible(s) associated with that series and other related assets (e.g., cash reserves).
Impact of Coronavirus Pandemic

In December 2019, a novel strain of coronavirus, referred to as COVID-19, was reported in Wuhan, China. COVID-19 spread to other countries, including the United States, and was declared a pandemic by the World Health Organization. The continuing impact and effects of the COVID-19 pandemic on the operation and financial performance of our company are unknown. However, our company currently does not expect the COVID-19 pandemic to have a material adverse effect on the business or financial results at this time.
Series Offering Table
The table below shows key information related to the offering of each series that was done pursuant to Regulation A. Please also refer to “—The Underlying Assets” below for further details.
Series Name	Underlying Asset(s)	Offering Price per Interest	Maximum Offering Size	Subscribed Membership Interests(1)	Initial Qualification Date(2)	Open Date(3)	Closing Date	Status
Series Collection Drop 001	Amazing Spider-Man #129	$25.00	$13,000	520	03/27/20	Unavail.	08/27/20	Closed
Series Collection Drop 002	Nike x Off White: The Ten	$25.00	$20,000	800	03/27/20	Unavail.	09/04/20	Closed
Series Collection Drop 003	Giant Size X-Men #1	$25.00	$12,500	500	03/27/20	Unavail.	09/23/20	Closed
Series Collection Drop 004	Collection of two NFTs by Grimes titled Newborn 1 and Newborn 3	$10.00	$6,400	640	06/24/21	06/25/21	08/19/21	Closed
Series Collection Drop 005	NFT by Larva Labs titled CryptoPunk #543	$1.00	$30,500	30,500	08/09/21	08/09/21	08/31/21	Closed
Series Collection Drop 006	1985 Nike Air Jordan 1 “Red Metallic” sneakers	$1.00	$15,800	15,800	09/02/21	09/13/21	10/18/21	Closed
Series Collection Drop 007	Sealed Apple iPod 5GB M8513LL/A	$1.00	$20,000	20,000	09/02/21	09/27/21	11/01/21	Closed
Series Collection Drop 008	1978 Kenner Star Wars Darth Vader “12-A SKU on Figure Stand” toy	$1.00	$11,200	11,200	09/02/21	09/20/21	10/12/21	Closed
Series Collection Drop 009	Jay-Z collaboration Nike Air Force 1 "All Black Everything" for HOV Charity "France" sneakers	$1.00	$10,500	10,500	09/02/21	09/29/21	11/01/21	Closed

Series Collection Drop 010	Art Blocks NFT by Snowfro titled Chromie Squiggle #524	$1.00	$25,300	25,300	09/02/21	09/07/21	09/30/21	Closed
Series Collection Drop 011	Super Mario 64 game	$1.00	$276,300	—	10/18/21	10/19/21	12/02/21	Closed (Withdrawn)
Series Collection Drop 012	Metroid game	$1.00	$33,700	33,700	10/18/21	10/20/21	11/22/21	Closed
Series Collection Drop 013	NFT by Larva Labs titled Meebit #12536	$1.00	$38,100	38,100	10/18/21	10/19/21	11/22/21	Closed
Series Collection Drop 014	NFT by Larva Labs titled CryptoPunk #2142	$1.00	$197,400	197,400	10/18/21	10/20/21	11/29/21	Closed
Series Collection Drop 015	2018-19 Panini Flawless Signature Prime Materials Luka Doncic #SP-LDC trading card	$1.00	$35,000	—	12/01/21	12/02/21	02/08/22	Closed (Withdrawn)
Series Collection Drop 016	Super Mario Bros. "Hangtab" game	$1.00	$276,300	—	12/01/21	12/02/21	12/02/21	Closed (Withdrawn)
Series Collection Drop 017	Call of Duty: Modern Warfare II "Not For Resale" game	$1.00	$15,800	—	12/01/21	12/02/21	12/02/21	Closed (Withdrawn)
Series Collection Drop 018	Art Blocks NFT by Snowfro titled Chromie Squiggle #2241	$1.00	$41,000	41,000	12/01/21	12/01/21	02/28/22	Closed
Series Collection Drop 019	Art Blocks NFT by Tyler Hobbs titled Fidenza #815	$1.00	$433,900	—			04/06/21	Closed (Withdrawn)
Series Collection Drop 020	Goldeneye 007 game	$1.00	$68,100	—			04/06/21	Closed (Withdrawn)
Series Collection Drop 021	2020-21 Panini Prizm White Sparkle LaMelo Ball Rookie trading card	$1.00	$25,500	—			04/06/21	Closed (Withdrawn)

Series Collection Drop 022	Collection of NFTs by Yuga Labs titled Bored Ape Yacht Club #7485, Bored Ape Kennel Club #7485, M1 Mutant Serum and M2 Mutant Serum	$1.00	$1,000,000	—	04/06/21	Closed (Withdrawn)

(1)	For closed offerings, each row states the actual number of interests sold.
(2)	For each offering, each row states, with respect to the given offering, the date on which the offering was initially qualified by the Commission.

(3)
For each offering, each row states, with respect to the given offering, the date on which offers and sales for such offering commenced. “Unavail.” indicates that the date on which offers and sales for a given offering commenced was not tracked historically, and is thus unavailable.

The Underlying Assets
The discussions contained in this report relating to the underlying assets; their related artists, designers and/or makers; and their related industries are taken from third-party sources that we believe to be reliable, and we believe that the information from such sources contained herein is reasonable, and that the factual information is fair and accurate.
Insurance
We work with insurance broker, DeWitt Stern, and our carrier, Aspen American Insurance Company, to insure all physical assets during both transport and storage.
There is currently no insurance available for digital assets, but we are working with our broker to eventually secure a standalone digital asset policy. Presently, our manager self-insures underlying digital assets on behalf of our company, as set forth in the asset management agreement between our manager and each series holding a digital asset. Our manager agrees to fully insure underlying digital assets against any and all losses due to fraudulent or accidental transactions (including due to theft) or our manager’s negligence (e.g., inability to access or recover the wallet due to loss of the 12-word MetaMask seed phrase or a segment thereof).
Storage
Our manager currently leases space in purpose-built, secure, temperature-controlled storage facilities in New York and Oregon for the purposes of storing the underlying physical assets in a highly controlled environment, other than when any such asset is being utilized for marketing or similar purposes.
Underlying digital assets are stored by our manager using commercially reasonable measures in a MetaMask wallet. The 12-word MetaMask seed phrase which secures the wallet was split into two six-word segments and saved as handwritten copies only (no digital copy, and not digitally created), with one segment held by the CEO of our manager in a vault in North Carolina and the other held by the General Counsel of our manager in a vault in New York. Presently, only the CEO of our manager has access to the wallet on a device under his control, and the wallet is accessible via “memorable password” saved as a handwritten copy only. Should this password be lost, the wallet can be recovered using the full 12-word seed phrase.
Depreciation

We treat art, collectible assets and digital assets as collectibles, and therefore, we will not depreciate or amortize the underlying assets going forward. We may depreciate or amortize any hardware or other equipment used in connection with the display or maintenance of the underlying assets.
The Series Collection Drop 001 Asset

Summary Overview

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First Appearance of The Punisher: The most valuable comic books in the world are valuable because they contain first appearances of key characters. Our comic features the first appearance of the Punisher as well as Jackal, two of the most well-known comic book characters today.

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Quality Asset from Reputable Source: Our comic is a 9.8 CGC graded Amazing Spider-Man #129 (132 in the world), the highest available grade. The book is in Mint / Near Mint condition with White / Off-White pages. The book was purchased from My Comic Shop, an independent comic book dealer.

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Culturally Significant Bronze Age Grail: Spider-Man #129 is consistently ranked a top comic of the Bronze age in comic book blogs and is universally acknowledged as a Bronze Age “grail.” Stan Lee’s recent passing has relaunched the cultural relevance of Bronze Age comics back into pop culture.

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High Frequency of Sales Demonstrates Strong Demand: Despite its price tag, Amazing Spider-Man #129 is among the top 10 most actively sold comic books from the Bronze Age. Notably, Amazing Spider-Man #129 is priced ~ 14x higher than many of the other comics of comparable activity on this list, which demonstrates the strong demand for the comic despite its higher price tag.

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Comic Industry Trends: The comic book market is bolstered by continued superhero remakes. Disney recently struck a deal with Sony to keep Spider-Man in the Marvel universe. Additionally, Disney’s acquisition of Twenty First Century Fox brings in unique opportunities for Fox characters to join the Marvel world many of whom are famously linked with Spider-Man such as Venom. Spider-Man’s next confirmed standalone movie is slated for the summer of 2021. The Punisher has been featured in a popular Netflix television series produced by Marvel and seems to be positioned for a feature length film rather soon. Furthermore, the success of Sony’s Animated Into The Spider-Verse and future renditions has the chance to bring in a whole new audience to Spider-Man comics. Lastly, with Tom Holland’s Spider-Man character taking on a bigger role as part of the Avengers in Marvel’s most recent two films, we believe any upcoming Marvel remakes that feature the Avengers will ensure exposure and relevance for Spider-Man.

Specifications

Title	Amazing Spider-Man #129
Publisher	Marvel
Creation Date	February 1, 1974
Age	Bronze Age
CGC Rating	9.8
Page Color	Off-White / White
Key Issue	1st appearance of the Punisher and Jackal
Purchased From	My Comic Shop
Purchased For	$14,000
Year Purchased	2019

The Comic

The underlying asset of Series Collection Drop 001 is fully titled “The Amazing Spider-Man the Punisher Strikes Twice!” and is the first appearance of the popular Punisher character as well as the character Jackal, who would go on to become one of Spider-Man’s most important adversaries. In the story, the Punisher is hired by the story’s antagonist, Jackal, to kill Spider-Man. After a few brief battles between Spider-Man and the Punisher, Spider-Man is able to show the Punisher that he is being manipulated by Jackal to do his dirty work. The Punisher then vows to get revenge on Jackal. Driven by the death of his wife and children the Punisher is famous for his brutal nature and being one of the first characters to actually employ murder. The popularity of the Punisher led to a wave of psychologically-troubled anti-heroes in Marvel comics during the 1980s.

The comic is from the Bronze Age, which is an informal name for a period in the history of American superhero comic books usually said to run from 1970 to 1985 that followed the Silver Age of comics from 1956 to 1975. It was scripted by Gerry Conway, who is an American comic book writer and editor best known for scripting the death of Gwen Stacy in the Amazing Spider-Man series.

Market Assessment

We believe that the market for vintage collectible comic books will grow, buoyed by increasing accessibility and transparency as well as by the popularization of superhero movies by the likes of Disney and 21st Century Fox. We believe that our underlying asset, “The Amazing Spider-Man #129,” is positioned to benefit from this trend. As the first appearance of The Punisher, and Jackal “The Amazing Spider-Man #129” is a key collector’s edition featuring three beloved Marvel characters, Spider-Man, the Punisher and Jackal. We believe that our underlying asset is a Bronze Age grail, especially at the 9.8 CGC grade, which is the highest available grade of this comic book in circulation. As the collectibles comic book market grows, we believe that the potential for the Series Amazing Spider-Man #129’s value to grow as well.

As of November 21, 2019, Amazing Spider-Man #129 was one of the top 10 most actively traded Bronze Age comics according to GoCollect. The high volume of sales indicates high demand.

Condition Report

The Series Collection Drop 001 asset is a 9.8 Certified Guaranty Company (CGC) graded comic book with Universal label, which means it is in the Near Mint / Mint condition. It is the highest grade in circulation. There are 132 Universal CGC graded 9.8 books of “Amazing Spider-Man #129.” The book is in excellent condition and preserved in a CGC plastic holder with tamper-evident seal.

Ownership and Pricing History

We purchased the Series Collection Drop 001 asset from My Comic Shop, an independent comic shop, based in New York. Pricing history for the asset comes from GoCollect and GP Analysis, both of which aggregate comic book sales data from ComicLink, ComicConnect, eBay, Heritage Auctions, among other dealers. The below lists average annual sales of the CGC graded 9.8 “Amazing Spider-Man #129” comic.

Source: Historical sale prices for 9.8 CGC grade Amazing Spider-Man #129 comics sourced from GoCollect and GPAnalysis sale databases.

Year	Average Sale Price
2019	$13,325
2018	$12,339
2017	$11,807
2016	$8,478

Storage

The Series Collection Drop 001 asset is stored in a purpose-built, secure, temperature-controlled storage facility in New York leased by our manager.

The Series Collection Drop 002 Asset

Summary Overview

Series Collection Drop 002 has purchased the full Nike x Off White: “The Ten” collection, which consists of ten pairs of sneakers.

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Redesigned by Virgil Abloh: Series Collection Drop 002 is the result of a collaboration between American fashion designer Virgil Abloh and Nike. Virgil Abloh is best known as the creator of fashion label “Off-White” and the artistic director of menswear at Louis Vuitton. As part of the collaboration, Virgil selected ten of Nike’s most iconic and bestselling sneakers and changed design elements by three percent or less to preserve the purity of the original silhouette.

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Reception: The sneaker was extremely well-received and sold old immediately on all platforms. Prior to their public release to US and European markets, Virgil distributed customized pairs to celebrity athletes, musicians and designers. These exclusive releases created enormous demand for the collection, which was formally released to European consumers on November 9th via online raffle and to North American consumers on November 20th via Nike’s SNKRS app.

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Creation Process: “The Ten” Nike shoes were deconstructed and redesigned by Virgil Abloh throughout early 2017, however the collaboration between the two brands was not officially confirmed until late August. The design process involved Abloh taking each individual shoe and breaking it down with an X-ACTO knife to remove and alter key elements. Abloh maintained the foundational silhouette of each shoe but added small fabrics and panels and relocated parts, paying particular attention to the stitching and tongues of the shoes.

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Themes represented in “The Ten”: The 10 shoes are divided into two themes. The first, “REVEALING,” is designed to look accessible: hand-cut, open-source and reconstructed. “REVEALING” uncovers the emotional details of each icon, offering a deconstructed, assembly-line feel that examines their past, present, and future. It includes the Air Jordan I, Nike Air Max 90, Nike Air Presto, Nike Air VaporMax and Nike Blazer Mid. The second, “GHOSTING,” was designed with translucent uppers to further the idea of revealing and unite the second set of silhouettes through common material. “GHOSTING” uses a transparent outer layer to create a seamless effect, blurring the lines that make us think we know a shoe, stripping away elements to find a baseline. It includes the Converse Chuck Taylor, Nike Zoom Fly SP, Nike Air Force 1 Low, Nike React Hyperdunk 2017 and Nike Air Max 97.

●	Scarcity: Unlike other Nike models, the sneakers in Series Collection Drop 002 are designs that haven’t been restocked since the collaboration came to an end in late 2018.

●	Condition: All the sneakers in Series Collection Drop 002 are deadstock (never worn), and come with their original boxes and accessories.

Specifications

●	Brand: Nike

●	Condition: Deadstock with Original Box

●	Year Purchased: 2019

●	Designer: Virgil Abloh

Asset	Size	Colorway	Release Date	Purchased From	Purchased For
Air Max 90	11	Sail/White -Muslin	November 9, 2017	Stadium Goods	$1,549
Air Max 97 OG	10	White/Cone-Ice Blue	November 9, 2017	Private Collector	$1,300
Hyperdunk 2017	10	White/White-White	November 9, 2017	Flight Club	$1,100
Air Vapormax FK	10	Black/White-Clear	November 9, 2017	Stadium Goods	$2,500
Air Presto	11	Black/Black -Muslin	November 9, 2017	Stadium Goods	$2,300
Zoom Fly	10.5	White/White-Muslin	November 9, 2017	Stadium Goods	$1,100
Air Force 1 Low	10.5	White/White-Sail	November 9, 2017	Stadium Goods	$1,499
Blazer Mid	10	White/Black-Muslin	November 9, 2017	Private Collector	$1,900
Air Jordan 1	11	White/Black - Red “Chicago”	November 9, 2017	Stadium Goods	$3,900
Chuck 70 Hi	10	Clear/White/White	May 8, 2018	Stadium Goods	$1,250

The Sneakers

Air Max 90

The Air Max 90 was remodeled by using different fabrics on the lower, middle and upper sections of the shoe. Initially released in the sail/white-muslin colorway, the sneaker was later released in “Black” and “Desert Ore” colorways.

Air Max 97 OG

This Air Max 97 OG was reinvented by Virgil twenty years after the release of the original silhouette in 1997. The shoe features a white/cone-ice blue colorway with a remodeled tongue and a Nike tag with ‘AIR’ in bold black writing along the midsole. It was later released in “Menta,” black, and Serena Williams’ “Queen” colorways.

Hyperdunk 2017

The React Hyperdunk is a Nike basketball shoe. It was reconstructed with a translucent strap over the shoe and disfigured tongue. The shoe featured ’FOAM’ in bold black writing along the midsole of the shoe. The shoes were debuted in public during the season opening NBA game by Golden State Warrior Draymond Green in October 2017.

Air Vapormax FK

A recent addition to the Nike brand, the Air VaporMax was redesigned in a black colorway with a beige colored upper sole and ‘AIR’ along the air bubbles on the outside of the shoe. The shoe included a distressed tongue similar to other sneakers in “The Ten.” It was later released in all-black and all-white colorways.

Air Presto

The Air Presto was completely remodeled and had many of its key elements placed in different locations on the shoe. It also included the addition of a back strap for support and an additional tongue on top of the original. The shoe was later released in all-white and all-black colorways.

Zoom Fly

The Zoom Fly was deconstructed but maintained the majority of its key elements and structure. It was designed in a white/white-muslin colorway but included a translucent midsection and an orange undertone as well as the words ‘FOAM’ in bold black writing along the midsole. This shoe was later released in black and “Tulip” pink colorways.

Air Force 1 Low

Virgil’s take on the Air Force 1 kept its original form and features, with the deconstruction occurring on the tongue and laces. Abloh removed the signature Nike tick logo that is placed on the inner and outer section of the shoe and added thick, noticeable stitching. It was originally released in this White/White-Sail colorway but was later re-released in all volt, all black and MOMA colorways.

Blazer Mid

The Blazer Mid was remodeled by moving the swoosh logo lower, deconstructing the tongue and adding and adding an orange tag that appears throughout “The Ten.” It was later released in Serena Williams’ custom “Queen” colorway as well as “All Hallows Eve” and “Grim Reaper” colorways which were known as the Halloween pack.

Air Jordan 1

Abloh’s Air Jordan 1 design is largely considered the flagship of the pack. Not only does the Air Jordan 1 carry the highest price tag of the “The Ten” on the resale market, it also won the “Shoe of the Year” award in 2017. The shoe features “AIR” typography on the midsole, as well as an orange hit on the heel, which seems to imitate a price sticker. The lateral Swoosh also appears to be pinned to the upper instead of fully stitched. Abloh penned individual slogans like “AIR FLACKO” for A$AP Rocky and “AIR CANADA” for Drake on the midsole of pairs gifted to celebrity friends. For two years in a row, Abloh wore his Air Jordan 1 designs to the Met Gala in New York City, rocking this “Chicago” colorway in 2017 before wearing the “UNC” colorway in 2018. Virgil’s take on the Air Jordan 1 has been re-released in an all-white colorway as well as the “UNC” colorway.

Chuck 70 Hi

Nike’s ownership of Converse allowed Abloh to redesign the iconic Chuck Taylor All Star. He added a clear midsection and ‘LEFT’ and ‘RIGHT’ in bold black letters placed at the top of the respective sides of the shoes. The shoe featured ‘VULCANIZED’ in bold black writing along the midsole of the shoe. This release was delayed to May 8th, 2018 and was the last of “The Ten” to release. It was later released in a white colorway with a striped midsole.

The Brand

Nike, Inc. is an American multinational corporation founded in 1964 by Bill Bowerman and Phil Knight that is engaged in the design, development, manufacturing, and worldwide marketing and sales of footwear, apparel, equipment, accessories, and services. The company is headquartered in Beaverton, Oregon and is considered the world’s largest supplier of athletic shoes and apparel as well as a major manufacturer of sports equipment.

Beginning in the 1980s, various items of Nike clothing became staples of mainstream American youth fashion and culture, especially tracksuits, shell suits, baseball caps, Air Jordans, Air Force 1’s, and Air Max running shoes. Today, the brand has become a staple in the streetwear and hypebeast communities featuring collaborations with Off-White, Supreme, KAWS, Travis Scott, among others. The company competes with adidas, ASICS, Li Ning, lululemon athletica, Puma, V.F. Corporation and Under Armour.

The Designer

American designer, DJ and entrepreneur Virgil Abloh came to prominence as Kanye West’s creative director but has since made waves in the fashion world with his luxury streetwear label, Off-White, and appointment as artistic director of menswear at Louis Vuitton in March 2018.

An influential designer, Virgil began his career at an architecture firm after earning a bachelor’s degree in civil engineering and a Master’s in Architecture. The designer’s foray into fashion began with an internship at Fendi in 2009, where he would initiate a collaborative relationship with fellow intern Kanye West. Shortly after founding RSVP Gallery, an art gallery and menswear boutique in Chicago, Virgil joined Kanye West’s creative agency Donda as creative director, overseeing projects like stage shows and concert merchandise. West also asked the designer to serve as the artistic director for the 2011 Jay-Z/Kanye West album Watch the Throne. In 2012, Abloh launched his first fashion project, Pyrex Vision, which provided an early look at Virgil’s knack for reinventing. Virgil screen-printed the word Pyrex and the number 23 (an homage to his childhood hero, Michael Jordan) onto deadstock Ralph Lauren flannel shirts, selling customized pieces he had originally purchased for $40 at prices upwards of $550.

In 2013, Abloh closed Pyrex and founded Off-White, a multi-platform creative endeavor based in Milan. At Off-White, he began combining ideas of streetwear, luxury, art, music, and travel, defining the brand simply as, “the gray area between black and white as the color Off-White.” From the get-go, hovering quotation marks become Abloh’s signature. The Milan-based brand was picked up by Barneys and Colette, and was worn by the likes of Jay-Z, ASAP Rocky, Rihanna and Beyoncé. In 2015, Off-White was an LVMH Prize finalist. Two years later, Off-White attracted the attention of Nike and Virgil was commissioned to re-create 10 of Nike’s iconic silhouettes in a work-in-progress style, each adorned with a safety tag around the laces. The limited release left the sneaker market hungry for more, and Abloh hosted panels and workshops with Nike and additional releases throughout the year.

In 2018, Virgil was named the artistic director of Louis Vuitton’s menswear collections, becoming the first American of African descent to be named artistic director at a French luxury fashion house. He also started performing as a DJ more frequently, making appearances at major festivals such as Lollapalooza. Today, Virgil Abloh’s artworks are primed for an exhibition at the Museum of Contemporary Art in Chicago, and he continues to work on collaborations with brands such as Ikea.
Market Assessment

The collectible sneaker resale industry is currently an estimated $2 billion market in the U.S. and $6 billion globally, and it is projected to triple by 2025 according to a report by Cowen and Company. The same report also states that “sneakers are now an emerging alternative asset class that 1) earns illiquidity premiums; 2) provides diversification - non-correlated with traditional asset classes; and 3) earns favorable risk reward characteristics.”

Market demand for collectible sneakers is highly contingent on retailers’ decisions to restock sneakers or release similar editions. Since the original 10, Off-White has collaborated with Nike on an additional 29 sneakers. These additional drops, which continue to generate high demand, are not likely to impede on price appreciation for the original 10 sneakers. All pairs of “The Ten” have seen price appreciation since their release, even in the face of ongoing collaboration between Off-White and Nike. Rather than detract from the value of the original 10, believe the ongoing releases help keep off-white relevant as each new pair can trace its inspiration to the original 10.

Condition Report

The sneakers are deadstock, meaning that they have never been worn and are in excellent condition with their original boxes and accessories. We purchased these sneakers from Stadium Goods and Flight Club, two well-known sneaker retailers, who believe the sneakers to be authentic. We also purchased two pairs from private collectors, which were inspected and authenticated by Round Two and Always Legit. We included third-party opinions to validate their authenticity. They certify that to the best of his knowledge these sneakers are all authentic.

Ownership and Pricing History

We purchased the sneakers from a variety of online marketplaces including Stadium Goods, Flight Club, and from private collectors. The specific pricing history of these pairs are unknown, however there are data points on StockX for sales of these sneakers across a variety of sizes that are close to our purchase price.

Storage

The Series Collection Drop 002 Asset is stored in a purpose-built, secure, temperature-controlled storage facility in New York leased by our manager.

The Series Collection Drop 003 Asset

Summary Overview

●
First Appearance of the new X-Men (Colossus, Storm, Nightcrawler, Thunderbird): The most valuable comic books in the world are valuable because they contain first appearances of key characters. Our comic features the first appearance of new X-Men, including Colossus, Storm, Nightcrawler, Thunderbird; a second appearance of Wolverine and the first Wolverine in the X-Men team. This iteration of the X-Men team is the most well-known in modern pop culture.

●
Quality Asset graded by CGC: Our comic is a 9.8 CGC graded Giant-Sized X-Men #1 (168 in the world), the highest available grade. The book is in Mint / Near Mint condition with White / Off-White pages. The book was purchased from a private comic collector.

●
Culturally Significant Bronze Age Grail: Giant-Sized X-Men #1 is consistently ranked a top comic of the Bronze age in comic book blogs and is universally acknowledged as a Bronze Age “grail.” Stan Lee’s recent passing has relaunched the cultural relevance of Bronze Age comics back into pop culture.

●
High Frequency of Sales Demonstrates Demand: Despite its price tag, Giant-Size X-Men #1 is among the top 15 most actively sold comic books from the Bronze Age. Notably, Giant-Size X-Men #1 is priced ~ 12x higher than many of the other comics of comparable activity on this list, which demonstrates the strong demand for the comic despite its higher price tag.

●
Comic Industry Trends: The comic book market is bolstered by continued superhero remakes. Since 2000, there have been 12 X-Men films, bringing in a total of more than $6B in global revenue. Additionally, Disney’s acquisition of Twenty First Century Fox brings in new opportunities; Marvel Studios will finally have the rights to the entirety of the X-Men universe. On November 15, 2019, Marvel added 5 new movies to its calendar. Speculation amongst enthusiasts suggests that at least one of the movies will involve the X-Men being formally introduced to the MCU universe. Back in the comic world, during October of 2019, Marvel announced the Dawn of X, the first wave six distinct on-going titles that will reintroduce the X-Men series.

Specifications

Title	Giant-Size X-Men #1
Publisher	Marvel
Creation Date	December 1, 1974
Age	Bronze Age
CGC Rating	9.8
Page Color	Off-White / White
Key Issue	1st appearance of Colossus, Storm, Nightcrawler, Thunderbird, 1st appearance of new X-Men, 1st appearance of Wolverine in X-Men team.
Purchased From	Private Collector
Purchased For	$13,500
Year Purchased	2019

The Comic

The underlying asset of Series Collection Drop 003 is fully titled “Giant-Size X-Men, Second Genesis” and is the first appearance of. The story opens in medias res, with Professor X recruiting a new team of X-Men, to rescue the original X-Men (Marvel Girl, Iceman and Angel, plus X-Men recruits Havok and Polaris), who had disappeared on a mission to the island of Krakoa, with only their leader Cyclops escaping. The new team consists of Sunfire and Banshee, who had been introduced in earlier X-Men comics; Wolverine, who had made his first appearance in The Incredible Hulk #181 (Oct. 1974); and the newly created Storm, Nightcrawler, Colossus, and Thunderbird. These members are gathered from all over the world, and Professor X uses his telepathic powers to teach them all English so that they can communicate with each other.

The team soon learns that Krakoa is not just an island, but a giant mutant as well. Despite a number of personality clashes among the individual members, the new team succeeds in rescuing the old X-Men as well as destroying the island by shooting it into outer space with Polaris’ power. The issue ends by posing the question of the future of a 13-member X-Men team.

The comic is from the Bronze Age, which is an informal name for a period in the history of American superhero comic books usually said to run from 1970 to 1985 that followed the Silver Age of comics from 1956 to 1975. It was written by Len Wein, an American comic book writer and editor best known for his creation of the Wolverine and his work on the X-Men series.

Market Assessment

We believe that the market for vintage collectible comic books will grow, buoyed by increasing accessibility and transparency as well as by the popularization of superhero movies by the likes of Disney and 21st Century Fox. We believe that our underlying asset, “Giant-Size X-Men #1,” is positioned to benefit from this trend. As the first appearance of Colossus, Storm, Nightcrawler, Thunderbird, and the introduction of the Wolverine to the X-Men team, this comic is a key collector’s edition. We believe that our underlying asset is a Bronze Age grail, especially at the 9.8 CGC grade, which is the highest available grade of this comic book in circulation.

As of November 25th, 2019, Giant-Size X-Men #1 was one of the top 15 most actively traded Bronze Age comics according to GoCollect.

Condition Report

The Series Collection Drop 003 asset is a 9.8 Certified Guaranty Company (CGC) graded comic book with Universal label, which means it is in the Near Mint / Mint condition. It is the highest grade in circulation. There are 168 Universal CGC graded 9.8 books of “Giant-Size X-Men #1.” The book is in excellent condition and preserved in a CGC plastic holder with tamper-evident seal.

Ownership and Pricing History

We purchased the Series Collection Drop 003 asset from a private comic collector based in San Diego. Pricing history for the asset comes from GoCollect and GP Analysis, both of which aggregate comic book sales data from ComicLink, ComicConnect, eBay, Heritage Auctions, among other dealers. The below lists average annual sales of the CGC graded 9.8 “Giant-Size X-Men #1” comic.

Source: Historical sale prices for 9.8 CGC grade Giant-Size X-Men #1 comics sourced from GoCollect and GPAnalysis sale databases.

Year	Average Sale Price
2019	$12,298
2018	$10,205
2017	$6,860

2016	$5,800

Storage

The Series Collection Drop 003 Asset is stored in a purpose-built, secure, temperature-controlled storage facility in New York leased by our manager.

The Series Collection Drop 004 Asset
Summary Overview
Series Collection Drop 004 has purchased a collection of two non-fungible tokens (“NFTs”) by Grimes titled Newborn 1 and Newborn 3 (which we refer to as the Series Collection Drop 004 Asset).
●    Thesis: From Grimes’ music and artwork to her relationship with Elon Musk, Grimes has become a pop culture icon. Her proximity to the world of increasingly integrated technology lends itself to the nascent world of NFTs. As the first NFTs ever minted by Grimes, we believe these pieces will continue to hold relevance as a milestone in her artistic career, as well as a milestone for the involvement of legacy artists in the NFT space as whole.
●    The NFTs: Newborn 1 and Newborn 3 were released in Grimes’ first-ever NFT release, WarNymph Collection Vol. 1. Each Newborn-series NFT was released in a random drawing on Nifty Gateway, limited to 100 individually numbered editions minted each.
●    Recent Secondary Sales: As of July 2021, other than our acquisitions, editions of Newborn 1 sold on the Nifty Gateway marketplace in June 2021 for $690, $500, $400 and $333, and editions of Newborn 3 sold on the Nifty Gateway marketplace for $700 and in June 2021 for $500, $499 and $400.
●    Smart Contract Terms: Pursuant to the terms of the smart contract underlying both Newborn 1 and Newborn 3, any future sale of either Newborn 1 or Newborn 3 or both would result in Grimes receiving 10% of the proceeds as a royalty. No license is included with the purchase of either NFT, which we do not believe either positively or negatively impacts the value or use of either such NFT, but both NFTs may be transferred off of Nifty Gateway.
Specifications
Artist	Grimes x Mac
Collection	WarNymph Collection Vol. 1
Editions	Newborn 1			Newborn 3
Numbers	#38/100	#50/100	#90/100	#52/100	#10/100	#92/100
Release Year	2021
Purchased From	Nifty Gateway
Purchased For	$3,838	$769	$999	$2,250	$750	$999
Year Purchased	2021

The Artist

Grimes, a multi-hyphenate artist, is most well known for her music and associated visual art. After years experimenting across cutting-edge artistic mediums, Grimes has now collaborated with Mac Boucher on WarNympth Collection Vol. 1, her inaugural series of NFTs. According to Grimes, WarNympth “explores the fluidity of identity in the virtual age: the ability to create, augment, and splinter ourselves into unlimited avatars, create boundless worlds, and build rich, complex lore.” As we consider the context of Grimes within the cultural zeitgeist, we are excited about the trajectory of her earliest NFT works.
Market Assessment
The NFT market is still in its very early stages but grew significantly in the first quarter of 2021 with hundreds of millions of dollars in sales. NFTs hit the mainstream after digital artist Beeple sold an NFT through Christie’s for more than $65M.
Ownership and Pricing History
We purchased the NFTs constituting the Series Collection Drop 004 Asset on Nifty Gateway. Prior ownership and pricing histories of the NFTs constituting the Series Collection Drop 004 Asset are visible on the blockchain.
The Series Collection Drop 005 Asset
Summary Overview
Series Collection Drop 005 has purchased an NFT by Larva Labs titled CryptoPunk #543 (which we refer to as the Series Collection Drop 005 Asset).
●    Thesis: The Series Collection Drop 005 Asset, CryptoPunk #543, is one of the first 1,000 CryptoPunks ever minted. These first 1,000 of 10,000 were kept by the original developers and have come to be known as “Dev Punks.” As with other CryptoPunks, attributes matter, and this CryptoPunk, featuring three attributes, serves as a prime example of the iconic series.
●    Cultural Significance: CryptoPunks were originally released by Larva Labs in June 2017 drawing inspiration from the British punk scene and the cyberpunk movement. Using algorithmic code to generate each CryptoPunk NFT, no two CryptoPunk NFTs were created alike. Therefore, Larva Labs was able to trailblaze scarcity within the blockchain ecosystem, inspiring the ERC-721 standard used for the majority of NFTs today. Christie’s describes CryptoPunks as, “[t]he alpha and omega of the CryptoArt movement.”
●    Scarcity: Each CryptoPunk NFT is entirely unique in its attribute breakdown. Only CryptoPunk NFTs #1 - 1,000 are considered “Dev Punks,” and even fewer have three attributes. Making the Series Collection Drop 005 Asset rarer still, only 288/10,000 CryptoPunk NFTs feature a mustache attribute.
●    Category ATH: A rare alien-attribute CryptoPunk NFT sold for $11.7M at Sotheby’s in June 2021.
●    Smart Contract Terms: No license is included with the purchase of the NFT, which we do not believe either positively or negatively impacts the value or use of the NFT, and the NFT is freely transferable.
Specifications
Artist	Larva Labs
Collection	CryptoPunks
Edition	“Dev Punk”
Number	#543
Release Year	2017
Purchased From	Private Collector

Purchased For	$50,000
Year Purchased	2021

The NFT
Originally released in 2017 by Larva Labs, CryptoPunks were the first NFTs ever minted on the Ethereum blockchain. The 10,000 individually created CryptoPunk NFTs, each with their own set of unique attributes, have since rocketed to iconic status in both the digital asset and art worlds as foundational to a new digital medium and genre.
Market Assessment
The NFT market is still in its very early stages but grew significantly in the first quarter of 2021 with hundreds of millions of dollars in sales. NFTs hit the mainstream after digital artist Beeple sold an NFT through Christie’s for more than $65M.
Ownership and Pricing History
We purchased the NFT constituting the Series Collection Drop 005 Asset from a private collector. Prior ownership history of the NFT constituting the Series Collection Drop 005 Asset is visible on the blockchain, and prior pricing history of the Series Collection Drop 005 Asset is unknown.
The Series Collection Drop 006 Asset
Summary Overview
Series Collection Drop 006 has purchased a pair of 1985 Nike Air Jordan 1 “Red Metallic” sneakers (which we refer to as the Series Collection Drop 006 Asset).
●    The Shoes: The “Red Metallic” colorway was one of the seven metallic colorways for the Nike Air Jordan 1 released in 1985. Despite being released more than 35 years ago, each of the Series Collection Drop 006 Asset sneakers is in brand new, deadstock condition.
●    Scarcity: While exact production numbers are unknown, finding deadstock pairs of any 1985 Air Jordan 1 is extremely rare due to pairs being worn or improperly stored over the last 35+ years.
●    Cultural Significance: Michael Jordan and the Air Jordan brand are the foundation of modern sneaker culture. “Jordans” are as much a shoe as they are a social currency, embodying the cultural definition of “cool.” The Air Jordan 1 is a particularly special shoe considering it was the first signature shoe that resulted from the historic, multi-billion-dollar partnership between Nike and Jordan. The Air Jordan 1 is still considered by many collectors to be the best sneaker silhouette of all time.
●    Recent Comparable Sales: Due to the scarcity of these sneakers, there are no recent direct comparable sales as of August 2021; a non-deadstock (used) pair in poor condition sold for $8,500 in June 2021), and a non-deadstock (used) “Orange Metallic” pair sold at auction for $18,750 in July 2021.
Specifications
Brand	Nike
Asset	Air Jordan 1 “Red Metallic” sneakers
Colorway	“Red Metallic”
Size	9
Condition	Deadstock

Release Date	1985
Purchased From	Private Collector
Purchased For	$15,000
Year Purchased	2021

The Sneakers
The Nike Air Jordan 1 is the sneaker that started it all. Originally released in 1985 as Michael Jordan’s first signature sneaker, the Air Jordan 1 helped pave the way for the most popular sneaker franchise of all time. The “Red Metallic” pair is one of the most elusive colorways released, and the Series Collection Drop 006 Asset sneakers are in brand new, deadstock condition.
Market Assessment
Sneaker resale is now estimated to be a $2 billion market, according to Cowen & Co estimates. It is estimated to triple over the next several years, reaching more than $6 billion by 2025.
Market demand for collectible sneakers is typically contingent on retailers’ decisions to restock sneakers or release similar editions. As a limited edition release, the shoes comprising the Series Collection Drop 006 Asset have not seen retro iterations since their initial release.
Supply for the sneakers constituting the Series Collection Drop 006 Asset is scarce, and scarcer in deadstock condition.
Condition Report
The sneakers are deadstock, meaning that they have never been worn and are in excellent condition. Authenticity is verified by looking at the model number.
Ownership and Pricing History
We purchased the Series Collection Drop 006 Asset sneakers from a private collector. Prior ownership and pricing history of the sneakers constituting the Series Collection Drop 006 asset is unknown.
The Series Collection Drop 007 Asset
Summary Overview
Series Collection Drop 007 has purchased a first-generation, sealed Apple iPod 5GB M8513LL/A (which we refer to as the Series Collection Drop 007 Asset).
●    The iPod: The Series Collection Drop 007 Asset original iPod is from the earliest production in 2001, brand new, factory-sealed in its original box. The Series Collection Drop 007 Asset is model number M8513LL/A, designed for North American markets.
●    Scarcity: As of 2017, Apple announced that it had sold more than 400 million iPods worldwide. That same year, Apple announced that their flagship product would be discontinued as they prioritized the integration with the iPhone. While the number of brand new, first-generation iPods is unknown, only around 600,000 were sold in the first year, and the vast majority of them were used immediately.

●    Cultural Significance: In 2001, Apple announced the iPod, a device that promised to “put 1,000 songs in your pocket.” What resulted was a mass adoption that would change the way we interact with music forever. Leading innovation for other devices like the iPhone, the iPod is one of the most critically important hardware innovations of the 21st century.
●    Recent Comparable Sales: Due to the scarcity of factory-sealed original iPods, there are few direct comparables; as of August 2021, the most recent sale was for $22,000 in June 2021.
Specifications
Brand	Apple
Model	iPod 5GB M8513LL/A
Production Year	2001
Condition	New and factory sealed
Purchased From	Private Collector
Purchased For	$19,000
Year Purchased	2021

The Device
Demand for the most influential Apple products is strong. The first-generation iPod from 2001 is the original device that changed the music landscape forever.
Market Assessment
The market for collectibles reached more than $370 billion in 2020. Within the broader collectibles market, the market for collectible hardware and technology products is still nascent, with no major grading authority. Developments of these sorts may help the subcategory establish a stronger foothold.
Condition Report
The Series Collection Drop 007 Asset is brand new and factory-sealed in its original box.
Ownership and Pricing History
The Series Collection Drop 007 Asset was purchased from a private collector. The prior specific ownership and pricing history of the Series Collection Drop 007 Asset is unknown.
The Series Collection Drop 008 Asset
Summary Overview
Series Collection Drop 008 has purchased an AFA 85-graded 1978 Kenner Star Wars Darth Vader “12-A SKU on Figure Stand” toy (which we refer to as the Series Collection Drop 008 Asset).
●    The Toy: The Series Collection Drop 008 Asset 1978 Darth Vader toy was amongst the very first Kenner Star Wars action figures to be released. The "12-A" refers to the original 12 toys released in the inaugural set. However, even within the 12-A classification, there are multiple variations. This "SKU on Figure Stand" variation refers to the SKU being written on the bottom of the action figure itself, indicating it was amongst the earliest batches of toys produced.
●    Scarcity: AFA has graded only 15 1978 Kenner Darth Vader “SKU variation” toys in total, only five of which have been graded as an AFA 85, and only one of which has been graded higher.

●    Cultural Significance: The first Star Wars film, “Episode IV: A New Hope,” was released in 1977. The tale of a galaxy far, far away had an astronomical impact on popular culture, paving the way for the most popular sci-fi movies in history. As of 2020, Lucas Films has released a total of 11 movies, valuing the Star Wars franchise above $70B.
●    Recent Comparable Sales: As of August 2021, the most recent sale of an AFA 85-graded 1978 Kenner Star Wars Darth Vader “12-A SKU on Figure Stand” toy was for $2,360 in November 2019; a lower-graded AFA 80-graded copy sold for $2,240 in May 2021, and we typically see a 4-5x multiplier between AFA 80 and AFA 85; and a rarer 1978 Kenner Star Wars Darth Vader double-telescoping lightsaber variation sold at auction $64,900 in March 2018.
Specifications
Toy	Kenner Star Wars Darth Vader “12-A SKU on Figure Stand”
Production Year	1978
AFA Grade	85
Purchased From	eBay
Purchased For	$10,600
Year Purchased	2021

The Toy
Demand for early variations of vintage toys is strong. The rare 1978 Kenner Darth Vader “SKU variation” was among the first official Star Wars toys ever released.
Market Assessment
With the advent of nostalgia collecting, toys hold a special place in the position of many people’s hearts. Through a throwback to childhood collecting, the market has grown thanks to the liquidity that online marketplaces provide. The Star Wars franchise has had a global appeal for years, which creates a large and global market for buying and selling the toys.
Condition Report
The Series Collection Drop 008 Asset is an Action Figure Authority (“AFA”) 85-graded toy. There are 5 AFA 85-graded 1978 Kenner Star Wars Darth Vader “12-A SKU on Figure Stand” toys in circulation.
Ownership and Pricing History
The Series Collection Drop 008 Asset was purchased from eBay. Prior ownership and pricing history of the Series Collection Drop 008 Asset is unknown.
The Series Collection Drop 009 Asset
Summary Overview
Series Collection Drop 009 has purchased a pair of Jay-Z collaboration Nike Air Force 1 “All Black Everything” for HOV Charity “France” sneakers (which we refer to as the Series Collection Drop 009 Asset).

●    The Shoes: In 2010, to celebrate the World Basketball Festival, Jay-Z partnered with Nike to release five sneakers that represented each country participating in the festival: the United States, France, China, Brazil and Puerto Rico. Labeled as “All Black Everything,” each pair is unique in its design (materials and country-related motifs), with two pairs made per participating country. The Series Collection Drop 009 Asset sneakers are one of only two “France” pairs made (and one of 10 in terms of the entire collection), size US 12 and in brand new, deadstock condition.
●    Cultural Significance: Nike’s Air Force 1 sneaker stands as one of the pillars of modern sneaker culture. Designed in 1982 by Bruce Kilgore, the basketball-focused shoe was quickly adopted by the New York hip-hop scene in the 1990s and 2000s. With cosigns and collaborations from legends like Jay-Z, Fat Joe and DJ Clark Kent, the Air Force 1 became a critically important piece of cultural history. 39 years later, the Air Force 1 is still a mainstay in Nike’s sneaker offerings.
●    Recent Comparable Sales: Due to the scarcity of these sneakers, there are no direct comparable sales as of August 2021 for a “France” pair; 370 Markets LLC d/b/a Rares purchased one “Brazil” pair and one “China” pair for $14,000 total in 2020. When initially auctioned off for charity in 2010, a complete set of the five pairs sold for $45,000 ($9,000 per pair).
Specifications
Brand	Nike
Asset	Jay-Z collaboration Air Force 1 “All Black Everything” for HOV Charity sneakers
Colorway	“France”
Size	US 12
Condition	Deadstock
Release Date	2010
Purchased From	Private Collector
Purchased For	$10,000
Year Purchased	2021

The Sneakers
The 2000s were the golden era for sneakers, particularly the Nike Air Force 1. In 2010, Nike produced just 10 pairs of sneakers in collaboration with Jay-Z’s HOV Charity to celebrate the 2010 World Basketball Festival.
Market Assessment
Sneaker resale is now estimated to be a $2 billion market, according to Cowen & Co estimates. It is estimated to triple over the next several years, reaching more than $6 billion by 2025.
Market demand for collectible sneakers is typically contingent on retailers’ decisions to restock sneakers or release similar editions. As an extremely limited edition release, the shoes comprising the Series Collection Drop 009 Asset have not seen retro iterations since their initial release.
Supply for the sneakers constituting the Series Collection Drop 009 Asset is extremely scarce, and scarcer in deadstock condition.
Condition Report
The sneakers are deadstock, meaning that they have never been worn and are in excellent condition. Authenticity is verified by looking at the model number.

Ownership and Pricing History
We purchased the Series Collection Drop 009 Asset sneakers from a private collector. Prior ownership and pricing history of the sneakers constituting the Series Collection Drop 009 asset is unknown.
The Series Collection Drop 010 Asset
Summary Overview
Series Collection Drop 010 has purchased an Art Blocks NFT by Snowfro titled Chromie Squiggle #524 (which we refer to as the Series Collection Drop 010 Asset).
●    The NFT: Chromie Squiggles is an Art Blocks project that creates generative art NFTs. One of the first to be minted of 9,193 produced (of a possible 10,000), the Series Collection Drop 010 Asset NFT, Chromie Squiggle #524, includes a unique color and shape.
●    The Platform: Art Blocks is a generative art platform that allows collectors to mint tokens without actually knowing what they will get until it’s minted. The artist writes code that is plugged into the platform, which generates different combinations of the variables at random.
●    Recent Sales: Chromie Squiggle #524 recently sold for $29,531 (9.4 ETH) in August 2021 and for $911 (0.63 ETH) in February 2021.
●    Project ATH: In August 2021, Chromie Squiggle #3784, a “HyperRainbow” variation (0.35% of total supply), sold for 750 ETH, equivalent to $2.44M at the time of purchase, establishing a record high sale for the Chromie Squiggle market.
●    Smart Contract Terms: No license is included with the purchase of the NFT, which we do not believe either positively or negatively impacts the value or use of the NFT, and the NFT is freely transferable.
Specifications
Platform	Art Blocks
Artist	Snowfro
Project	Chromie Squiggle
Number	#524
Release Year	2021
Purchased From	Private Collector
Purchased For	$24,000
Year Purchased	2021

The NFT
Art Blocks is the world's first platform dedicated to decentralized generative art NFTs, started by artist Snowfro. Chromie Squiggles by Snowfro was the first project on Art Blocks.
Market Assessment
The NFT market is still in its very early stages but grew significantly in the first quarter of 2021 with hundreds of millions of dollars in sales. NFTs hit the mainstream after digital artist Beeple sold an NFT through Christie’s for more than $65M.

Ownership and Pricing History
We purchased the NFT constituting the Series Collection Drop 010 Asset from a private collector. Prior ownership and pricing history of the NFT constituting the Series Collection Drop 010 Asset is visible on the blockchain and on OpenSea.
The Series Collection Drop 012 Asset
Summary Overview
Upon closing of a successful offering of Series Collection Drop 012 Interests, Series Collection Drop 012 will purchase a 9.4 A+ Wata-graded Metroid game (which we refer to as the Series Collection Drop 012 Asset).
●    Asset: Nintendo Power ranked Metroid, first released in 1987, as the fifth best NES game on its “Best of the Best” list. Known for its graphics and its hero, Samus Aran, Metroid was a groundbreaking and extremely playable game. The Series Collection Drop 012 Asset copy is graded as a Wata 9.4 with an A+ seal.
●    Scarcity: While the exact population of the game in high grades is unknown, original, sealed NES sealed games in high grades are getting harder and harder to come by, especially those like Metroid which are now nearly 35 years old.
●    Cultural Significance: Metroid for NES was the original game to launch a still-ongoing franchise. Featuring one of the first female heroes in gaming history, not only was Metroid impactful to gaming culture with its graphics and soundtrack, but it also made a significant splash with its story as well.
●    Recent Comparable Sales: While there have been no recent public sales of a 9.4 A+ Wata-graded copy as of September 2021, an 8.5 A+ Wata-graded copy sold in July 2021 for $12,000, and we typically see a 3x multiplier from Wata 8.5 to Wata 9.4.
Specifications
Title	Metroid
Game Type	NES
Release Year	1987
Wata Grade	9.4
Seal Grade	A+
Consignor	Private Collector
Consignment Price	$40,000
Year Consigned	2021

The Game
Metroid for the Nintendo Entertainment System was the first game released under the Metroid franchise, a mainstay and still ongoing game family in the Nintendo lineup known for its graphics, soundtrack and controls.
Market Assessment
The factory-sealed video game collecting category has gained significant interest in the past year. We believe that the category is well-positioned for growth as a result of a centralized grading authority (Wata) to vet authenticity and condition and increasing accessibility as more auction houses and resellers start selling games.
Condition Report

The Series Collection Drop 012 Asset is a 9.4 Wata-graded game with a Grade A+ seal. The game is in excellent condition and preserved in a Wata plastic holder.
Ownership and Pricing History
The Series Collection Drop 012 Asset is consigned by a private collector. Prior ownership and pricing history of the Series Collection Drop 012 Asset is unknown.
Consignment Agreement
Our manager is acting as exclusive consignee of the Series Collection Drop 012 Asset pursuant to a consignment agreement entered into with the consignor on September 3, 2021. Pursuant to the agreement, the Series Collection Drop 012 Asset is consigned with our manager for a three-month period for $40,000. At the end of the three-month period, the consignor may elect in writing to have the asset returned, at the consignor’s cost, otherwise the consignment will continue month-to-month unless terminated on 30 days’ notice. If our manager determines, in its sole discretion, that the value of the asset has changed by 20%, the purchase price for the asset may be deemed adjusted accordingly. If our manager determines, in its sole discretion, that the value of the asset has changed by 50%, the consignor may choose in writing to (a) adjust the purchase price accordingly or (b) terminate the consignment agreement; in the latter case, our manager will return the asset to the consignor, at the consignor’s cost. Our manager is responsible for storage, insurance and other fees while the asset is consigned and bears all risk of loss to the asset from and after the time of delivery of the asset to it, and will carry customary insurance on the cost of the asset. In the event that the minimum number of Series Collection Drop 012 Interests to close the offering are not sold, our manager will return the asset to the consignor. As previously described, upon closing of the offering of Series Collection Drop 012 interests, Series Collection Drop 012 will acquire the Series Collection Drop 012 Asset from the consignor for a total cost of $40,000, of which $32,000 will be paid in cash and the remainder of which will be paid in the form of 8,000 of the 41,700 authorized Series Collection Drop 012 Interests.
The Series Collection Drop 013 Asset
Summary Overview
Upon closing of a successful offering of Series Collection Drop 013 Interests, Series Collection Drop 013 will purchase an NFT by Larva Labs titled Meebit #12536 (which we refer to as the Series Collection Drop 013 Asset).
●    Asset: The Series Collection Drop 013 Asset, Meebit #12536, features 16 attributes, earning it a rarity ranking of #496 according to Rarity Tools (rarity.tools). As with other algorithmically generated NFTs, attributes matter. The attributes include a leather jacket, gold earring, purple headphones, stubble beard, jersey, classic shoes, buzzcut, cargo pants and more. Meebits were originally released by Larva Labs in May 2021 as their third official NFT project. Using algorithmic code to generate each Meebit, no two Meebits were created alike. According to TechCrunch, “as CryptoPunks prices reached stratospheric heights, it seems that even by doubling the total supply (20,000 avatars versus CryptoPunks’ 10,000 figures) Meebits are poised to still be an expensive affair.”
●    Scarcity: Each Meebit is entirely unique in its attribute breakdown. Only 62 Meebits have 16 attributes, and only 95/20,000 Meebits feature purple headphones, the rarest attribute of Meebit #12536.
●    Category ATH: A rare pig-attribute Meebit sold for $11.7M at Sotheby’s in June 2021.

●    Smart Contract Terms: Use of the Meebits Ethereum-network smart contracts, which allow the acquisition, purchase, sale, ownership and transfer of Meebits, and site, presently located at meebits.larvalabs.com, which allows the viewing of Meebits (which we refer to collectively as the Meebits App), both of which are made available by Meebits LLC, is governed by terms and conditions, presently located at meebits.larvalabs.com/meebits/termsandconditions (last accessed September 20, 2021; these terms and conditions are not incorporated by reference into this report), which include limitations of liability, restrictions, general disclaimers and disclaimers of warranty. The NFT is freely transferable. Meebits LLC retains ownership of all intellectual property rights associated with the Meebits App and Meebits NFTs but grants a limited worldwide, non-exclusive, non-transferable, royalty-free license to use, copy and display the art associated with the NFT, with certain limitations. Meebits LLC also grants a limited, worldwide, non-exclusive, non-transferable license to use, copy and display the art associated with the NFT for the purpose of commercializing physical merchandise, with certain limitations. The terms include further restrictions on use of the art associated with the NFT for which express prior written consent of Meebits LLC is required. Meebits LLC reserves the right to terminate access to all or any part of the Meebits App at any time, with or without cause, with or without notice, effective immediately, which may result in the forfeiture and destruction of all information associated with an account, and disclaims liability for any such suspension or termination. Series Collection Drop 013 agrees to indemnify Meebits LLC and its subsidiaries, affiliates, officers, agents, employees, advertisers, licensors, suppliers or partners from and against any claim, liability, loss, damage (actual and consequential) of any kind or nature, suit, judgment, litigation cost, and attorneys’ fees arising out of or in any way related to (i) breach of the terms, (ii) use or misuse of, or access to, the Meebits App, (iii) misappropriation or infringement of any intellectual property rights or other right of Meebits LLC or any person or entity or (iv) violation of applicable laws, rules or regulations in connection with access to or use of the Meebits App. Meebits LLC reserves the right to assume the exclusive defense and control of any matter otherwise subject to indemnification, in which event Series Collection Drop 013 will assist and cooperate with us in asserting any available defenses. Series Collection Drop 013 agrees to binding arbitration in New York County, New York, under the Arbitration Rules of the American Arbitration Association then in effect. The terms also include a jury trial and class action lawsuit disclaimer. To clarify some of the foregoing, the Series Collection Drop 013 Asset is the NFT itself, not the art or other intellectual property associated with the NFT. By way of example, when someone buys a book, the author retains copyright to the words in the book, so the book purchaser’s use is restricted in certain ways, for example, republishing the text without permission is prohibited. We do not believe the foregoing positively or negatively impacts the value or use of the NFT.
Specifications
Artist	Larva Labs
Collection	Meebits
Number	#12536
Release Year	2021
Consignor	Michael Karnjanaprakorn
Consignment Price	$36,165
Year Purchased	2021

The NFT
Originally released in 2021 by Larva Labs, the creator of CryptoPunks, Meebits are the next generation of algorithmically generated NFTs. The 20,000 unique 3D voxel characters have followed the path of their predecessors and are now ranked as one of the top five NFT projects on the Ethereum blockchain.
Market Assessment

The NFT market is still in its very early stages but grew significantly in the first quarter of 2021 with hundreds of millions of dollars in sales. NFTs hit the mainstream after digital artist Beeple sold an NFT through Christie’s for more than $65M.
Ownership and Pricing History
The Series Collection Drop 013 Asset is consigned by Michael Karnjanaprakorn, the CEO and a director of our manager. Mr. Karnjanaprakorn purchased the Series Collection Drop 013 Asset for $36,165, the same price to be paid by Series Collection Drop 013. Prior ownership history of the NFT constituting the Series Collection Drop 013 Asset is visible on the blockchain, and prior pricing history of the Series Collection Drop 013 Asset is unknown.
Consignment Agreement
Our manager is acting as exclusive consignee of the Series Collection Drop 013 Asset pursuant to a consignment agreement entered into with the consignor on September 15, 2021. Pursuant to the agreement, the Series Collection Drop 013 Asset is consigned with our manager for a three-month period for $36,165. At the end of the three-month period, the consignor may elect in writing to have the asset returned, at the consignor’s cost, otherwise the consignment will continue month-to-month unless terminated on 30 days’ notice. If our manager determines, in its sole discretion, that the value of the asset has changed by 20%, the purchase price for the asset may be deemed adjusted accordingly. If our manager determines, in its sole discretion, that the value of the asset has changed by 50%, the consignor may choose in writing to (a) adjust the purchase price accordingly or (b) terminate the consignment agreement; in the latter case, our manager will return the asset to the consignor, at the consignor’s cost. Our manager is responsible for storage, insurance and other fees while the asset is consigned and bears all risk of loss to the asset from and after the time of delivery of the asset to it, and will carry customary insurance on the cost of the asset. In the event that the minimum number of Series Collection Drop 013 Interests to close the offering are not sold, our manager will return the asset to the consignor. As previously described, upon closing of the offering of Series Collection Drop 013 interests, Series Collection Drop 013 will acquire the Series Collection Drop 013 Asset from the consignor for a total cost of $36,165.
The Series Collection Drop 014 Asset
Summary Overview
Upon closing of a successful offering of Series Collection Drop 014 Interests, Series Collection Drop 014 will purchase an NFT by Larva Labs titled CryptoPunk #2142 (which we refer to as the Series Collection Drop 014 Asset).
●    Asset: The Series Collection Drop 014 Asset, CryptoPunk #2142, features four attributes, the combination of which earns it a rarity ranking of #1510 according to Rarity Tools (rarity.tools). As with other algorithmically generated NFTs, attributes matter. The attributes include a vape, a mole, hot lipstick and nerd glasses. CryptoPunks were originally released by Larva Labs in June 2017 drawing inspiration from the British punk scene and the cyberpunk movement. Using algorithmic code to generate each CryptoPunk, no two CryptoPunks were created alike. Therefore, Larva Labs was able to trailblaze scarcity within the blockchain ecosystem, inspiring the ERC-721 standard used for the majority of NFTs today.
●    Scarcity: Each CryptoPunk is entirely unique in its attribute breakdown. Only 1,420 CryptoPunks have four attributes, and only 272/10,000 CryptoPunks feature a vape.
●    Category ATH: A rare alien-attribute CryptoPunk sold for $11.7M at Sotheby’s in June 2021.
●    Smart Contract Terms: No license is included with the purchase of the NFT, which we do not believe either positively or negatively impacts the value or use of the NFT, and the NFT is freely transferable.
Specifications
Artist	Larva Labs

Collection	CryptoPunks
Number	#2142
Release Year	2017
Consignor	Private Collector
Consignment Price	$375,000
Year Purchased	2021

The NFT
Originally released in 2017 by Larva Labs, CryptoPunks were the first NFTs ever minted on the Ethereum blockchain. The 10,000 individually created CryptoPunk NFTs, each with their own set of unique attributes, have since rocketed to iconic status in both the digital asset and art worlds as foundational to a new digital medium and genre.
Market Assessment
The NFT market is still in its very early stages but grew significantly in the first quarter of 2021 with hundreds of millions of dollars in sales. NFTs hit the mainstream after digital artist Beeple sold an NFT through Christie’s for more than $65M.
Ownership and Pricing History
The Series Collection Drop 014 Asset is consigned by a private collector. Prior ownership history of the NFT constituting the Series Collection Drop 014 Asset is visible on the blockchain, and prior pricing history of the Series Collection Drop 014 Asset is unknown.
Consignment Agreement
Our manager is acting as exclusive consignee of the Series Collection Drop 014 Asset pursuant to a consignment agreement entered into with the consignor on September 17, 2021. Pursuant to the agreement, the Series Collection Drop 014 Asset is consigned with our manager for a three-month period for $375,000. At the end of the three-month period, the consignor may elect in writing to have the asset returned, at the consignor’s cost, otherwise the consignment will continue month-to-month unless terminated on 30 days’ notice. If our manager determines, in its sole discretion, that the value of the asset has changed by 20%, the purchase price for the asset may be deemed adjusted accordingly. If our manager determines, in its sole discretion, that the value of the asset has changed by 50%, the consignor may choose in writing to (a) adjust the purchase price accordingly or (b) terminate the consignment agreement; in the latter case, our manager will return the asset to the consignor, at the consignor’s cost. Our manager is responsible for storage, insurance and other fees while the asset is consigned and bears all risk of loss to the asset from and after the time of delivery of the asset to it, and will carry customary insurance on the cost of the asset. In the event that the minimum number of Series Collection Drop 014 Interests to close the offering are not sold, our manager will return the asset to the consignor. As previously described, upon closing of the offering of Series Collection Drop 014 interests, Series Collection Drop 014 will acquire the Series Collection Drop 014 Asset from the consignor for a total cost of $375,000, of which $187,500 will be paid in cash and the remainder of which will be paid in the form of 187,500 of the 384,900 authorized Series Collection Drop 014 Interests.
The Series Collection Drop 018 Asset
Summary Overview

Upon closing of a successful offering of Series Collection Drop 018 Interests, Series Collection Drop 018 will purchase an Art Blocks NFT by Snowfro titled Chromie Squiggle #2241 (which we refer to as the Series Collection Drop 018 Asset).
●    The NFT: Chromie Squiggles is an Art Blocks project that creates generative art NFTs. The Series Collection Drop 018 Asset NFT, Chromie Squiggle #2241, a “Bold” variation, a rare visual trait that comprises just 1% of the total supply, alongside a spectrum of colors.
●    The Platform: Art Blocks is a generative art platform that allows collectors to mint tokens without actually knowing what they will get until it’s minted. The artist writes code that is plugged into the platform, which generates different combinations of the variables at random.
●    Scarcity: Each Squiggle is unique in its attributes, including starting color, ending color, color spread, color direction, height, segments and steps between segments.
●    Recent Sales: As of October 2021, “Bold” variation Chromie Squiggles with comparable color traits recently sold for $115,400 (32 ETH) on October 13, 2021, $206,322 (57.69 ETH) on October 9, 2021 and $91,961 (31 ETH) on September 20, 2021.
●    Project ATH: In September 2021, Chromie Squiggle #4697, a “Bold, HyperRainbow” variation (0.35% of total supply), sold for 944 ETH, equivalent to $2.895M at the time of purchase, establishing a new record high sale for the Chromie Squiggle market.
●    Smart Contract Terms: No license is included with the purchase of the NFT, which we do not believe either positively or negatively impacts the value or use of the NFT, and the NFT is freely transferable.
Specifications
Platform	Art Blocks
Artist	Snowfro
Project	Chromie Squiggle
Number	#2241
Release Year	2021
Consignor	Michael Karnjanaprakorn
Consignment Price	$97,400
Year Consigned	2021

The NFT
Art Blocks is the world’s first platform dedicated to decentralized generative art NFTs, started by artist Snowfro. Chromie Squiggles by Snowfro was the first project on Art Blocks.
Market Assessment
The NFT market is still in its very early stages but grew significantly in the first three quarters of 2021 with billions of dollars in sales. NFTs hit the mainstream after digital artist Beeple sold an NFT through Christie’s for more than $65M.
Ownership and Pricing History

The Series Collection Drop 018 Asset is consigned by Michael Karnjanaprakorn, the CEO and a director of our manager. Mr. Karnjanaprakorn purchased the Series Collection Drop 018 Asset for $97,400, the same price to be paid by Series Collection Drop 018. Prior ownership history of the NFT constituting the Series Collection Drop 018 Asset is visible on the blockchain, and further pricing history of the Series Collection Drop 018 Asset is unknown.
Consignment Agreement
Our manager is acting as exclusive consignee of the Series Collection Drop 018 Asset pursuant to a consignment agreement entered into with the consignor, Mr. Karnjanaprakorn, on October 15, 2021. Pursuant to the agreement, the Series Collection Drop 018 Asset is consigned with our manager for a three-month period for $97,400. At the end of the three-month period, the consignor may elect in writing to have the asset returned, at the consignor’s cost, otherwise the consignment will continue month-to-month unless terminated on 30 days’ notice. If our manager determines, in its sole discretion, that the value of the asset has changed by 50%, the consignor may choose in writing to (a) adjust the purchase price accordingly or (b) terminate the consignment agreement; in the latter case, our manager will return the asset to the consignor, at the consignor’s cost. Our manager is responsible for storage, insurance and other fees while the asset is consigned and bears all risk of loss to the asset from and after the time of delivery of the asset to it, and will carry customary insurance on the cost of the asset. In the event that the minimum number of Series Collection Drop 018 Interests to close the offering are not sold, our manager will return the asset to the consignor. As previously described, upon closing of the offering of Series Collection Drop 018 interests, Series Collection Drop 018 will acquire the Series Collection Drop 018 Asset from the consignor for a total cost of $97,400, of which $38,960 will be paid in cash and the remainder of which will be paid in the form of 58,440 of the 99,440 authorized Series Collection Drop 018 Interests.
Market Opportunity
We believe the overall macroeconomic environment remains favorable for high performing alternative asset classes, including art and collectibles. Interest rates are expected to remain moderate (albeit rising) across most developed economies, and returns in traditional asset classes such as stocks and investment-grade bonds may remain volatile. In addition to the increased transparency generally across alternative asset classes, we believe that these factors will support the trend for investors to seek returns in alternative assets, which will continue to make these a more permanent component of investment strategies broadly.
Art
According to The Art Market Report 2019 by Art Basel and UBS, the size of the global art market in 2019 was roughly $64.1 billion, down 5% year-on-year. Additionally, the 2020 Knight Frank Wealth Report noted that art as a category appreciated 59% in the last 12 months, and 141% in the last 10 years. Despite its size, the art market is complex and often misunderstood due to its opaque nature. Unlike traditional asset classes such as equities or fixed income, there is a lack of transparency due to limited publicly available data. The market is made and largely executed through private transactions, making it difficult for outsiders to gain insight. We believe there is an opportunity to use our platform to make the market more liquid and transparent for investors of all means and backgrounds. We expect the art market to grow and present unique opportunities moving forward as a result of demand stemming from investors looking for an uncorrelated alternative asset class, an increase in global wealth and the shifting tastes of millennial art collectors.
Additionally, we believe that there is an opportunity to capture the shifting tastes of millennial art collectors. The 2018 U.S. Trust Insights on Wealth and Worth survey on wealthy households found that millennials are the fastest growing segment of art collectors, up 8% year-over-year and comprising 36% of total respondents. What makes this generation of collectors different is that they are driven by the role art collecting plays in leveraging future wealth (33% versus 16% of all collectors) and as an asset that can be sold for a quick profit (35% versus 13%). The study also showed the biggest uptick in online art buying among millennials, up 9% to 78%. This is compared to men (42%) and women (36%) who purchased art online in 2018. We believe we are well positioned to benefit from these shifts in millennial collecting.

According to The Contemporary Art Market Report 2019 by Artprice, global auction turnover reached $1.89 billion (doubling in the last 10 years), the volume of transactions grew by 6.8% with 71,400 lots sold, the global unsold rate remained stable at 39% and the price index of contemporary art increased by 22%.
Sneakers
According to a recent research report by Cowen Equity Research, the U.S. sneaker market is currently valued at $21.2 billion, and the overall global sneaker market is nearing $100 billion. Sneaker resale is now estimated to be a $2 billion market, according to Cowen & Co estimates. It is projected to triple over the next several years, reaching more than $6 billion by 2025.
A few causes can be attributed to the global popularization of the sneaker resale market. Most notably, brands generate artificial scarcity by keeping supply far below demand through limited edition drops. This hype has been boosted by celebrity-driven endorsement culture and more collaborations with celebrities, artists, high fashion designers and tastemakers to produce limited edition sneakers to the public. A select few examples of collaborations between shoe companies and tastemakers include Jordan 4 Retro KAWS Black, “The Ten” by Virgil Abloh’s Off-White, Travis Scott x Air Jordan 4 Cactus Jack, adidas x Pharrell Williams blue Human Body NMD and countless others. While some of these shoes may retail in the $100-$200 range, they just as easily appear on the secondary market at a 100x multiple. As an example, the Nike Dunk SB Low Staple “NYC Pigeon” originally retailed in Nike stores for $200 and was last sold on StockX for $13,500 on July 9, 2019. This growth in the sneaker market may also be attributed to the rise of streetwear as well as the rise of the “Hypebeast” community in mainstream culture. Strengthened by increased artistic collaborations as well as promotions by influencers and celebrities, the rise of streetwear is further propelled by social media and pop culture. This greater exposure to streetwear and the Hypebeast community through these digital channels has led to increased adoption into the mainstream, especially by an increasingly digitally native consumer. With the rise of streetwear and Hypebeast culture, the “sneakerhead” community has grown immensely, growing the #sneakerhead hashtag to over 17 million posts on Instagram.
Streetwear and Supreme
Streetwear is a growing market. In a 2018 report, Bain & Company again highlighted streetwear as a growth driver for the luxury sector. And, according to the inaugural Streetwear Impact Report - 001 published by Hypebeast and PwC, over 78% of 3,200 respondents voted for Supreme as the brand that represents streetwear the most. Supreme was followed by Nike, Off-White, Adidas, BAPE and Stussy. According to the 2019 True Luxury Global Consumer Insights report published by BCG and Altagamma, the top two key trends in the luxury global consumer market were collaborations and buying second-hand. The value of collaborations reached 90% awareness amongst buyers, driven by Millennials and Gen Z-ers, and the top purchased collaboration overall was Supreme x Louis Vuitton.
The Supreme brand caters to youth “Hypebeast” culture, specifically the skate, hip hop and rock cultures. Since its inception, Supreme has morphed from a brick-and-mortar hangout for downtown skate kids to a cult global brand whose eclectic output rivals that of some of the world's most elite fashion brands. The company functions by making limited amounts of product and “drops” them at designated times of the year, generating buzz, hype and exclusivity around the brand. They are perhaps best known for their wide reaching and prolific original collaborations with iconic fashion brands such as Nike SB, Vans, Air Jordan and others. Beyond their retail collaborations, the brand collaborates with a diverse and expansive range of edgy musicians and artists.
Comics

The comic book industry flourished within the pop culture arena of the 1930s due to the popularity of superhero characters such as Superman, Batman and Captain Marvel. Since the 1960s, two publishers have primarily dominated the American comic book industry: Marvel Comics, the publisher of comics featuring Spider-Man, X-Men and Fantastic Four; and DC Comics, which publishes comics featuring Superman, Batman and Wonder Woman. According to a joint report by Comichron and ICv2, the comic book market reached a height of $1.1 billion in 2018, up $80 million from the previous year. Comics are a unique collectibles category because of the large amounts of data available on pricing, quantity and condition of certain vintage comic books. The industry is heavily tracked by databases, including Comics Price Guide, GoCollect and GPAnalysis, all of which provide information on fair market value, scarcity and quality. The increased popularity of online auctioning services like eBay and Heritage Auctions for buying and selling comic books has similarly greatly increased the visibility of actual comic book sale prices, leading to improved price guide accuracy, particularly for online price guides.
As such, we believe the collectible vintage comic book market will grow from its accessibility and transparency. Comic book collectors collect for several possible reasons, including appreciation, nostalgia, financial profit and completion of the collection. Macro trends exist today that may fuel the popularity of comic books. One trend is the steady remakes of Marvel comics, including Black Panther, The Avengers, Captain Marvel and others, into blockbuster movies. Further, The Walt Disney Company’s acquisition of Twenty First Century Fox brings in unique opportunities for Fox characters like X-Men, Deadpool and Fantastic Four to now be absorbed into the Marvel universe, which would further fuel the popularization of traditional comic book characters.
We believe that the opportunity for vintage comic books remains strong and the overall macroeconomic environment remains favorable for high performing alternative asset classes, including art and collectibles. Interest rates are expected to remain moderate (albeit rising) across most developed economies, and returns in traditional asset classes such as stocks and investment-grade bonds may remain volatile. In addition to the increased transparency generally across alternative asset classes, we believe that these factors will support the trend for investors to seek returns in alternative assets, which will continue to make these a more permanent component of investment strategies broadly.
NFTs
The NFT market is still in its very early stages but grew significantly in 2021 with billions of dollars in sales. NFTs hit the mainstream after digital artist Beeple sold an NFT through Christie’s for more than $65M. The sale being facilitated by a major auction house represents a level of acceptance that had not previously been seen.
Established names are also entering the space. The NBA partnered with Dapper Labs, Inc. to release “moments,” NFTs representing individual, licensed clips of NBA game footage. Artists Takashi Murakami and Shepard Fairey released NFT-based artworks in March 2021, and established gallery Almine Rech launched a first-time collaboration with Nifty Gateway and artist César Piette.
As such, we believe the market for NFTs, and digital assets generally, will grow from household names entering the space and its accessibility and transparency through the blockchain. Additionally, the overall macroeconomic environment is favorable for high performing digital asset classes, from cryptocurrencies like Bitcoin to NFTs.
Video Games
The factory-sealed video game collecting category has gained significant interest in the past year. The market size has not been quantified, but prices are rising – a 9.8 A++ Wata-graded Super Mario 64 game sold in July 2021 for $1.56M.
We believe that the category is well-positioned for growth as a result of a centralized grading authority (Wata) to vet authenticity and condition and increasing accessibility as more auction houses and resellers start selling games.
Our Business

An investment in a series represents an investment in that particular series and thus indirectly in the underlying asset related to such series, and does not represent an investment in our company or our manager generally. We do not anticipate that any series will own any assets other than the assets related to that series described under “—The Underlying Assets” above. However, we expect that the operations of our company, including the creation of additional series and their acquisition of additional assets, will benefit investors by enabling each series to benefit from economies of scale.
We anticipate that our core competency will be the identification, acquisition, marketing and management of investment-grade art and other collectibles for the benefit of the investors. The Otis Platform aims to provide:
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investors with access to alternative assets for investment, portfolio diversification and secondary market liquidity for their interests (although a secondary market does not currently exist and there can be no guarantee that a secondary market will ever develop or that appropriate registrations to permit such secondary trading will ever be obtained);
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asset sellers with greater market transparency and insights, lower transaction costs, increased liquidity, a seamless and convenient sale process, portfolio diversification and the ability to retain minority equity positions in assets via the retention of equity interests in offerings conducted through the Otis Platform; and
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all Otis Platform users with a premium, highly curated and engaging experience.
All Otis Platform users and others are provided with opportunities to engage with the art and collectibles in our collection through a diverse set of tangible interactions with assets on the platform and unique collective ownership experiences.
Our objectives are to become the leading marketplace for investing in art, collectibles and other alternative assets; through the Otis Platform, to provide investors with financial returns commensurate with returns in the art, collectibles and other alternative assets industries; to provide experiential and social benefits comparable to those of a world-class collector; and to manage the collection in a manner that provides exemplary care to the assets and offers potential returns for investors.
Our Manager
Our limited liability company agreement, dated as of October 10, 2019, as amended from time to time (the “operating agreement”), designates our manager as the managing member of our company. Our manager will generally not be entitled to vote on matters submitted to the holders of our interests. Our manager will not have any distribution, redemption, conversion or liquidation rights by virtue of its status as manager.
The operating agreement further provides that our manager, in exercising its rights in its capacity as the managing member, will be entitled to consider only such interests and factors as it desires, including its own interests, and will have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting our company, any series or any of the interest holders and will not be subject to any different standards imposed by the operating agreement, the LLC Act or under any other law, rule or regulation or in equity. In addition, the operating agreement provides that our manager will not have any duty (including any fiduciary duty) to our company, any series or any of the interest holders.

In the event our manager resigns as managing member of our company, the holders of a majority of all interests of our company may elect a successor managing member. Holders of interests in each series have the right to remove our manager as manager of our company, by a vote of two-thirds of the holders of all interests in each series (excluding our manager), in the event our manager is found by a non-appealable judgment of a court of competent jurisdiction to have committed fraud in connection with a series or our company. If so convicted, our manager shall call a meeting of all of the holders of interests in every series within 30 calendar days of such non-appealable judgment at which the holders may vote to remove our manager as manager of our company and each series. If our manager fails to call such a meeting, any interest holder will have the authority to call such a meeting. In the event of its removal, our manager shall be entitled to receive all amounts that have accrued and are due and payable to it. If the holders vote to terminate and dissolve our company (and therefore each series), the liquidation provisions of the operating agreement shall apply. In the event our manager is removed as manager of our company, it shall also immediately cease to be manager of each series.
See “Item 3. Directors, Executive Officers and Significant Employees” for additional information regarding our manager.
Affiliated Issuers
As previously noted, the Otis Platform may involve one or more affiliated issuers. We acknowledge that the $75 million annual limit for offerings under Rule 251(a)(2) (Tier 2) of Regulation A will be aggregated between any affiliated issuers with substantially similar business plans and have not adopted this structure to avoid such limit. We and our manager do not believe there to be a difference in the assets we are acquiring and holding versus those being acquired and held by an affiliated issuer, Otis Gallery LLC (“our affiliate”), for which our manager is also the manager. The assets being acquired and held by both are as previously described, and, as previously noted, an investment in a series of our company or in a series of our affiliate represents an investment in that particular series and thus indirectly in the underlying asset related to such series and does not represent an investment in our company, our affiliate or our manager generally. Therefore, we believe there to be no risks or benefits of investing in the different offerings related solely to the existence of affiliated issuers and no material differences between the affiliated issuers.
Advisory Board
Our manager may assemble an expert network of advisors with experience in relevant industries to serve on the Advisory Board to assist our manager in identifying and acquiring the art, collectibles and other alternative assets, to assist our asset manager in managing the underlying assets and to advise our manager and certain other matters associated with our business and the various series.
The members of the Advisory Board will not be managers or officers of our company or any series and will not have any fiduciary or other duties to the interest holders of any series.
Operating Expenses
Each series will be responsible for the following costs and expenses attributable to the activities of our company related to such series (“Operating Expenses”):
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any and all fees, costs and expenses incurred in connection with the management of our underlying assets, including import taxes, income taxes, storage (including property rental fees should our manager decide to rent a property to store a number of underlying assets), security, valuation, custodial, marketing and utilization of the underlying assets;
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any fees, costs and expenses incurred in connection with preparing any reports and accounts of each series, including any blue sky filings required in order for a series to be made available to investors in certain states and any annual audit of the accounts of such series (if applicable) and any reports to be filed with the Commission;

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any and all insurance premiums or expenses, including directors and officer’s insurance of the directors and officers of our manager or asset manager, in connection with the underlying assets;
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any withholding or transfer taxes imposed on our company or a series or any interest holders as a result of its or their earnings, investments or withdrawals;
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any governmental fees imposed on the capital of our company or a series or incurred in connection with compliance with applicable regulatory requirements;
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any legal fees and costs (including settlement costs) arising in connection with any litigation or regulatory investigation instituted against our company, a series or our asset manager in connection with the affairs of our company or a series;
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the fees and expenses of any administrator, if any, engaged to provide administrative services to our company or a series;
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all custodial fees, costs and expenses in connection with the holding of an underlying asset;
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any fees, costs and expenses of a third-party registrar and transfer agent appointed by our managing member in connection with a series;
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the cost of the audit of the annual financial statements of our company or a series and the preparation of tax returns and circulation of reports to interest holders;
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any indemnification payments;
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the fees and expenses of counsel to our company or a series in connection with advice directly relating to its legal affairs;
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the costs of any other outside appraisers, valuation firms, accountants, attorneys or other experts or consultants engaged by our managing member in connection with the operations of our company or a series; and
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any similar expenses that may be determined to be Operating Expenses, as determined by our managing member in its reasonable discretion.
Our manager has agreed to pay and not be reimbursed for Operating Expenses incurred prior to the initial closing of each offering. Our manager will bear its own expenses of an ordinary nature, including all costs and expenses on account of rent (other than for storage of the underlying assets), supplies, secretarial expenses, stationery, charges for furniture, fixtures and equipment, payroll taxes, remuneration and expenses paid to employees and utilities expenditures (excluding utilities expenditures in connection with the storage of the underlying assets).
If the Operating Expenses exceed the amount of revenues generated from an underlying asset and cannot be covered by any Operating Expense reserves on the balance sheet of such underlying asset, our manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to the applicable series, on which our manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by such underlying asset (the “Operating Expenses Reimbursement Obligation(s)”), and/or (c) cause additional interests to be issued in the such series in order to cover such additional amounts.
Indemnification of our Manager

The operating agreement provides that neither our manager, nor any current or former directors, officers, employees, partners, shareholders, members, controlling persons, agents or independent contractors of our manager, nor members of the Advisory Board, nor persons acting at the request of our company in certain capacities with respect to other entities will be liable to our company, any series or any interest holders for any act or omission taken by them in connection with the business of our company or any series that has not been determined in a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.
Each series will indemnify these persons out of its assets against all liabilities and losses (including amounts paid in respect of judgments, fines, penalties or settlement of litigation, including legal fees and expenses) to which they become subject by virtue of serving our company or such series and with respect to any act or omission that has not been determined by a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.
Description of the Asset Management Agreement
Each series will appoint our manager to serve as asset manager to manage the underlying assets related to such series pursuant to an asset management agreement. Except as set forth below and any guidance as may be established from time to time by our manager or the Advisory Board, our asset manager will have sole authority and complete discretion over the care, custody, maintenance and management of each underlying asset and to take any action that it deems necessary or desirable in connection therewith. Our asset manager will be authorized on behalf of each series to, among other things:
●
create the asset maintenance policies for each underlying asset in consultation with the Advisory Board and oversee compliance with such maintenance policies;
●
purchase and maintain insurance coverage for each underlying asset for the benefit of the series related to such asset;
●
engage third-party independent contractors for the care, custody, maintenance and management of each underlying asset;
●
develop standards for the care of each underlying asset while in storage;
●
develop standards for the transportation and care of each underlying asset when outside of storage;
●
reasonably make all determinations regarding the calculation of fees, expenses and other amounts relating to each underlying asset paid by the asset manager;
●
deliver invoices to our manager for the payment of all fees and expenses incurred by the series in connection with the maintenance of its underlying asset and ensure delivery of payments to third parties for any such services; and
●
generally perform any other act necessary to carry out its obligations under the asset management agreement.
Our asset manager will be paid a sourcing fee as compensation for sourcing each underlying asset in an amount equal to up to 10% of the gross offering proceeds of each offering; provided that such sourcing fee may be waived by our asset manager.
The asset management agreement will terminate on the earlier of: (i) one year after the date on which the relevant underlying assets have been liquidated and the obligations connected to the underlying assets (including contingent obligations) have been terminated, (ii) the removal of our manager as managing member of the series related to such assets, (iii) upon notice by one party to the other party of a party’s material breach of the asset management agreement or (iv) such other date as agreed between the parties to the asset management agreement.

Each series will indemnify our asset manager and its affiliates, and any of their respective directors, members, stockholders, partners, officers, employees or controlling persons, against all liabilities and losses (including amounts paid in respect of judgments, fines, penalties or settlement of litigation, including legal fees and expenses) to which such person may become subject in connection with any matter arising out of or in connection with the asset management agreement, except to the extent that any such losses result solely from the acts or omissions of such person that have been determined in a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to have resulted primarily from such person’s fraud, willful misconduct or gross negligence.
Asset Selection
We will target a broad spectrum of assets to cater to a wide variety of demand. It is our objective to acquire a diverse collection of top tier contemporary art and collectibles sourced directly from living, mid-career artists as well as art collectors. We will pursue investments opportunistically whenever we can leverage our industry-specific knowledge, unique sourcing angle or our relationships to bring compelling investment opportunities to investors. We aim to acquire only the highest of caliber assets and to appropriately maintain, monitor and manage the collection for continued value appreciation and to enable respectful enjoyment and utilization by the investors and potential lessees.
Sourcing. Through our network of artists, galleries, collectors, and our Advisory Board, we will build a pipeline of compelling opportunities in the contemporary art and collectibles market, with the intent of driving returns for investors who own the applicable asset. Our sourcing angle combined with our data-driven approach to the investment process will provide us with opportunities that will help us capture demand in the market for particular assets. Our data-driven approach will help us study and identify the latest trends in the market to find artists and pieces which we believe will resonate with millennial values. We will consider factors such as rarity, significance, historical prices, originality, value, condition, and social trends when deciding whether or not to acquire an asset. We look forward to maintaining an ongoing list of investment opportunities and a database of interesting market trends across the various assets categories that we track.
Due Diligence. We will consider the growth potential, historical significance, ownership history, past valuation of the asset and comparable assets. Our diligence process will include a review of public auction data, opinions from art advisors in our network, precedent and comparable transactions, among other metrics. The diligence process will be a part of a memo that will be put together for investment review.
Investment Review. We will establish an investment committee (panel of experts, advisors, and independent members) to review the memo and vote to either approve or reject the assets. Regardless of the decision, the committee will draft a summary of their findings for internal record.
Asset Management. Once we acquire the asset, it will be insured and then transported and warehoused in a climate-controlled, highly secure location. During our hold period, we will monitor increases in market value and keep investors apprised any portfolio updates. We expect to loan the asset to museums or other interested parties (e.g., corporate offices/buildings) for fees that will then be distributed to investors.
Our asset selection criteria were established by our manager and are continually influenced by investor demand and current industry trends. The criteria are subject to change from time to time in the sole discretion of our manager. Although we cannot guarantee positive investment returns on the assets we acquire, we endeavor to select assets that are projected to generate positive return on investment, primarily based upon the asset’s value appreciation potential. Our manager, along with our Advisory Board, will endeavor to only select assets with known ownership history, certificates of authenticity, pre-purchase inspections, and other related records. Our manager, along with our Advisory Board, also considers the condition of the assets, historical significance, ownership history and provenance, and the historical valuation of the specific asset or comparable assets. Our manager, together with the Advisory Board, will review asset selection criteria at least annually. Our manager will seek approval from the Advisory Board for any major deviations from these criteria.

Through our network and Advisory Board, we believe that we will be able to identify and acquire art and other collectibles of the highest quality with the intent of driving returns for investors in the series of interests that owns the applicable asset. Concurrently, through the Otis Platform, we aim to bring together a significantly larger number of potential buyers with asset sellers than traditional auction houses or dealers are able to achieve. Through this process, we believe we can source and syndicate assets more efficiently than the traditional markets and with significantly lower transaction and holding costs.
Asset Acquisition
From time to time, we or our affiliates may elect to acquire a work of art or collectible opportunistically prior to the offering process. In such cases, the proceeds from the associated offering, net of any brokerage fee, offering expenses or other acquisition expenses, will be used to reimburse us for the acquisition of the artwork or collectible or repay any loans made to our company, plus applicable interest, to acquire such artwork or collectible.
Additionally, we or our affiliates may negotiate with asset sellers for the exclusive right to consign, for a period of time, a piece of art or collectible for sale through the Otis Platform to a series associated with the asset. In such cases, we or our affiliate (as consignee) will pre-negotiate a purchase price (and/or desired amount of liquidity) and enter into a consignment agreement with the asset seller (as consignor), which consignment sale would be consummated upon the closing of the offering of interests in the series associated with that piece of art or collectible. Then, upon closing a successful offering, the proceeds from the associated offering, net of any Brokerage Fee, Offering Expenses or other Acquisition Expenses, and, if elected, equity ownership in the series associated with the piece of art or collectible being sold (as negotiated in the asset purchase agreement for such asset), will be used to compensate the asset seller, and title to the asset would be held by, or for the benefit of, the applicable series. Upon the closing of the consignment sale, the applicable series and our manager will enter to an asset management agreement (as described above; a copy of the form of asset management agreement is filed as Exhibit 6.32 to the Offering Statement).
In the future, rather than pre-purchasing assets before the closing of an offering, we may negotiate with asset sellers for the exclusive right to market, for a period of time, a piece of art or collectible on the Otis Platform to investors. We plan to achieve this by pre-negotiating a purchase price (and/or desired amount of liquidity) and entering into an asset purchase agreement with an asset seller which would close simultaneously upon the closing of the offering of interests in the series associated with that piece of art or collectible. Then, upon closing a successful offering, the asset seller would be compensated with a combination of cash proceeds from the offering and, if elected, equity ownership in the series associated with the piece of art or collectible being sold (as negotiated in the asset purchase agreement for such asset) and title to the asset would be held by, or for the benefit of, the applicable series.
Asset Liquidity
We intend to hold and manage all of the assets marketed on the Otis Platform for an average of three to seven years. Liquidity for investors would be obtained by transferring their interests in a series (although a secondary market does not currently exist and there can be no guarantee that a secondary market for any series of interests will develop or that appropriate registrations to permit secondary trading will ever be obtained). However, should an offer to liquidate an entire asset materialize and be in the best interest of the investors, as determined by our asset manager, our asset manager together with the Advisory Board will consider the merits of such offers on a case-by-case basis and potentially sell the asset. Furthermore, should an asset become obsolete (e.g., lack investor demand for its interests) or suffer from a catastrophic event, our asset manager may choose to sell the asset. As a result of a sale under any circumstances, our asset manager would distribute the proceeds of such sale (together with any insurance proceeds in the case of a catastrophic event covered under the assets insurance contract) to the interest holders of the applicable series (after payment of any accrued liabilities or debt, including, but not limited to, balances outstanding under any Operating Expenses Reimbursement Obligation, on the asset or of the series at that time).
Liquidity Platform
Overview

Our manager launched an interface on the Otis Platform that provides investors an efficient means to buy and sell their holdings via the Public Private Execution Network Alternative Trading System, or PPEX ATS, a registered electronic alternative trading system operated by North Capital Private Securities Corporation (which platform we refer to as the Liquidity Platform). Our company engaged North Capital Private Securities to receive orders to execute trades of our interests through PPEX ATS. These orders to buy and sell may be communicated to the PPEX ATS through the Liquidity Platform and the Broker. Orders are then matched by the PPEX ATS. Any trades are subject to restrictions under state and federal securities laws, as well as the transfer restrictions included in our operating agreement. State securities laws in particular may result in the inability to execute a trade based on, for instance, the location of the buyer or seller, or the number of sales that a seller has undertaken in the prior 12 months.
The availability of the Liquidity Platform does not foreclose investors from either seeking liquidity of their interests outside of the Liquidity Platform through direct negotiation with prospective secondary purchasers, or placing an order directly with the PPEX ATS after creating an account with PPEX ATS.
Liquidity Platform Process
The Liquidity Platform serves as the user interface through which interest holders and prospective secondary purchasers submit orders to buy or sell interests in a series of our company. As such, the Liquidity Platform functions to deliver information to investors, the Broker and the PPEX ATS. All activity related to orders, and the execution of purchases or sales of interests on the Liquidity Platform, is originated by the interest holders and prospective secondary purchasers. Neither our company, our manager, the asset manager, nor any affiliated issuer make any recommendations regarding the purchase or sale of interests, have custody of any interests or consideration or receive any compensation from the operations of the Liquidity Platform. Orders are matched by the PPEX ATS and executed on the PPEX ATS by the Broker in accordance with the rules set forth by the PPEX ATS, and once executed, the appropriate information is submitted back to the Liquidity Platform and reflected for each interest holder. The transfer of funds and interests will be accomplished as set forth below. All rules for the Liquidity Platform are set in conjunction with the Broker and North Capital Private Securities within the parameters of the applicable regulatory requirements and the PPEX ATS.
For executed trades, trading participants instruct the transfer agent to transfer shares and the third-party holder of investor funds to transfer funds. The Broker does not itself settle trades.

Role of the Otis Platform
The Otis Platform merely acts as a user interface to facilitate the functionality of the PPEX ATS. All transfers of cash and securities are performed by appropriately licensed third parties, at the direction of investors, upon execution of a trade.
Neither our company, our manager nor the asset manager will receive any compensation for their respective roles in the trading procedures unless and until our manager or one of its affiliates registers as a broker-dealer and/or an ATS.
Secondary Trading by our Manager
Our manager may act as a buyer and seller of interests in any given series through the PPEX ATS. Prior to our manager participating in any secondary purchases or sales through the Liquidity Platform, our manager intends to put in place internal procedures that (1) limit the participation of the manger to the period within 30 days after the filing of any annual report or semiannual report required under Regulation A covering the respective series, and (2) prevent our manager from making any secondary purchases or sales when in possession of material, non-public information.
Employees

Our company does not have any employees. Our manager is a wholly owned subsidiary of Public Holdings, Inc., a Delaware corporation (which we refer to as Public.com). All of our day-to-day operations are administered by Public.com employees on behalf of our manager.
Government Regulation
Regulation of the art and collectible industry varies from jurisdiction to jurisdiction and state to state. In any jurisdictions or states in which we operate, we may be required to obtain licenses and permits to conduct business, including dealer and sales licenses, and will be subject to local laws and regulations, including, but not limited to, import and export regulations, laws and regulations involving sales, use, value-added and other indirect taxes.
Claims arising out of actual or alleged violations of law could be asserted against us by individuals or governmental authorities and could expose us or each series of interests to significant damages or other penalties.
Legal Proceedings
None of our company, any series, our manager, our asset manager or any director or executive officer of our manager is presently subject to any material legal proceedings.
Allocations of Expenses
To the extent relevant, offering expenses, acquisition expenses, Operating Expenses, revenue generated from underlying assets and any indemnification payments made by our company will be allocated amongst the various interests in accordance with our manager’s allocation policy, a copy of which is available to investors upon written request to our manager. The allocation policy requires our manager to allocate items that are allocable to a specific series to be borne by, or distributed to, as applicable, the applicable series. If, however, an item is not allocable to a specific series but to our company in general, it will be allocated pro rata based on the value of underlying assets or the number of interests, as reasonably determined by our manager or as otherwise set forth in the allocation policy. By way of example, as of the date hereof it is anticipated that revenues and expenses will be allocated as follows:
Revenue or Expense Item	Details	Allocation Policy (if revenue or expense is not clearly allocable to a specific underlying asset)
Revenue	Revenue from events and leasing opportunities for the asset	Allocable pro rata to the value of each underlying asset
	Asset sponsorship models	Allocable pro rata to the value of each underlying asset

Offering Expenses	Filing expenses related to submission of regulatory paperwork for a series	Allocable pro rata to the number of underlying assets
	Underwriting expense incurred outside of Brokerage Fee	Allocable pro rata to the number of underlying assets
	Legal expenses related to the submission of regulatory paperwork for a series	Allocable pro rata to the number of underlying assets
	Audit and accounting work related to the regulatory paperwork or a series	Allocable pro rata to the number of underlying assets
	Escrow agent fees for the administration of escrow accounts related to the offering	Allocable pro rata to the number of underlying assets
	Compliance work, including diligence related to the preparation of a series	Allocable pro rata to the number of underlying assets

Acquisition Expense	Transportation of underlying asset as at time of acquisition	Allocable pro rata to the number of underlying assets

Insurance of underlying asset as at time of acquisition	Allocable pro rata to the value of each underlying asset
Preparation of marketing materials	Allocable pro rata to the number of underlying assets
Pre-purchase inspection	Allocable pro rata to the number of underlying assets
Interest expense in the case an underlying asset was pre-purchased us prior to the closing of an offering through a loan	Allocable directly to the applicable underlying asset
Storage	Allocable pro rata to the number of underlying assets
Security (e.g., surveillance and patrols)	Allocable pro rata to the number of underlying assets
Custodial fees	Allocable pro rata to the number of underlying assets

Operating	Appraisal and valuation fees	Allocable pro rata to the number of underlying assets
Expense	Marketing expenses in connection with any revenue-generating event	Allocable pro rata to the value of each underlying asset
	Insurance	Allocable pro rata to the value of each underlying asset
	Maintenance	Allocable directly to the applicable underlying asset
	Transportation to any revenue-generating event	Allocable pro rata to the number of underlying assets
	Ongoing reporting requirements (e.g., Reg A+ or Exchange Act reporting)	Allocable pro rata to the number of underlying assets
	Audit, accounting and bookkeeping related to the reporting requirements of the series	Allocable pro rata to the number of underlying assets
	Other revenue-generating event related expenses (e.g., location, catering, facility management, film and photography crew)	Allocable pro rata to the value of each underlying asset

Indemnification Payments	Indemnification payments under the operating agreement	Allocable pro rata to the value of each underlying asset

Notwithstanding the foregoing, our manager may revise and update the allocation policy from time to time in its reasonable discretion without further notice to investors.
Description of Property
Our manager currently leases space in purpose-built, secure, temperature-controlled storage facilities in New York and Oregon for the purpose of storing the underlying assets in a highly controlled environment, other than when they are being utilized for marketing or similar purposes.
Our manager and asset manager is located at 6 Harrison Street, 5th Floor, New York, NY 10013.
We believe that all our properties have been adequately maintained, are generally in good condition, and are suitable and adequate for our business.

ITEM 2. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
The following discussion and analysis of our financial condition and results of operation should be read in conjunction with our financial statements and the related notes included in this report. As noted in the independent auditor’s report, the audit of our financial statements was conducted for the purpose of forming an opinion on the consolidated financial statements as a whole. The series-level consolidating supplemental information is presented for purposes of additional analysis of the consolidated financial statements rather than to present the financial position, results of operations and cash flows of the individual series. The following discussion contains series-level detail that has not been audited. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements.
Overview
Since its formation in October 2019, our company has been engaged primarily in acquiring underlying assets from our manager financed through promissory notes issued to our manager and developing the financial, offering and other materials to begin offering interests in various series through the Otis Platform.
We are considered to be a development-stage company, since we are devoting substantially all of our efforts to establishing our business and planned principal operations have only recently commenced. As such, the reported financial information herein will likely not be indicative of future operating results or operating conditions. Because of our corporate structure, we are in large part reliant on our manager and its employees to grow and support our business. There are a number of key factors that will have large potential impacts on our operating results going forward, including our manager’s ability to:
●
continue to source high quality underlying assets at reasonable prices to securitize on the Otis Platform;
●
market the Otis Platform and the offerings in individual series and attract investors to the Otis Platform;
●
continue to develop the Otis Platform and provide the information and technology infrastructure to support the issuance of interests; and
●
find operating partners to manage the collection of underlying assets at a decreasing marginal cost per asset.
No revenue models have been developed at the company or series level, and we do not expect our company or any series to generate revenue under current operating plans. Gains from sales of underlying assets will be presented as other income in the statements of operations as they do not qualify as operating revenues.
Recent Developments
Acquisitions & Dispositions
On March 8, 2022, we acquired the Series Collection Drop 018 Asset from the consignor, Mr. Karnjanaprakorn, for a total cost of $97,400, of which $38,960 was paid in cash and the remainder of which was paid in the form of 58,440 of the 99,440 authorized Series Collection Drop 018 Interests.

Impact of Coronavirus Pandemic
In December 2019, COVID-19 was reported in Wuhan, China. COVID-19 spread to other countries, including the United States, and was declared a pandemic by the World Health Organization. The continuing impact and effects of the COVID-19 pandemic on the operation and financial performance of our company are unknown. However, our company currently does not expect the COVID-19 pandemic to have a material adverse effect on the business or financial results at this time.

Results of Operations
Revenues
As of December 31, 2021 and 2020, neither our company nor any series had recognized any revenue. No revenue models have been developed at the company or series level, and we do not expect our company or any series to generate revenue under current operating plans. Gains from sales of underlying assets will be presented as other income in the statements of operations as they do not qualify as operating revenues.
Operating Expenses
The Operating Expenses incurred prior to the closing of an offering related to any of the underlying assets are being paid by our manager and recognized by our company as capital contributions and will not be reimbursed by the series. Each series will be responsible for its own operating expenses, such as storage, insurance or maintenance, beginning on the closing date of the offering for such series’ interests. Sourcing fees, which are treated as operating expenses, are paid to our manager as compensation for sourcing each underlying asset from the gross proceeds of the offering of each series’ interests.
For the year ended December 31, 2021, we incurred $60,178 in operating expenses, as compared to $3,268 in operating expenses for the year ended December 31, 2020. The following table summarizes the operating expenses by category:
Operating Expense	Year Ended December 31, 2021	Year Ended December 31, 2020
Organizational costs	$37,782	$2,073
Sourcing Fees	$13,702	$903
Other Fees	$-	$292
Transportation, Storage and Insurance	$8,694	$-
TOTALS	$60,178	$3,268

At the close of the respective offerings for the series, each individual series became responsible for Operating Expenses. Pre-closing operating expenses are incurred on the books of our company, and post-closing Operating Expenses incurred by each series with a closed offering are incurred and recorded on the books of the series. Our manager has agreed to pay and not be reimbursed for Operating Expenses incurred prior to the closing of each offering. The following table summarizes the Operating Expenses by series:
Series	Year Ended December 31, 2021	Year Ended December 31, 2020
Series Private Drop 001(1)	$7,088	$448
Series Collection Drop 001	$8,299	$701
Series Collection Drop 002	$8,346	$1,327
Series Collection Drop 003	$8,295	$792
Series Collection Drop 004	$1,243	$-
Series Collection Drop 005	$2,318	$-
Series Collection Drop 006	$1,591	$-
Series Collection Drop 007	$1,768	$-
Series Collection Drop 008	$1,414	$-
Series Collection Drop 009	$1,318	$-
Series Collection Drop 010	$2,038	$-
Series Collection Drop 012	$2,319	$-
Series Collection Drop 013	$2,481	$-
Series Collection Drop 014	$10,340	$-
Unallocated(2)	$1,320	$-

TOTALS	$60,178	$3,268

(1)
Series Private Drop 001 interests were offered in a private placement offering pursuant to Rule 506(c) of Regulation D of the Securities Act.

(2)
Unallocated refers to Operating Expenses of our company not allocated to a particular series.
Other Income/(Expenses)
For the year ended December 31, 2021, we incurred other expenses of $85,900, in the form of loss on impairment, as compared to other income of ($2,792), in the form of interest expenses of $708 and gain on loan amendment of ($3,500) for the year ended December 31, 2020. The following table summarizes other income/(expense) by series:
Series	Year Ended December 31, 2021	Year Ended December 31, 2020
Series Collection Drop 001(1)	$-	$1,557
Series Collection Drop 002	$-	$(322)
Series Collection Drop 003(2)	$-	$1,557
Series Collection Drop 013	$(24,600)	$-
Series Collection Drop 014	$(61,300)	$-
TOTALS	$(85,900)	$2,792

(1)
On April 23, 2020, Series Collection Drop 001 entered into a First Amendment to Purchase and Sale Agreement with our manager, which amendment amended the purchase price and consideration for the acquisition of the Series Collection Drop 001 asset from our manager set forth in that certain Purchase and Sale Agreement, dated November 22, 2019. Series Collection Drop 001 had issued a promissory note, dated November 22, 2019, to our manager as the original consideration for the asset acquisition. As replacement consideration therefor in connection with the amendment, Series Collection Drop 001 issued a promissory note, dated April 23, 2020, to our manager in the sum of $12,250, which amended and restated in its entirety, and replaced, the original note. Aside from the revised principal amount, the note was unchanged. As a result of the Series Collection Drop 001 promissory note reissuance, Series Collection Drop 001 recognized a $1,750 gain on loan amendment for the year ended December 31, 2020.
(2)
On April 23, 2020, Series Collection Drop 003 entered into a First Amendment to Purchase and Sale Agreement with our manager, which amendment amended the purchase price and consideration for the acquisition of the Series Collection Drop 003 Asset from our manager set forth in that certain Purchase and Sale Agreement, dated November 25, 2019. Series Collection Drop 003 had issued a promissory note, dated November 25, 2019, to our manager as the original consideration for the asset acquisition. As replacement consideration therefor in connection with the amendment, Series Collection Drop 003 issued a promissory note, dated April 23, 2020, to our manager in the sum of $11,750, which amended and restated in its entirety, and replaced, the original note. Aside from the revised principal amount, the note was unchanged. As a result of the Series Collection Drop 003 promissory note reissuance, Series Collection Drop 003 recognized a $1,750 gain on loan amendment for the year ended December 31, 2020.
Net Loss
As a result of the cumulative effect of the foregoing factors, we generated net losses of $146,078 and $476 for the years ended December 31, 2021 and 2020, respectively. The following table summarizes net gain/(loss) by our company and series:
Series	Year Ended December 31, 2021	Year Ended December 31, 2020
Series Private Drop 001	$(7,088)	$(488)

Series Collection Drop 001	$(8,299)	$856
Series Collection Drop 002	$(8,346)	$(1,649)
Series Collection Drop 003	$(8,295)	$765
Series Collection Drop 004	$(1,243)	$-
Series Collection Drop 005	$(2,318)	$-
Series Collection Drop 006	$(1,591)	$-
Series Collection Drop 007	$(1,768)	$-
Series Collection Drop 008	$(1,414)	$-
Series Collection Drop 009	$(1,318)	$-
Series Collection Drop 010	$(2,038)	$-
Series Collection Drop 012	$(2,319)	$-
Series Collection Drop 013	$(2,481)	$-
Series Collection Drop 014	$(10,340)	$-
Unallocated(1)	$(1,320)	$-
TOTALS	$(146,078)	$(476)

(1)
Unallocated refers to net losses of our company not allocated to a particular series.
Liquidity and Capital Resources
From inception, our company and each series have financed their business activities through capital contributions to our company and individual series from our manager. Our company and each series expect to continue to have access to capital financing from our manager going forward. However, there is no obligation or assurance that our manager will provide such required capital. Until such time as the series have the capacity to generate cash flows from operations, our manager may cover any deficits through additional capital contributions or the issuance of additional interests in any individual series. In addition, parts of the proceeds of future offerings may be used to create reserves for future operating expenses for individual series at the sole discretion of our manager. There can be no assurance that our manager will continue to fund such expenses. These factors raise substantial doubt about our company’s ability to continue as a going concern for the twelve months following the date of this report.
Cash and Cash Equivalent Balances
As of December 31, 2021 and 2020, our company itself had no cash or cash equivalents on hand. Cash is held at the series level. On a total consolidated basis, as of December 31, 2021, series had $725 on hand, as compared to $46,724 on hand as of December 31, 2020. The following table summarizes the cash and cash equivalents by series:
Series	Year Ended December 31, 2021	Year Ended December 31, 2020
Series Private Drop 001	$77	$46,577
Series Collection Drop 001	$40	$39
Series Collection Drop 002	$42	$42
Series Collection Drop 003	$66	$66
Series Collection Drop 004	$50	$-
Series Collection Drop 005	$50	$-
Series Collection Drop 006	$50	$-
Series Collection Drop 007	$50	$-
Series Collection Drop 008	$50	$-
Series Collection Drop 009	$50	$-
Series Collection Drop 010	$50	$-
Series Collection Drop 012	$50	$-
Series Collection Drop 013	$50	$-

Series Collection Drop 014	$50	$-
TOTALS	$725	$46,724

Series Subscriptions
Our company records membership contributions at the effective date. If the subscription is not funded upon issuance, we record a subscription receivable as an asset on the balance sheet. When subscription receivables are not received prior to the issuance of financial statements at a reporting date, the subscription receivable is reclassified as a contra account to members’ equity on the balance sheet. Each series has a minimum offering size that once met will result in the eventual successful subscription to and closing of the series offering. Subscriptions receivable consists of membership subscriptions received as of December 31, 2021 and 2020, as applicable, for which the minimum subscription requirement was met. As of December 31, 2021, there were subscriptions receivable of $40,800 with respect to Series Collection Drop 018, as compared to no subscriptions receivable as December 31, 2020.
Promissory Notes
In connection with the acquisition of the underlying assets from our manager, we have issued promissory notes to our manager which are due within 14 business days of the final closing of the related offering (i.e., when the offering is fully funded), provided that we may prepay the notes at any time. There were no notes outstanding as of December 31, 2021. The following table summarizes these notes outstanding by series as of December 31, 2020.
Series	Date Issued	Principal Amount	Interest Rate(1)	Balance December 31, 2020
Series Private Drop 001	07/21/20	$475,000	0%	$310,000
Series Collection Drop 001(2)	11/22/19	$14,000	7.5%	14,114
Series Collection Drop 002	11/25/19	$18,400	7.5%	$18,538
Series Collection Drop 003(3)	11/25/19	$13,500	7.5%	$13,601
TOTALS		$520,900		$46,253

(1)
Notes with a 0% interest rate are non-interest-bearing. The remaining notes bear interest at an annualized rate as stated over a four-month period.
(2)
On April 23, 2020, Series Collection Drop 001 entered into a First Amendment to Purchase and Sale Agreement with our manager, which amendment amended the purchase price and consideration for the acquisition of the Series Collection Drop 001 asset from our manager set forth in that certain Purchase and Sale Agreement, dated November 22, 2019. Series Collection Drop 001 had issued a promissory note, dated November 22, 2019, to our manager as the original consideration for the asset acquisition. As replacement consideration therefor in connection with the amendment, Series Collection Drop 001 issued a promissory note, dated April 23, 2020, to our manager in the sum of $12,250, which amended and restated in its entirety, and replaced, the original note. Aside from the revised principal amount, the note was unchanged. As a result of the Series Collection Drop 001 promissory note reissuance, we recognized a $1,750 gain on loan amendment for the year ended December 31, 2020.

(3)
On April 23, 2020, Series Collection Drop 003 entered into a First Amendment to Purchase and Sale Agreement with our manager, which amendment amended the purchase price and consideration for the acquisition of the Series Collection Drop 003 Asset from our manager set forth in that certain Purchase and Sale Agreement, dated November 25, 2019. Series Collection Drop 003 had issued a promissory note, dated November 25, 2019, to our manager as the original consideration for the asset acquisition. As replacement consideration therefor in connection with the amendment, Series Collection Drop 003 issued a promissory note, dated April 23, 2020, to our manager in the sum of $11,750, which amended and restated in its entirety, and replaced, the original note. Aside from the revised principal amount, the note was unchanged. As a result of the Series Collection Drop 003 promissory note reissuance, we recognized a $1,750 gain on loan amendment for the year ended December 31, 2020.
Due to Manager
To fund organizational and startup activities, as well as ongoing operating expenses for each series, such as legal, accounting, audit, storage and insurance expenses, not covered by proceeds from the offering for each such series’ interests, our manager has covered the expenses and costs of our company and each series thus far on a non-interest-bearing extension of revolving credit. Our company will evaluate when is best to repay our manager depending on operations and fundraising ability. In general, each series will repay our manager for funds extended for such expenses from the sale of each underlying asset in the associated series, or from revenue-generating events, if applicable. As of December 31, 2021, our company had $25,156 due to our manager for legal, accounting, storage and insurance fees associated with and incurred on behalf of the series as detailed in the table below:
Series	Legal	Accounting	Storage	Insurance	Total
Series Collection Drop 001	$806	$2,873	$99	$46	$3,824
Series Collection Drop 002	806	2,873	131	61	3,871
Series Collection Drop 003	806	2,873	96	45	3,820
Series Collection Drop 004	806	200	30	20	1,056
Series Collection Drop 005	806	160	143	114	1,223
Series Collection Drop 006	806	120	75	24	1,025
Series Collection Drop 007	806	120	95	30	1,051
Series Collection Drop 008	806	120	53	16	995
Series Collection Drop 009	806	120	50	15	991
Series Collection Drop 010	806	120	120	37	1,083
Series Collection Drop 012	806	80	100	76	1,062
Series Collection Drop 013	806	80	100	55	1,041
Series Collection Drop 014	806	80	1,000	908	2,794
Unallocated	-	1,320	-	-	1,320
TOTALS	$10,478	$11,139	$2,092	$1,447	$25,156

As of December 31, 2020, our company had $2,100 due to our manager for accounting fees associated with and incurred on behalf of the series as detailed in the table below:
Series	Accounting Fees
Series Collection Drop 001	$525
Series Collection Drop 002	$525
Series Collection Drop 003	$525
Series Private Drop 001	$525
TOTALS	$2,100

Off-Balance Sheet Arrangements
We did not have during the periods presented, and we do not currently have, any off-balance sheet arrangements.

Critical Accounting Policies and Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires our manager to make assumptions, estimates and judgments that affect the amounts reported, including the notes thereto, and related disclosures of commitments and contingencies, if any. We have identified certain accounting policies that are significant to the preparation of our financial statements. These accounting policies are important for an understanding of our financial condition and results of operation. Critical accounting policies are those that are most important to the portrayal of our financial condition and results of operations and require management’s difficult, subjective or complex judgment, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods. Certain accounting estimates are particularly sensitive because of their significance to financial statements and because of the possibility that future events affecting the estimate may differ significantly from management’s current judgments. We believe the following critical accounting policies involve the most significant estimates and judgments used in the preparation of our financial statements.
Revenue Recognition
Our company adopted ASU 2014-09, Revenue from Contracts with Customers, and its related amendments, effective October 8, 2019 (inception).
We determine revenue recognition through the following steps:
  identification of a contract with a customer;
  identification of the performance obligations in the contract;

  determination of the transaction price;

  allocation of the transaction price to the performance obligations in the contract; and

  recognition of revenue when or as the performance obligations are satisfied.
No revenue models have been developed at the company or series level, and we do not expect our company or any series to generate revenue under current operating plans. Gains from sales of underlying assets will be presented as other income in the statements of operations as they do not qualify as operating revenues. As of December 31, 2021 and 2020, neither our company nor any series had recognized any revenue.
Operating Expenses
After the closing of an offering of interests, each series is responsible for its own Operating Expenses, including any and all fees, costs and expenses incurred in connection with the management of the underlying assets. Prior to the closing, Operating Expenses are borne by our manager and not reimbursed by the series. Our manager will bear its own expenses of an ordinary nature. If the Operating Expenses exceed the amount of revenues generated from an underlying asset and cannot be covered by any Operating Expense reserves on the balance sheet of such series, our manager may pay such expenses and not seek reimbursement, loan the amount of the Operating Expenses to the applicable series or cause additional interests in such series to be issued.
Sourcing Fee: Our asset manager will be paid a fee as compensation for sourcing each underlying asset in an amount equal to up to 10% of the gross offering proceeds of each offering; provided that such sourcing fee may be waived by our asset manager.

Brokerage Fee: The broker of record for each offering is expected to receive a brokerage fee equal to 1% of the amount raised from investors through each offering. We comply with the requirements of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 340-10-S99-1 with regards to offering costs. Prior to the completion of an offering, offering costs are capitalized. The deferred offering costs are charged to members’ equity upon the completion of an offering or to expense if the offering is not completed.
Organizational Costs: In accordance with FASB ASC 720, organizational costs, including accounting fees, legal fees and costs of incorporation, are expensed as incurred.
See “Item 1. Business—Operating Expenses” for additional information.
Fair Value of Financial Instruments
FASB guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:
Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.
Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).
Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.
The carrying amounts reported in the balance sheets approximate their fair value.
Members’ Equity
Members’ equity for our company and any series consists of capital contributions, equity to artists or third parties, membership contributions and accumulated deficit.
Capital contributions are made by our manager to cover operating expenses for which our manager has elected not to be reimbursed.
With respect to equity issued to artists or third parties, in certain instances, interests in a particular series are issued as part of the total purchase consideration for and/or in connection with the acquisition of the underlying asset of such series (for example, interests issued to an asset seller or consignor as partial consideration for an underlying asset), in each case as described in the Offering Statement.
Membership contributions are made to a series from a successful closing of the offering of such series’ interests and are calculated as the value of interests sold in such offering net of brokerage fee (paid from the proceeds of the successfully such offering). Membership contributions may be made by both third parties and our manager.
Earnings (Loss) / Income per Membership Interest
Upon completion of an offering, each series intends to comply with accounting and disclosure requirement of ASC Topic 260, Earnings per Share. For each series, earnings (loss) / income per interest will be computed by dividing net (loss) / income for a particular series by the weighted average number of outstanding interests in that particular series during the year.

Recently Issued Accounting Pronouncements
In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2021, including interim periods within those fiscal years. Early adoption is permitted. Our company is continuing to evaluate the impact of this new standard on our financial reporting and disclosures.
We do not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying consolidated financial statements. As new accounting pronouncements are issued, we will adopt those that are applicable under the circumstances.
Change in Audit Scope
With respect to the year ended December 31, 2020, Artesian CPA, LLC (the “Auditor”), an independent auditor, audited the consolidated financial statements of our company for the purpose of forming an opinion on the consolidated financial statements as a whole, as described in the Independent Auditor’s Report for the year ended December 31, 2020. The consolidating supplemental information as of December 31, 2020 was presented for purposes of additional analysis of the consolidated financial statements rather than to present the financial position, results of operations and cash flows of individual series, and was not a required part of the consolidated financial statements. Such information was the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the consolidated financial statements. The information was subjected to the auditing procedures applied in the audit of the consolidated financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the consolidated financial statements or to the consolidated financial statements themselves, and other additional procedures in accordance with GAAP. With respect to the year ended December 31, 2021, the Auditor audited the consolidated financial statements of our company for the purpose of forming an opinion on the consolidated financial statements as a whole and the financial statements of each series individually for the purpose of forming an opinion on the consolidated financial statements and the financial statements of Series, as described in the Independent Auditor’s Report for the year ended December 31, 2021.

ITEM 3. DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES
The Manager
Our company operates under the direction of our manager, which, in turn, is managed by its parent, Public.com, and is responsible for directing the operations of our business, directing our day-to-day affairs, and implementing our investment strategy. Our manager may establish an Advisory Board that would make decisions with respect to all asset acquisitions, dispositions and maintenance schedules. Our manager is not required to devote all of its time to our business and are only required to devote such time to our affairs as their duties require. Our manager is responsible for determining maintenance required in order to maintain or improve an asset’s quality (if necessary), determining how to monetize the underlying assets at revenue-generating events in order to generate profits and evaluating potential sale offers, which may lead to the liquidation of the underlying asset or other series as the case may be.
We will follow guidelines adopted by our manager and implement policies set forth in the operating agreement unless otherwise modified by our manager. Our manager may establish further written policies and will monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled. Our manager may change our objectives at any time without approval of our interest holders. Our manager itself has no track record and is relying on the track record of its individual officers, directors and advisors.
Our manager performs its duties and responsibilities pursuant to the operating agreement. Our manager maintains a contractual, as opposed to a fiduciary relationship, with us and our interest holders. Furthermore, we have agreed to limit the liability of our manager and to indemnify our manager against certain liabilities.
The responsibilities of our manager include the following:
Asset Sourcing and Disposition Services
●
together with members of the Advisory Board, define and oversee the overall underlying asset sourcing and disposition strategy;
●
manage our asset sourcing activities, including creating the asset acquisition policy, organizing and evaluating due diligence for specific asset acquisition opportunities and structuring partnerships with collectors, brokers and dealers who may provide opportunities to source quality assets;
●
negotiate and structure the terms and conditions of acquisitions of assets with asset sellers;
●
evaluate any potential asset takeover offers from third parties, which may result in asset dispositions, sales or other liquidity transactions;
●
structure and negotiate the terms and conditions of transactions pursuant to which underlying assets may be sold or otherwise disposed;
Services in Connection with an Offering
●
create and manage all series for offerings related to underlying assets on the Otis Platform;
●
develop offering materials, including the determination of its specific terms and structure and description of the underlying assets;
●
create and submit all necessary regulatory filings, including, but not limited to, Commission filings and financial audits and coordinate with the broker of record, lawyers, accountants and escrow agents as necessary in such processes;
●
prepare all marketing materials related to offerings and obtain approval for such materials from the broker of record;

●
together with the broker of record, coordinate the receipt, collection, processing and acceptance of subscription agreements and other administrative support functions;
●
create and implement various technology services, transactional services and electronic communications related to any offerings;
●
all other necessary offering related services;
Asset Monetization Services
●
create and manage all revenue-generating events and determine participation in such programs by any underlying assets;
●
evaluate and enter into service provider contracts related to the operation of revenue-generating events;
●
allocate revenues and costs related to revenue-generating events to the appropriate series in accordance with our allocation policy;
●
approve potential joint ventures, limited partnerships and other such relationships with third parties related to asset monetization and revenue-generating events;
Interest Holder Relationship Services
●
provide any appropriate updates related to underlying assets or offerings electronically or through the Otis Platform;
●
manage communications with interest holders, including answering e-mails and preparing and sending written and electronic reports and other communications;
●
establish technology infrastructure to assist in providing interest holder support and services;
●
determine our distribution policy and determine amounts of and authorize Free Cash Flow (as defined in the operating agreement) distributions from time to time;
●
maintain Free Cash Flow funds in deposit accounts or investment accounts for the benefit of a series;
Administrative Services
●
manage and perform the various administrative functions necessary for our day-to-day operations;
●
provide financial and operational planning services and collection management functions, including determination, administration and servicing of any Operating Expenses Reimbursement Obligation made to our company or any series by our manager to cover any Operating Expense shortfalls;
●
administer the potential issuance of additional interests to cover any potential Operating Expense shortfalls;
●
maintain accounting data and any other information concerning our activities as will be required to prepare and to file all periodic financial reports and required to be filed with the Commission and any other regulatory agency, including annual and semiannual financial statements;
●
maintain all appropriate books and records for our company and all the series;
●
obtain and update market research and economic and statistical data in connection with the underlying assets and the general collectible market;

●
oversee tax and compliance services and risk management services and coordinate with appropriate third parties, including independent accountants and other consultants, on related tax matters;
●
supervise the performance of such ministerial and administrative functions as may be necessary in connection with our daily operations;
●
provide all necessary cash management services;
●
manage and coordinate with the transfer agent, if any, the process of making distributions and payments to interest holders or the transfer or resale of securities as may be permitted by law;
●
evaluate and obtain adequate insurance coverage for the underlying assets based upon risk management determinations;
●
provide timely updates related to the overall regulatory environment affecting our company, as well as managing compliance with regulatory matters;
●
evaluate our corporate governance structure and appropriate policies and procedures related thereto; and
●
oversee all reporting, record keeping, internal controls and similar matters in a manner to allow us to comply with applicable law.
Directors, Executive Officers and Key Employees
Our company does not have any employees. Our manager is a wholly owned subsidiary of Public.com. All of our day-to-day operations are administered by Public.com employees on behalf of our manager.
Jannick Malling: Mr. Malling is an entrepreneur in the financial technology space with deep expertise in design and elegant product experience. As founder and co-CEO of Public.com, he has pioneered fractional trading investing technology and redefined the self-directed investing experience. Prior to Public, Mr. Malling was co-founder & CEO of Tradable; he began his career at Saxo Bank, the original online trading service in Europe.

Leif Abraham: Mr. Abraham is an entrepreneur, founder and investor. He is a co-CEO of investing platform Public.com. Prior to Public, he was co-founder and CEO of AND.CO, which he grew to become one of the largest freelancing software companies in the world. AND.CO was acquired by Fiverr (NYSE: FVRR) in 2018. Mr. Abraham is an investor in companies like Ro Health, Orum and Catch. He was named one of the “Top 10 Minds in Digital” by Adweek, is a double Cannes Lions Grand Prix winner and has won an MTV Music Award.
There are no arrangements or understandings known to us pursuant to which any director was or is to be selected as a director or nominee. There are no agreements or understandings for any executive officer or director to resign at the request of another person, and no officer or director is acting on behalf of, nor will any of them act, at the direction of any other person.
There are no family relationships among the foregoing.
To the best of our knowledge, none of the foregoing individuals has, during the past five years:
●
been convicted in a criminal proceeding (excluding traffic violations and other minor offences); or
●
had any petition under the federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of, such person, any partnership in which he was general partner at or within two years before the time of such filing or any corporation or business association of which he was an executive officer at or within two years before the time of such filing.
Advisory Board

Responsibilities of the Advisory Board
The Advisory Board, when and if constituted, will support our company, our asset manager and our manager and consists of advisors to our manager. It is anticipated that the Advisory Board will review our relationship with, and the performance of, our manager, and generally approve the terms of any material or related-party transactions. In addition, it is anticipated that the Advisory Board will be responsible for the following:
●
approving, permitting deviations from, making changes to and annually reviewing the asset acquisition policy;
●
evaluating all asset acquisitions;
●
evaluating any third-party offers for asset acquisitions and approving asset dispositions that are in the best interest of our company and our interest holders;
●
providing guidance with respect to the appropriate levels of insurance costs specific to each individual asset;
●
reviewing material conflicts of interest that arise, or are reasonably likely to arise, with our manager, on the one hand, and our company, a series or the other members, on the other hand, or our company or a series, on the one hand, and another series, on the other hand;
●
approving any material transaction between our company or a series, on the one hand, and our manager or any of its affiliates, another series or an interest holder, on the other hand, other than for the purchase of interests;
●
reviewing the total fees, expenses, assets, revenues and availability of funds for distributions to our interest holders at least annually or with sufficient frequency to determine that the expenses incurred are reasonable in light of the investment performance of the assets, and that funds available for distributions to interest holders are in accordance with our policies; and
●
approving any service providers appointed by our manager in respect of the underlying assets.
The resolution of any conflict of interest approved by the Advisory Board shall be conclusively deemed fair and reasonable to our company and its interest holders and not a breach of any duty at law, in equity or otherwise. The members of the Advisory Board will not be managers or officers of our company or any series and will not have fiduciary or other duties to the interest holders of any series.
Compensation of the Advisory Board
Our manager will compensate the Advisory Board or their nominees (as so directed by an Advisory Board member) for their service. As such, it is anticipated that their costs will not be borne by any given series.
Members of the Advisory Board
We have already established an informal network of expert advisors who support or company in asset acquisitions, valuations and negotiations, but we have not yet established a formal Advisory Board.
Compensation of Executive Officers

We do not currently have any employees, nor do we currently intend to hire any employees who will be compensated directly by our company. Employees of Public.com manage our day-to-day affairs on behalf of our manager; oversee the review, selection and recommendation of investment opportunities; service acquired investments; and monitor the performance of these investments to ensure that they are consistent with our investment objectives. Each of these individuals receives compensation for his or her services, including services performed for us on behalf of our manager, from our manager. Although we will indirectly bear some of the costs of the compensation paid to these individuals, through fees we pay to our manager, we do not intend to pay any compensation directly to these individuals.
Compensation of Manager
Our manager will receive reimbursement for costs incurred relating to this and other offerings (e.g., offering expenses and acquisition expenses) and, in its capacity as our asset manager, a sourcing fee. Neither our manager nor its affiliates will receive any selling commissions or dealer manager fees in connection with any offering.
During the year ended December 31, 2021, cost reimbursements and sourcing fees in the amount of $14,658 were paid to our manager, as compared to $1,223 during the year ended December 31, 2020. The following table summarizes cost reimbursements and sourcing fees paid to our manager by series during the years ended December 31, 2021 and 2020:
Series	Year Ended December 31, 2021	Year Ended December 31, 2020
Series Collection Drop 001	$-	$178
Series Collection Drop 002	-	802
Series Collection Drop 003	-	243
Series Collection Drop 004	148	-
Series Collection Drop 005	1,095	-
Series Collection Drop 006	542	-
Series Collection Drop 007	700	-
Series Collection Drop 008	388	-
Series Collection Drop 009	295	-
Series Collection Drop 010	947	-
Series Collection Drop 012	1,263	-
Series Collection Drop 013	1,454	-
Series Collection Drop 014	7,826	-
TOTALS	$14,658	$1,223

Our manager will receive cost reimbursements and sourcing fees for each subsequent series offering that closes as detailed in the respective Offering Statement.

ITEM 4. SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS
Our company and each series are managed by our manager. Upon designation of each series, our manager was granted a single interest in each series and became the initial member holding 100% of the then-outstanding interests of each series. At the closing of each offering, our manager or its affiliates will purchase a minimum of 2% and up to a maximum of 19.99% of the interests sold in each offering for the same price as all other investors, although such minimum and maximum thresholds may be waived or modified by our manager in its sole discretion. Our manager may sell its interests from time to time after the closing of each offering in its sole discretion. Our manager has no present intention to sell its interests, and any future sales would be based upon our manager’s potential need for capital, market prices of the interests at the time of a proposed sale and other factors that a reasonable investor might consider in connection with the sale of securities similar to the interests. The address of our manager is 6 Harrison Street, 5th Floor, New York, NY 10013.
As of the date of this report, our manager owns the following securities:
Title of Class	Number of Interests Owned	Percent of Outstanding Interests Owned
Series Collection Drop 001 Interests	9	1.73%
Series Collection Drop 002 Interests	16	2.00%
Series Collection Drop 003 Interests	10	2.00%
Series Collection Drop 004 Interests	6	0.94%
Series Collection Drop 005 Interests	288	0.56%
Series Collection Drop 006 Interests	158	1.00%
Series Collection Drop 007 Interests	371	1.86%
Series Collection Drop 008 Interests	1	0.01%
Series Collection Drop 009 Interests	88	0.84%
Series Collection Drop 010 Interests	343	1.36%
Series Collection Drop 012 Interests	503	1.21%
Series Collection Drop 013 Interests	792	2.08%
Series Collection Drop 014 Interests	2,343	0.61%
Series Collection Drop 018 Interests	211	0.21%

The following table sets forth any securityholder, including our manager, who beneficially owns more than 10% of any series as of the date of this report:
Title of class (series)	Name and address of beneficial owner(1)	Amount and nature of beneficial ownership(2)	Percent of class (series)
Series Collection Drop 001	Meghdutt Brahmachari	100	19%
Series Collection Drop 002	Meghdutt Brahmachari	128	16%
Series Collection Drop 003	Meghdutt Brahmachari	99	20%
Series Collection Drop 004	Russell Polcyn	67	10%
Series Collection Drop 005	Drew Greenfeld	39,666	77%
Series Collection Drop 014	Avraham Eisenberg	151,287	39%
Series Collection Drop 017	Andrew Haines	15,000	49%
Series Collection Drop 018	Michael Karnjanaprakorn	59,037	59%

(1)
All ownership is direct. The address of each securityholder is c/o Otis Wealth, Inc., 6 Harrison Street, 5th Floor, New York, NY 10013.
(2)
The column in Form 1-A titled “Amount and nature of beneficial ownership acquirable” has been omitted as inapplicable with respect to each listed securityholder.

ITEM 5. INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS
The following includes a summary of transactions since our inception, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 and one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Item 3. Directors and Officers—Compensation of Directors and Executive Officers” and “—Compensation of Manager”). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

On November 22, 2019, we acquired the Series Collection Drop 001 asset from our manager in exchange for a note, as amended on April 23, 2020, in the original principal amount of $12,250. This note bears interest at an annualized rate of 7.5% over a four-month period, and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.

On November 25, 2019, we acquired the Series Collection Drop 002 asset from our manager in exchange for a note in the original principal amount of $18,400. This note bears interest at an annualized rate of 7.5% over a four month period, and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.

On November 25, 2019, we acquired the Series Collection Drop 003 asset from our manager in exchange for a note, as amended on April 23, 2020, in the original principal amount of $11,750. This note bears interest at an annualized rate of 7.5% over a four-month period, and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.

On March 29, 2021, we acquired the Series Collection Drop 004 asset from our manager in exchange for a note in the original principal amount of $6,088. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
On July 27, 2021, we acquired the Series Collection Drop 005 Asset from our manager in exchange for a note in the original principal amount of $29,000 and our agreement to issue 21,000 of the 51,500 authorized Series Collection Drop 005 Interests to the asset seller upon completion of the offering. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.

On August 17, 2021, we acquired the Series Collection Drop 006 Asset from our manager in exchange for a note in the original principal amount of $15,000. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.

On August 17, 2021, we acquired the Series Collection Drop 007 Asset from our manager in exchange for a note in the original principal amount of $19,000. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.

On August 17, 2021, we acquired the Series Collection Drop 008 Asset from our manager in exchange for a note in the original principal amount of $10,600. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.

On August 19, 2021, we acquired the Series Collection Drop 009 Asset from our manager in exchange for a note in the original principal amount of $10,000. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.

On August 19, 2021, we acquired the Series Collection Drop 010 Asset from our manager in exchange for a note in the original principal amount of $24,000. This note does not bear interest and must be repaid within 14 business days of the final closing of the offering (i.e., when the offering is fully funded), provided that we may prepay the note at any time. This note was repaid in full.
Our manager is acting as exclusive consignee of the Series Collection Drop 013 Asset pursuant to a consignment agreement entered into with the consignor, Michael Karnjanaprakorn, the CEO and a director of our manager, on September 15, 2021. Pursuant to the agreement, the Series Collection Drop 013 Asset is consigned with our manager for a three-month period for $36,165. At the end of the three-month period, the consignor may elect in writing to have the asset returned, at the consignor’s cost, otherwise the consignment will continue month-to-month unless terminated on 30 days’ notice. If our manager determines, in its sole discretion, that the value of the asset has changed by 20%, the purchase price for the asset may be deemed adjusted accordingly. If our manager determines, in its sole discretion, that the value of the asset has changed by 50%, the consignor may choose in writing to (a) adjust the purchase price accordingly or (b) terminate the consignment agreement; in the latter case, our manager will return the asset to the consignor, at the consignor’s cost. Our manager is responsible for storage, insurance and other fees while the asset is consigned and bears all risk of loss to the asset from and after the time of delivery of the asset to it, and will carry customary insurance on the cost of the asset. In the event that the minimum number of Series Collection Drop 013 Interests to close the offering are not sold, our manager will return the asset to the consignor. As previously described, upon closing of the offering of Series Collection Drop 013 interests, Series Collection Drop 013 will acquire the Series Collection Drop 013 Asset from the consignor for a total cost of $36,165.
Our manager is acting as exclusive consignee of the Series Collection Drop 018 Asset pursuant to a consignment agreement entered into with the consignor, Mr. Karnjanaprakorn, on October 15, 2021. Pursuant to the agreement, the Series Collection Drop 018 Asset is consigned with our manager for a three-month period for $97,400. At the end of the three-month period, the consignor may elect in writing to have the asset returned, at the consignor’s cost, otherwise the consignment will continue month-to-month unless terminated on 30 days’ notice. If our manager determines, in its sole discretion, that the value of the asset has changed by 50%, the consignor may choose in writing to (a) adjust the purchase price accordingly or (b) terminate the consignment agreement; in the latter case, our manager will return the asset to the consignor, at the consignor’s cost. Our manager is responsible for storage, insurance and other fees while the asset is consigned and bears all risk of loss to the asset from and after the time of delivery of the asset to it, and will carry customary insurance on the cost of the asset. In the event that the minimum number of Series Collection Drop 018 Interests to close the offering are not sold, our manager will return the asset to the consignor. As previously described, upon closing of the offering of Series Collection Drop 018 interests, Series Collection Drop 018 will acquire the Series Collection Drop 018 Asset from the consignor for a total cost of $97,400, of which $38,960 will be paid in cash and the remainder of which will be paid in the form of 58,440 of the 99,440 authorized Series Collection Drop 018 Interests.

ITEM 6.  OTHER INFORMATION
We have no information to disclose that was required to be in a report on Form 1-U during the last six months of the fiscal year ended December 31, 2021, but was not reported.

ITEM 7.  FINANCIAL STATEMENTS
INDEX TO FINANCIAL STATEMENTS

Page
Consolidated Financial Statements for the Years Ended December 31, 2021 and 2020
Independent Auditor’s Report	F-1
Consolidated Balance Sheets as of December 31, 2021	F-4
Consolidated Balance Sheets as of December 31, 2020, with Consolidating Supplemental Information	F-9
Consolidated Statements of Operations for the Year Ended December 31, 2021	F-11
Consolidated Statements of Operations for the Year Ended December 31, 2020, with Consolidating Supplemental Information	F-13
Consolidated Statements of Changes in Members’ Equity for the Years Ended December 31, 2021 and 2020, with Consolidating Supplemental Information for 2020	F-15
Consolidated Statements of Cash Flows for the Year Ended December 31, 2021	F-18
Consolidated Statements of Cash Flows for the Year Ended December 31, 2020, with Consolidating Supplemental Information	F-22
Notes to Consolidated Financial Statements	F-24

To the Members of
Otis Collection LLC
New York, New York
INDEPENDENT AUDITOR’S REPORT
Opinion
We have audited the accompanying consolidated financial statements of Otis Collection LLC (the “Company”) on a consolidated basis, which comprise the consolidated balance sheets of the Company as of December 31, 2021 and 2020, and the related consolidated statements of operations, changes in members’ equity/(deficit), and cash flows for the years then ended, and the related notes to the consolidated financial statements.  We have audited the accompanying financial statements of each listed Series of the Company, which comprise each listed Series’ balance sheet as of December 31, 2021, and the related statements of operations, changes in members’ equity/(deficit), and cash flows for the period ended December 31, 2021 for each listed Series, and the related notes to each listed Series’ financial statements.

In our opinion, the consolidated financial statements and each Series’ financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2021 and 2020, the financial position of each listed Series as of December 31, 2021, the results of the Company’s consolidated operations and its cash flows for the years ended December 31, 2021 and 2020, and the results of each listed Series’ operations and cash flows for the period ended December 31, 2021, in accordance with accounting principles generally accepted in the United States of America.
Basis for Opinion
We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements and Each Series’ Financial Statements section of our report. We are required to be independent of the Company and each listed Series and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Substantial Doubt About the Company’s and Each Listed Series’ Ability to Continue as a Going Concern
The accompanying consolidated financial statements and each listed Series’ financial statements have been prepared assuming that the Company and each listed Series will continue as a going concern. As described in Note 2 to the consolidated financial statements, on a total consolidated basis, the Company sustained net losses of $146,078 and $476 for the years ended December 31, 2021 and 2020, respectively. On a total consolidated basis, the Company had an accumulated deficit of $146,907 and $829 as of December 31, 2021 and 2020, respectively. The Company has limited liquid assets, with cash of $725 on a total consolidated basis and under $100 for each Series. These factors, among others, raise substantial doubt about the Company’s ability and each listed Series’ ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The consolidated financial statements and each listed Series’ financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.
Artesian CPA, LLC
1624 Market Street, Suite 202 | Denver, CO 80202
p:  877.968.3330  f: 720.634.0905
info@ArtesianCPA.com | www.ArtesianCPA.com

Other Matters – Consolidating Supplemental Information
Our audit for the year ended December 31, 2020 was conducted for the purpose of forming an opinion on the consolidated financial statements as a whole. The consolidating supplemental information is presented for purposes of additional analysis of the consolidated financial statements rather than to present the financial position, results of operations, and cash flows of the listed Series, and is not a required part of the consolidated financial statements. Such information is the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the consolidated financial statements. The information has been subjected to the auditing procedures applied in the audit of the consolidated financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the consolidated financial statements or to the consolidated financial statements themselves, and other additional procedures in accordance with auditing standards generally accepted in the United States of America. In our opinion, the information is fairly stated in all material respects in relation to the consolidated financial statements as of December 31, 2020 and for the year then ended as a whole.
Responsibilities of Management for the Consolidated Financial Statements and Each Series’ Financial Statements
Management is responsible for the preparation and fair presentation of the consolidated financial statements and each listed Series’ financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements and each listed Series’ financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability and each listed Series’ ability to continue as a going concern within one year after the date that the consolidated financial statements and each listed Series’ financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements and Each Series’ Financial Statements
Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole as of December 31, 2021 and 2020 and for the years then ended and each listed Series’ financial statements as of December 31, 2021 and for the period then ended are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements, including omissions, are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

●
Exercise professional judgment and maintain professional skepticism throughout the audit.
Artesian CPA, LLC
1624 Market Street, Suite 202 | Denver, CO 80202
p:  877.968.3330  f: 720.634.0905
info@ArtesianCPA.com | www.ArtesianCPA.com

●
Identify and assess the risks of material misstatement of the consolidated financial statements and each listed Series’ financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements and each listed Series’ financial statements.
●
Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control or each listed Series’ internal control. Accordingly, no such opinion is expressed.
●
Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements and each listed Series’ financial statements.
●
Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability and each listed Series’ ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.
/s/ Artesian CPA, LLC
Denver, Colorado
April 29, 2022

Artesian CPA, LLC
1624 Market Street, Suite 202 | Denver, CO 80202
p:  877.968.3330  f: 720.634.0905
info@ArtesianCPA.com | www.ArtesianCPA.com

OTIS COLLECTION LLC
CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 2021

	Series Private Drop 001	Series Collection Drop 001	Series Collection Drop 002	Series Collection Drop 003
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$77	$40	$42	$66
Subscriptions Receivable	-	-	-	-
Prepayments to Manager	17,387	-	-	-
TOTAL CURRENT ASSETS	17,464	40	42	66

OTHER ASSETS
Art and Other Collectible Assets	475,000	14,000	18,400	13,500
TOTAL OTHER ASSETS	475,000	14,000	18,400	13,500

TOTAL ASSETS	$492,464	$14,040	$18,442	$13,566

LIABILITIES AND MEMBERS' EQUITY
CURRENT LIABILITIES
Due to Manager	$-	$3,824	$3,871	$3,820
TOTAL OTHER CURRENT LIABILITIES	-	3,824	3,871	3,820
TOTAL CURRENT LIABILITIES	-	3,824	3,871	3,820

MEMBERS’ EQUITY
Capital Contributions	-	5,000	5,000	5,000
Equity Interest to Artist / Third party	-	-	-	-
Membership Contributions, net
Membership Contributions, Third party	500,000	12,725	19,600	12,250
Membership Contributions, Manager	-	275	400	250
Less: Brokerage Fees	-	(227)	(296)	(123)
Total Membership Contributions	500,000	12,773	19,704	12,377
Accumulated Deficit	(7,536)	(7,557)	(10,133)	(7,631)
TOTAL MEMBERS’ EQUITY	492,464	10,216	14,571	9,746

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$492,464	$14,040	$18,442	$13,566

See Independent Auditor’s report and accompanying notes, which are an integral part of these consolidated financial statements.

OTIS COLLECTION LLC
CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 2021

	Series Collection Drop 004	Series Collection Drop 005	Series Collection Drop 006	Series Collection Drop 007
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$50	$50	$50	$50
Subscriptions Receivable	-	-	-	-
Prepayments to Manager	-	-	-	-
TOTAL CURRENT ASSETS	50	50	50	50

OTHER ASSETS
Art and Other Collectible Assets	6,099	50,050	15,026	19,033
TOTAL OTHER ASSETS	6,099	50,050	15,026	19,033

TOTAL ASSETS	$6,149	$50,100	$15,076	$19,083

LIABILITIES AND MEMBERS' EQUITY
CURRENT LIABILITIES
Due to Manager	$1,056	$1,223	$1,025	$1,051
TOTAL OTHER CURRENT LIABILITIES	1,056	1,223	1,025	1,051
TOTAL CURRENT LIABILITIES	1,056	1,223	1,025	1,051

MEMBERS’ EQUITY
Capital Contributions	-	-	-	-
Equity Interest to Artist / Third party	-	21,000	-	-
Membership Contributions, net
Membership Contributions, Third party	6,390	30,499	15,799	19,999
Membership Contributions, Manager	10	1	1	1
Less: Brokerage Fees	(64)	(305)	(158)	(200)
Total Membership Contributions	6,336	30,195	15,642	19,800
Accumulated Deficit	(1,243)	(2,318)	(1,591)	(1,768)
TOTAL MEMBERS’ EQUITY	5,093	48,877	14,051	18,032

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$6,149	$50,100	$15,076	$19,083

See Independent Auditor’s report and accompanying notes, which are an integral part of these consolidated financial statements.

OTIS COLLECTION LLC
CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 2021

	Series Collection Drop 008	Series Collection Drop 009	Series Collection Drop 010	Series Collection Drop 012
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$50	$50	$50	$50
Subscriptions Receivable	-	-	-	-
Prepayments to Manager	-	-	-	-
TOTAL CURRENT ASSETS	50	50	50	50

OTHER ASSETS
Art and Other Collectible Assets	10,619	10,018	24,042	40,056
TOTAL OTHER ASSETS	10,619	10,018	24,042	40,056

TOTAL ASSETS	$10,669	$10,068	$24,092	$40,106

LIABILITIES AND MEMBERS' EQUITY
CURRENT LIABILITIES
Due to Manager	$995	$991	$1,083	$1,062
TOTAL OTHER CURRENT LIABILITIES	995	991	1,083	1,062
TOTAL CURRENT LIABILITIES	995	991	1,083	1,062

MEMBERS’ EQUITY
Capital Contributions	-	-	-	-
Equity Interest to Artist / Third party	-	-	-	8,000
Membership Contributions, net
Membership Contributions, Third party	11,199	10,499	25,299	33,699
Membership Contributions, Manager	1	1	1	1
Less: Brokerage Fees	(112)	(105)	(253)	(337)
Total Membership Contributions	11,088	10,395	25,047	33,363
Accumulated Deficit	(1,414)	(1,318)	(2,038)	(2,319)
TOTAL MEMBERS’ EQUITY	9,674	9,077	23,009	39,044

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$10,669	$10,068	$24,092	$40,106

See Independent Auditor’s report and accompanying notes, which are an integral part of these consolidated financial statements.

OTIS COLLECTION LLC
CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 2021

	Series Collection Drop 013	Series Collection Drop 014	Series Collection Drop 018	Unallocated
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$50	$50	$-	$-
Subscriptions Receivable	-	-	40,800	-
Prepayments to Manager	-	-	-	-
TOTAL CURRENT ASSETS	50	50	40,800	-

OTHER ASSETS
Art and Other Collectible Assets	11,629	314,030	-	-
TOTAL OTHER ASSETS	11,629	314,030	-	-

TOTAL ASSETS	$11,679	$314,080	$40,800	$-

LIABILITIES AND MEMBERS' EQUITY
CURRENT LIABILITIES
Due to Manager	$1,041	$2,794	$-	$1,320
TOTAL OTHER CURRENT LIABILITIES	1,041	2,794	-	1,320
TOTAL CURRENT LIABILITIES	1,041	2,794	-	1,320

MEMBERS’ EQUITY
Capital Contributions	-	-	-	-
Equity Interest to Artist / Third party	-	187,500	-	-
Membership Contributions, net
Membership Contributions, Third party	38,099	197,399	40,800	-
Membership Contributions, Manager	1	1	-	-
Less: Brokerage Fees	(381)	(1,974)	-	-
Total Membership Contributions	37,719	195,426	40,800	-
Accumulated Deficit	(27,081)	(71,640)	-	(1,320)
TOTAL MEMBERS’ EQUITY	10,638	311,286	40,800	(1,320)

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$11,679	$314,080	$40,800	$-

See Independent Auditor’s report and accompanying notes, which are an integral part of these consolidated financial statements.

OTIS COLLECTION LLC
CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 2021

Total Consolidated
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$725
Subscriptions Receivable	40,800
Prepayments to Manager	17,387
TOTAL CURRENT ASSETS	58,912

OTHER ASSETS
Art and Other Collectible Assets	1,021,502
TOTAL OTHER ASSETS	1,021,502

TOTAL ASSETS	$1,080,414

LIABILITIES AND MEMBERS' EQUITY
CURRENT LIABILITIES
Due to Manager	$25,156
TOTAL OTHER CURRENT LIABILITIES	25,156
TOTAL CURRENT LIABILITIES	25,156

MEMBERS’ EQUITY
Capital Contributions	15,000
Equity Interest to Artist / Third party	216,500
Membership Contributions, net
Membership Contributions, Third party	974,256
Membership Contributions, Manager	944
Less: Brokerage Fees	(4,535)
Total Membership Contributions	970,665
Accumulated Deficit	(146,907)
TOTAL MEMBERS’ EQUITY	1,055,258

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$1,080,414

See Independent Auditor’s report and accompanying notes, which are an integral part of these consolidated financial statements.

OTIS COLLECTION LLC
CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 2020, WITH CONSOLIDATING SUPPLEMENTAL INFORMATION

	Series Collection Drop 001 Consol. Info	Series Collection Drop 002 Consol. Info	Series Collection Drop 003 Consol. Info	Series Private Drop 001 Consol. Info
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$39	$42	$66	$46,577
TOTAL CURRENT ASSETS	39	42	66	46,577

OTHER ASSETS
Art and Other Collectible Assets	14,000	18,400	13,500	475,000
TOTAL OTHER ASSETS	14,000	18,400	13,500	475,000

TOTAL ASSETS	$14,039	$18,442	$13,566	$521,577

LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES
Notes Payable – related party	$-	$-	$-	$310,000
Interest Payable – related party	-	-	-	-
Due to Manager	525	525	525	525
TOTAL OTHER CURRENT LIABILITIES	525	525	525	310,525
TOTAL CURRENT LIABILITIES	525	525	525	310,525

MEMBERS’ EQUITY
Membership Contributions	12,772	19,704	12,377	211,500
Retained Earnings/(Accumulated Deficit)	742	(1,787)	664	(448)
TOTAL MEMBERS’ EQUITY	13,514	17,917	13,041	211,052

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$14,039	$18,442	$13,566	$521,577

See Independent Auditor’s Report and accompanying notes, which are an integral part of these consolidated financial statements.

OTIS COLLECTION LLC
CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 2020, WITH CONSOLIDATING SUPPLEMENTAL INFORMATION

Total Consolidated
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$46,724
TOTAL CURRENT ASSETS	46,724

OTHER ASSETS
Art and Other Collectible Assets	520,900
TOTAL OTHER ASSETS	520,900

TOTAL ASSETS	$567,624

LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES
Notes Payable – related party	$310,000
Interest Payable – related party	-
Due to Manager	2,100
TOTAL OTHER CURRENT LIABILITIES	312,100
TOTAL CURRENT LIABILITIES	312,100

MEMBERS’ EQUITY/(DEFICIT)
Membership Contributions	256,353
Accumulated Deficit	(829)
TOTAL MEMBERS’ EQUITY	255,524

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$567,624

See Independent Auditor’s Report and accompanying notes, which are an integral part of these consolidated financial statements.

OTIS COLLECTION LLC
CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2021

	Series Private Drop 001	Series Collection Drop 001	Series Collection Drop 002	Series Collection Drop 003
Operating Expense
Organizational Costs	$2,240	$8,154	$8,154	$8,154
Sourcing Fees	-	-	-	-
Transportation, Storage and Insurance	4,848	145	192	141
Total Operating Expenses	7,088	8,299	8,346	8,295
Loss from Operations	(7,088)	(8,299)	(8,346)	(8,295)

Other Expenses
Loss on Impairment	-	-	-	-
Total Other Expenses	-	-	-	-
Net Loss	$(7,088)	$(8,299)	$(8,346)	$(8,295)

Basic and Diluted Loss per Membership Interest	$(0.71)	$(15.96)	$(10.43)	$(16.59)
Weighted Average Membership Interests	10,000	520	800	500

	Series Collection Drop 004	Series Collection Drop 005	Series Collection Drop 006	Series Collection Drop 007
Operating Expense
Organizational Costs	$1,056	$1,016	$976	$976
Sourcing Fees	124	983	484	627
Transportation, Storage and Insurance	63	319	131	165
Total Operating Expenses	1,243	2,318	1,591	1,768
Loss from Operations	(1,243)	(2,318)	(1,591)	(1,768)

Other Expenses
Loss on Impairment	-	-	-	-
Total Other Expenses	-	-	-	-
Net Loss	$(1,243)	$(2,318)	$(1,591)	$(1,768)

Basic and Diluted Loss per Membership Interest	$(1.94)	$(0.05)	$(0.10)	$(0.09)
Weighted Average Membership Interests	640	51,500	15,800	20,000

See Independent Auditor’s report and accompanying notes, which are an integral part of these consolidated financial statements.

OTIS COLLECTION LLC
CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2021

	Series Collection Drop 008	Series Collection Drop 009	Series Collection Drop 010	Series Collection Drop 012
Operating Expense
Organizational Costs	$976	$976	$976	$936
Sourcing Fees	347	256	855	1,140
Transportation, Storage and Insurance	91	86	207	243
Total Operating Expenses	1,414	1,318	2,038	2,319
Loss from Operations	(1,414)	(1,318)	(2,038)	(2,319)

Other Expenses
Loss on Impairment	-	-	-	-
Total Other Expenses	-	-	-	-
Net Loss	$(1,414)	$(1,318)	$(2,038)	$(2,319)

Basic and Diluted Loss per Membership Interest	$(0.13)	$(0.13)	$(0.08)	$(0.06)
Weighted Average Membership Interests	11,200	10,500	25,300	41,700

	Series Collection Drop 013	Series Collection Drop 014		Unallocated	Total Consolidated
Operating Expense
Organizational Costs	$936	$936		$1,320	$37,782
Sourcing Fees	1,390	7,496		-	13,702
Transportation, Storage and Insurance	155	1,908		-	8,694
Total Operating Expenses	2,481	10,340		1,320	60,178
Loss from Operations	(2,481)	(10,340)		(1,320)	(60,178)

Other Expenses
Loss on Impairment	24,600	61,300		-	85,900
Total Other Expenses	24,600	61,300		-	85,900
Net Loss	$(27,081)	$(71,640)		$(1,320)	$(146,078)

Basic and Diluted Loss per Membership Interest	$(0.71)	$(0.19)	$	N/A
Weighted Average Membership Interests	38,100	384,900		N/A

See Independent Auditor’s report and accompanying notes, which are an integral part of these consolidated financial statements.

OTIS COLLECTION LLC
CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2020, WITH CONSOLIDATING SUPPLEMENTAL INFORMATION

	Series Collection Drop 001 Consol. Info	Series Collection Drop 002 Consol. Info	Series Collection Drop 003 Consol. Info	Series Private Drop 001 Consol. Info
Operating Income
Revenue	$-	$-	$-	$-
Gross Profit	-	-	-	-

Operating Expense
Organizational Costs	550	550	525	448
Sourcing Fees	120	645	138	-
Other Fees	31	132	129	-
Total Operating Expenses	701	1,327	792	448
Net Loss from Operations	(701)	(1,327)	(792)	(448)

Other Income/(Expenses)
Gain on Loan Amendment	(1,750)	-	(1,750)	-
Interest Expense	193	322	193	-
Total Other Income/(Expenses)	(1,557)	322	(1,557)	-

Net Income/(Loss)	$856	$(1,649)	$765	$(448)

Basic and Diluted Income/(Loss) per Membership Interest	$1.65	$(2.06)	$1.53	$(0.12)
Weighted Average Membership Interests	520	800	500	4,230

See Independent Auditor’s Report and accompanying notes, which are an integral part of these consolidated financial statements.

OTIS COLLECTION LLC
CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2020, WITH CONSOLIDATING SUPPLEMENTAL INFORMATION

Total Consolidated
Operating Income
Revenue	$-
Gross Profit	-

Operating Expense
Organizational Costs	2,073
Sourcing Fees	903
Other Fees	292
Total Operating Expenses	3,268
Net Loss from Operations	(3,268)

Other Income/(Expenses)
Gain on Loan Amendment	(3,500)
Interest Expense	708
Total Other Income/(Expenses)	(2,792)

Net Income/(Loss)	$(476)

Basic and Diluted Income/(Loss) per Membership Interest	N/A
Weighted Average Membership Interests	N/A

See Independent Auditor’s Report and accompanying notes, which are an integral part of these consolidated financial statements.

OTIS COLLECTION LLC
CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020, WITH CONSOLIDATING SUPPLEMENTAL INFORMATION FOR 2020

	Series Private Drop 001	Series Collection Drop 001	Series Collection Drop 002	Series Collection Drop 003
Balance, December 31, 2019	$-	$(114)	$(138)	$(101)
Net Loss	(448)	856	(1,649)	765
Membership Contributions	211,500	13,000	20,000	12,500
Less: Brokerage Fees	-	(228)	(296)	(123)
Balance, December 31, 2020	$211,052	$13,514	$17,917	$13,041
Net Loss	(7,088)	(8,299)	(8,346)	(8,295)
Capital Contributions	-	5,000	5,000	5,000
Membership Contributions	288,500	-	-	-
Less: Brokerage Fees	-	1	-	-
Equity to Artist / Third Party	-	$-	$-	$-
Balance, December 31, 2021	$492,464	$10,216	$14,571	$9,746

	Series Collection Drop 004	Series Collection Drop 005	Series Collection Drop 006	Series Collection Drop 007
Balance, December 31, 2019	$-	$-	$-	$-
Net Loss	-	-	-	-
Membership Contributions	-	-	-	-
Less: Brokerage Fees	-	-	-	-
Balance, December 31, 2020	$-	$-	$-	$-
Net Loss	(1,243)	(2,318)	(1,591)	(1,768)
Capital Contributions	-	-	-	-
Membership Contributions	6,400	30,500	15,800	20,000
Less: Brokerage Fees	(64)	(305)	(158)	(200)
Equity to Artist / Third Party	-	$21,000	$-	$-
Balance, December 31, 2021	$5,093	$48,877	$14,051	$18,032

See Independent Auditor’s report and accompanying notes, which are an integral part of these consolidated financial statements.

OTIS COLLECTION LLC
CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020, WITH CONSOLIDATING SUPPLEMENTAL INFORMATION FOR 2020

	Series Collection Drop 008	Series Collection Drop 009	Series Collection Drop 010	Series Collection Drop 012
Balance, December 31, 2019	$-	$-	$-	$-
Net Loss	-	-	-	-
Membership Contributions	-	-	-	-
Less: Brokerage Fees	-	-	-	-
Balance, December 31, 2020	$-	$-	$-	$-
Net Loss	(1,414)	(1,318)	(2,038)	(2,319)
Capital Contributions	-	-	-	-
Membership Contributions	11,200	10,500	25,300	33,700
Less: Brokerage Fees	(112)	(105)	(253)	(337)
Equity to Artist / Third Party	-	$-	$-	$8,000
Balance, December 31, 2021	$9,674	$9,077	$23,009	$39,044

	Series Collection Drop 013	Series Collection Drop 014	Series Collection Drop 018	Unallocated
Balance, December 31, 2019	$-	$-	$-	$-
Net Loss	-	-	-	-
Membership Contributions	-	-	-	-
Less: Brokerage Fees	-	-	-	-
Balance, December 31, 2020	$-	$-	$-	$-
Net Loss	(27,081)	(71,640)	-	(1,320)
Capital Contributions	-	-	-	-
Membership Contributions	38,100	197,400	40,800	-
Less: Brokerage Fees	(381)	(1,974)	-	-
Equity to Artist / Third Party	-	$187,500	$-	$-
Balance, December 31, 2021	$10,638	$311,286	$40,800	$(1,320)

See Independent Auditor’s report and accompanying notes, which are an integral part of these consolidated financial statements.

OTIS COLLECTION LLC
CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020, WITH CONSOLIDATING SUPPLEMENTAL INFORMATION FOR 2020

Total Consolidated
Balance, December 31, 2019	$(353)
Net Loss	(476)
Membership Contributions	257,000
Less: Brokerage Fees	(647)
Balance, December 31, 2020	$255,524
Net Loss	(146,078)
Capital Contributions	15,000
Membership Contributions	718,200
Less: Brokerage Fees	(3,888)
Equity to Artist / Third Party	216,500
Balance, December 31, 2021	$1,055,258

See Independent Auditor’s report and accompanying notes, which are an integral part of these consolidated financial statements.

OTIS COLLECTION LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEAR ENDED DECEMBER 31, 2021

	Series Private Drop 001	Series Collection Drop 001	Series Collection Drop 002	Series Collection Drop 003
Cash Flows From Operating Activities:
Net Loss For the Period	$(7,088)	$(8,299)	$(8,346)	$(8,295)
Adjustments to reconcile Net Loss to Net Cash Flows From Operating Activities:
Prepayments to Manager	(17,387)	-	-	-
Impairment Loss	-	-	-	-
Total Adjustments	(17,387)	-	-	-
Net Cash Flows From Operating Activities	(24,475)	(8,299)	(8,346)	(8,295)

Cash Flows From Investing Activities:
Purchase of Art and Other Collectibles	-	-	-	-
Purchase of Art and Other Collectibles – Acq. Cost (related party)	-	-	-	-
Net Cash Flows From Investing Activities	-	-	-	-

Cash Flows From Financing Activities:
Repayment of Loans – related party	(310,000)	-	-	-
Net Proceeds from/(Repayments to) Manager	(525)	3,299	3,346	3,295
Capital Contributions	-	5,000	5,000	5,000
Membership Contributions	288,500	1	-	-
Net Cash Flows From Financing Activities	(22,025)	8,300	8,346	8,295

Cash at Beginning of Period	46,577	39	42	66
Net Increase/(Decrease) In Cash	(46,500)	1	-	-
Cash at End of Period	$77	$40	$42	$66

Supplemental Disclosure of Non-Cash Investing and Financing Activities:
Purchase of Art and Other Collectibles by issuance of Notes Payable – related party	$-	$-	$-	$-
Purchase of Art and Other Collectibles by equity committed to artist / third party	-	-	-	-
Purchase of Art and Other Collectibles by equity issued to artist / third party	$-	$-	$-	$-

See Independent Auditor’s report and accompanying notes, which are an integral part of these consolidated financial statements.

OTIS COLLECTION LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEAR ENDED DECEMBER 31, 2021

	Series Collection Drop 004	Series Collection Drop 005	Series Collection Drop 006	Series Collection Drop 007
Cash Flows From Operating Activities:
Net Loss For the Period	$(1,243)	$(2,318)	$(1,591)	$(1,768)
Adjustments to reconcile Net Loss to Net Cash Flows From Operating Activities:
Prepayments to Manager	-	-	-	-
Impairment Loss	-	-	-	-
Total Adjustments	-	-	-	-
Net Cash Flows From Operating Activities	(1,243)	(2,318)	(1,591)	(1,768)

Cash Flows From Investing Activities:
Purchase of Art and Other Collectibles	-	-	-	-
Purchase of Art and Other Collectibles – Acq. Cost (related party)	(11)	(50)	(26)	(33)
Net Cash Flows From Investing Activities	(11)	(50)	(26)	(33)

Cash Flows From Financing Activities:
Repayment of Loans – related party	(6,088)	(29,000)	(15,000)	(19,000)
Net Proceeds from/(Repayments to) Manager	1,056	1,223	1,025	1,051
Capital Contributions	-	-	-	-
Membership Contributions	6,336	30,195	15,642	19,800
Net Cash Flows From Financing Activities	1,304	2,418	1,667	1,851

Cash at Beginning of Period	-	-	-	-
Net Increase/(Decrease) In Cash	50	50	50	50
Cash at End of Period	$50	$50	$50	$50

Supplemental Disclosure of Non-Cash Investing and Financing Activities:
Purchase of Art and Other Collectibles by issuance of Notes Payable – related party	$6,088	$29,000	$15,000	$19,000
Purchase of Art and Other Collectibles by equity committed to artist / third party	-	-	-	-
Purchase of Art and Other Collectibles by equity issued to artist / third party	$-	$21,000	$-	$-

See Independent Auditor’s report and accompanying notes, which are an integral part of these consolidated financial statements.

OTIS COLLECTION LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEAR ENDED DECEMBER 31, 2021

	Series Collection Drop 008	Series Collection Drop 009	Series Collection Drop 010	Series Collection Drop 012
Cash Flows From Operating Activities:
Net Loss For the Period	$(1,414)	$(1,318)	$(2,038)	$(2,319)
Adjustments to reconcile Net Loss to Net Cash Flows From Operating Activities:
Prepayments to Manager	-	-	-	-
Impairment Loss	-	-	-	-
Total Adjustments	-	-	-	-
Net Cash Flows From Operating Activities	(1,414)	(1,318)	(2,038)	(2,319)

Cash Flows From Investing Activities:
Purchase of Art and Other Collectibles	-	-	-	(32,000)
Purchase of Art and Other Collectibles – Acq. Cost (related party)	(19)	(18)	(42)	(56)
Net Cash Flows From Investing Activities	(19)	(18)	(42)	(32,056)

Cash Flows From Financing Activities:
Repayment of Loans – related party	(10,600)	(10,000)	(24,000)	-
Net Proceeds from/(Repayments to) Manager	995	991	1,083	1,062
Capital Contributions	-	-	-	-
Membership Contributions	11,088	10,395	25,047	33,363
Net Cash Flows From Financing Activities	1,483	1,386	2,130	34,425

Cash at Beginning of Period	-	-	-	-
Net Increase/(Decrease) In Cash	50	50	50	50
Cash at End of Period	$50	$50	$50	$50

Supplemental Disclosure of Non-Cash Investing and Financing Activities:
Purchase of Art and Other Collectibles by issuance of Notes Payable – related party	$10,600	$10,000	$24,000	$-
Purchase of Art and Other Collectibles by equity committed to artist / third party	-	-	-	-
Purchase of Art and Other Collectibles by equity issued to artist / third party	$-	$-	$-	$8,000

See Independent Auditor’s report and accompanying notes, which are an integral part of these consolidated financial statements.

OTIS COLLECTION LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEAR ENDED DECEMBER 31, 2021

	Series Collection Drop 013	Series Collection Drop 014	Unallocated	Total Consolidated
Cash Flows From Operating Activities:
Net Loss For the Period	$(27,081)	$(71,640)	$(1,320)	$(146,078)
Adjustments to reconcile Net Loss to Net Cash Flows From Operating Activities:
Prepayments to Manager	-	-	-	(17,387)
Impairment Loss	24,600	61,300	-	85,900
Total Adjustments	24,600	61,300	-	68,513
Net Cash Flows From Operating Activities	(2,481)	(10,340)	(1,320)	(77,565)

Cash Flows From Investing Activities:
Purchase of Art and Other Collectibles	(36,165)	(187,500)	-	(255,665)
Purchase of Art and Other Collectibles – Acq. Cost (related party)	(64)	(330)	-	(649)
Net Cash Flows From Investing Activities	(36,229)	(187,830)	-	(256,314)

Cash Flows From Financing Activities:
Repayment of Loans – related party	-	-	-	(423,688)
Net Proceeds from/(Repayments to) Manager	1,041	2,794	1,320	23,056
Capital Contributions	-	-	-	15,000
Membership Contributions	37,719	195,426	-	673,512
Net Cash Flows From Financing Activities	38,760	198,220	1,320	287,880

Cash at Beginning of Period	-	-	-	46,724
Net Increase/(Decrease) In Cash	50	50	-	(45,999)
Cash at End of Period	$50	$50	$-	$725

Supplemental Disclosure of Non-Cash Investing and Financing Activities:
Purchase of Art and Other Collectibles by issuance of Notes Payable – related party	$-	$-	$-	$113,688
Purchase of Art and Other Collectibles by equity committed to artist / third party	-	-	-	-
Purchase of Art and Other Collectibles by equity issued to artist / third party	$-	$187,500	$-	$216,500

See Independent Auditor’s report and accompanying notes, which are an integral part of these consolidated financial statements.

OTIS COLLECTION LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEAR ENDED DECEMBER 31, 2020, WITH CONSOLIDATING SUPPLEMENTAL INFORMATION

	Series Collection Drop 001 Consol. Info	Series Collection Drop 002 Consol. Info	Series Collection Drop 003 Consol. Info	Series Private Drop 001 Consol. Info
Cash Flows From Operating Activities:
Net Income/(Loss) For the Period	$856	$(1,649)	$765	$(448)
Adjustment to reconcile Net Income/(Loss) to Net Cash used in operations:
Gain on Loan Amendment	(1,750)	-	(1,750)	-
Interest Payable – related party	(114)	(138)	(101)	-
Total Adjustments	(1,864)	(138)	(1,851)	-
Net Cash Used In Operating Activities	(1,008)	(1,787)	(1,086)	(448)

Cash Flows From Financing Activities:
Repayment of Loans – related party	(12,250)	(18,400)	(11,750)	(165,000)
Due to Manager	525	525	525	525
Membership Contributions	12,772	19,704	12,377	211,500
Net Cash Flows Provided By Financing Activities	1,047	1,829	1,152	47,025

Cash at Beginning of Period	-	-	-	-
Net Increase (Decrease) In Cash	39	42	66	46,577
Cash at End of Period	$39	$42	$66	$46,577

Supplemental Disclosure of Non-Cash Financing Activities:
Purchase of Art and Other Collectibles by Issuance of Notes Payable – related party	$-	$-	$-	$475,000

Supplemental Disclosure of Cash Flow Information:
Cash Paid for Interest Expense	$114	$138	$101	$-

See Independent Auditor’s Report and accompanying notes, which are an integral part of these consolidated financial statements.

OTIS COLLECTION LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEAR ENDED DECEMBER 31, 2020, WITH CONSOLIDATING SUPPLEMENTAL INFORMATION

Total Consolidated
Cash Flows From Operating Activities:
Net Loss For the Period	$(476)
Adjustment to reconcile Net Loss to Net Cash used in operations:
Gain on Loan Amendment	(3,500)
Interest Payable – related party	(353)
Total Adjustments	(3,853)
Net Cash Used In Operating Activities	(4,329)

Cash Flows From Financing Activities:
Repayment of Loans – related party	(207,400)
Due to Manager	2,100
Membership Contributions	256,353
Net Cash Flows Provided By Financing Activities	51,053

Cash at Beginning of Period	-
Net Increase (Decrease) In Cash	46,724
Cash at End of Period	$46,724

Supplemental Disclosure of Non-Cash Financing Activities:
Purchase of Art and Other Collectibles by Issuance of Notes Payable – related party	$475,000

Supplemental Disclosure of Cash Flow Information:
Cash Paid for Interest Expense	$353

See Independent Auditor’s Report and accompanying notes, which are an integral part of these consolidated financial statements.

OTIS COLLECTION LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2021 AND 2020
NOTE 1: NATURE OF OPERATIONS
Otis Collection LLC (the “Company”) is a series limited liability company formed on October 8, 2019 pursuant to Section 18-215 of the Delaware Limited Liability Company Act. The Company was formed to engage in the business of acquiring and managing a collection of investment-grade art, collectibles and non-fungible tokens (“NFTs”; such assets or group of assets, the “Underlying Assets”). The Company has created, and it is expected that the Company will continue to create, separate series of the Company (each, a “Series”), and that each Underlying Asset will be owned by a separate Series and that the assets and liabilities of each Series will be separate in accordance with Delaware law. Investors acquire membership interests (the “Interests”) in each Series and will be entitled to share in the return of that particular Series but will not be entitled to share in the return of any other Series.
The Company is dependent upon additional capital resources for its planned principal operations and subject to significant risks and uncertainties, including failure to secure funding to continue to operationalize the Company’s plans or failing to profitably operate the business.
Otis Wealth, Inc. is the manager of the Company (the “Manager”) and serves as the asset manager for each Series (the “Asset Manager”) to manage the Underlying Assets related to each Series. The Series acquire the Underlying Assets (a) from the Manager, financed through interest-bearing promissory notes issued to the Manager, or (b) from asset sellers on consignment following the closings of the offerings related to the given Series, and the Manager develops the financial, offering and other materials to begin offering the Interests through a mobile app-based investment platform called Otis.
The Company sells and intends to continue selling Interests in a number of separate individual Series. Investors in any Series acquire a proportional share of income and liabilities as they pertain to a particular Series, and the sole assets and liabilities of any given Series at the time of the closing of an offering related to that particular Series are an Underlying Asset (plus any cash reserves for future operating expenses). All voting rights, except as specified in the Company’s limited liability company agreement, dated October 10, 2019, as amended and restated from time to time (the “Operating Agreement”), or required by law, remain with the Manager (e.g., determining the type and quantity of general maintenance and other expenses required for the appropriate upkeep of each Underlying Asset, determining how to best commercialize the applicable Underlying Assets, evaluating potential sale offers and the liquidation of a Series). The Manager manages the ongoing operations of each Series in accordance with the Operating Agreement.
Operating Agreement
General
In accordance with the Operating Agreement, each Interest holder in a Series grants a power of attorney to the Manager. The Manager has the right to appoint officers of the Company and each Series.
Voting Rights
The Manager has broad authority to take action with respect to the Company and any Series. Interest holders do not have any voting rights as an Interest holder in the Company or a Series except with respect to:
●
the removal of the Manager;
●
the dissolution of the Company upon the for-cause removal of the Managing Member; and
●
an amendment to the Operating Agreement that would:

o
adversely affect the rights of an Interest holder in any material respect;
o
reduce the voting percentage required for any action to be taken by the holders of Interests in the Company under the Operating Agreement;
o
change the situations in which the Company and any Series can be dissolved or terminated;
o
change the term of the Company (other than the circumstances provided in the Operating Agreement); or
o
give any person the right to dissolve the Company.
When entitled to vote on a matter, each Interest holder will be entitled to one vote per Interest held by it on all matters submitted to a vote of the Interest holders of an applicable Series or of the Interest holders of all Series of the Company, as applicable. The removal of the Manager as manager of the Company and all Series must be approved by two thirds of the votes that may be cast by all Interest holders in any Series. All other matters to be voted on by the Interest holders must be approved by a majority of the votes cast by all Interest holders in any Series present in person or represented by proxy.
Distributions Upon Liquidation
Upon the occurrence of a liquidation event relating to the Company as a whole or any Series, the Manager (or a liquidator selected by the Manager) is charged with winding up the affairs of the Series or the Company as a whole, as applicable, and liquidating its assets. Upon the liquidation of a Series or the Company as a whole, as applicable, the Underlying Assets will be liquidated and any after-tax proceeds distributed: (i) first, to any third-party creditors; (ii) second, to any creditors that are the Manager or its affiliates (e.g., payment of any outstanding Operating Expenses Reimbursement Obligation (as hereinafter defined)); and thereafter, (iii) first, 100% to the Interest holders of the relevant Series, allocated pro rata based on the number of Interests held by each Interest holder (which may include the Manager, any of its affiliates and asset sellers and which distribution within a Series will be made consistent with any preferences which exist within such Series) until the Interest holders receive back 100% of their capital contribution and second, (A) 10% to the Manager and (B) 90% to the Interest holders of the relevant Series, allocated pro rata based on the number of Interests held by each Interest holder (which may include the Manager, any of its affiliates and asset sellers and which distribution within a Series will be made consistent with any preferences which exist within such Series).
Free Cash Flow Distributions
The Manager has sole discretion in determining what distributions of free cash flow, if any, are made to holders of Interests of each Series. Free cash flow consists of the net income (as determined under accounting principles generally accepted in the United States of America (“GAAP”)) generated by such Series plus any change in net working capital and depreciation and amortization (and any other non-cash operating expenses) and less any capital expenditures related to the Underlying Asset related to such Series. The Manager may maintain free cash flow funds in a deposit account or an investment account for the benefit of the Series.
Any free cash flow generated by a Series from the utilization of the Underlying Asset related to such Series shall be applied within the Series in the following order of priority:
●
repay any amounts outstanding under Operating Expenses Reimbursement Obligations plus accrued interest;
●
thereafter to create such reserves as the Manager deems necessary, in its sole discretion, to meet future operating expenses; and

●
thereafter by way of distribution to holders of the Interests of such Series (net of corporate income taxes applicable to the Series), which may include asset sellers of the Underlying Asset related to such Series or the Manager or any of its affiliates.
Manager’s Interest
At the closing of each offering, and unless otherwise set forth in the applicable Series designation, the Manager shall acquire a minimum of 2% and up to a maximum of 19.99% of the Interests sold in connection with each offering (of which the Manager may sell all or any portion from time to time following the closing of such offering) for the same price per share offered to all other potential investors, although such minimum and maximum thresholds may be waived or modified by the Manager in its sole discretion.
NOTE 2:  GOING CONCERN
The accompanying consolidated financial statements and Series financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Neither the Company nor any Series has generated revenues or profits since inception.
On a total consolidated basis, the Company sustained net losses of $146,078 and $476 for the years ended December 31, 2021 and 2020, respectively. On a total consolidated basis, the Company had an accumulated deficit of $146,907 and $829 as of December 31, 2021 and 2020, respectively. The Company has limited liquid assets, with cash of $725 on a total consolidated basis and under $100 for each Series.
The Company’s and each Series’ ability to continue as a going concern for the next twelve months following the date the consolidated financial statements and Series financial statements were available to be issued is dependent upon the ability to obtain additional capital financing from the Manager to cover the Company’s and each Series’ costs and obligations through disposition of the Underlying Asset of such Series and the costs of administering the Company and each Series. No assurance can be given that the Company and each Series will be successful in these efforts.
These factors, among others, raise substantial doubt about the ability of the Company and each Series to continue as a going concern for a reasonable period of time. The consolidated financial statements and Series financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.
NOTE 3: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation and Principles of Consolidation
The accounting and reporting policies of the Company conform to GAAP. The Company adopted the calendar year as its basis of reporting.
The accompanying consolidated financial statements include the accounts of the Company as well as its Series required to be consolidated under GAAP. Separate financial statements are presented for each Series. Significant intercompany accounts and transactions have been eliminated.
Use of Estimates
The preparation of consolidated financial statements and the Series financial statements in conformity with GAAP requires the Manager to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the Series financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
Cash and Cash Equivalents

The Company and each Series consider short-term, highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents. Cash consists of funds held in the Company’s checking account. As of December 31, 2021 and 2020, the Company had no cash on hand, respectively. However, Series’ checking accounts hold funds, as presented in the consolidated financials.
Subscriptions Receivable
The Company and each Series record membership contributions at the effective date. If subscriptions are not funded upon issuance, the Company and each Series record a subscription receivable as an asset on the balance sheet. When subscription receivables are not received prior to the issuance of financial statements at a reporting date in satisfaction of the requirements under the Financial Accounting Standards Board (“FASB”) ASC 505-10-45-2, the subscription receivables are reclassified as a contra account to members’ equity/(deficit) on the balance sheet. Each Series has a minimum offering size that, once met, will result in the eventual successful subscription to and closing of the Series. Subscriptions Receivable consists of membership subscriptions sold prior to year ended date for which the minimum subscription requirement was met. As of December 31, 2021, the Company had $40,800 in Subscriptions Receivable with respect to Series Collection Drop 018. As of December 31, 2020, the Company had no Subscriptions Receivable.
Art and Other Collectible Assets
The Underlying Assets, including art and other collectible assets (including NFTs), are recorded at cost. The cost of the Underlying Asset includes the purchase price, including any deposits for the Underlying Asset funded by the Manager and acquisition expenses, which include all fees, costs and expenses incurred in connection with the evaluation, discovery, investigation, development and acquisition of the Underlying Asset related to each Series incurred prior to the closing, including brokerage and sales fees and commissions (but excluding the brokerage fee referred to below), appraisal fees, research fees, transfer taxes, third-party industry and due diligence experts, auction house fees and travel and lodging for inspection purposes.
The Company treats the Underlying Assets as long-lived assets, and the Underlying Assets will be subject to an annual test for impairment and will not be depreciated or amortized. These long-lived assets are reviewed for impairment annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset.
The Underlying Assets are purchased by the Series (a) from the Manager in exchange for either a non-interest-bearing or an interest-bearing promissory note and (b) from asset sellers on consignment following the closings of the offerings related to the given Series. The Series use the proceeds of the offerings to pay off the notes or consignors, as applicable. Acquisition expenses are typically paid for in advance by the Manager and are reimbursed by the Series from the proceeds of the offering. The Series also distributes the appropriate amounts for the brokerage fee and, if applicable, the sourcing fee, using cash from the offering.
Acquisition expenses related to a particular Series that are incurred prior to the closing of an offering are initially funded by the Manager but will be reimbursed with the proceeds from an offering related to such Series, to the extent described in the applicable offering document.
To the extent that certain expenses are anticipated prior to the closing of an offering but are to be incurred after the closing (e.g., storage fees), additional cash from the proceeds of the offering will be retained on the Series balance sheet as reserves to cover such future anticipated expenses after the closing of the offering. Acquisition expenses are capitalized into the cost of the Underlying Asset. Should a proposed offering prove to be unsuccessful, the Company will not reimburse the Manager, and these expenses will be accounted for as capital contributions, and the acquisition expenses expensed.

As of December 31, 2021 and 2020, the Company’s total investment in the Underlying Assets across all Series was $1,021,502 and $520,900, respectively, as detailed in the table below (presented below net of impairments of $85,900 as of December 31, 2021 and no impairments as of December 31, 2020).

Series	Series Description	As of December 31, 2021	As of December 31, 2020
Series Collection Drop 001	Amazing Spider-Man #129	$14,000	$14,000
Series Collection Drop 002	Nike x Off White: The Ten	18,400	18,400
Series Collection Drop 003	Giant Size X-Men #1	13,500	13,500
Series Private Drop 001	Untitled Escape Collage painting by Rashid Johnson	475,000	475,000
Series Collection Drop 004	Collection of two NFTs by Grimes titled Newborn 1 and Newborn 3	6,099	-
Series Collection Drop 005	NFT by Larva Labs titled CryptoPunk #543	50,050	-
Series Collection Drop 006	1985 Nike Air Jordan 1 “Red Metallic” sneakers	15,026	-
Series Collection Drop 007	Sealed Apple iPod 5GB M8513LL/A	19,033	-
Series Collection Drop 008	1978 Kenner Star Wars Darth Vader “12-A SKU on Figure Stand” toy	10,619	-
Series Collection Drop 009	Jay-Z collaboration Nike Air Force 1 “All Black Everything” for HOV Charity “France” sneakers	10,018	-
Series Collection Drop 010	Art Blocks NFT by Snowfro titled Chromie Squiggle #524	24,042	-
Series Collection Drop 012	Metroid game	40,056	-
Series Collection Drop 013	NFT by Larva Labs titled Meebit #12536	11,629	-
Series Collection Drop 014	NFT by Larva Labs titled CryptoPunk #2142	314,030	-
Total		$1,021,502	$520,900

As of December 31, 2021, the Company recorded $85,900 in impairment loss charges for its Underlying Assets, as detailed in the table below:

Series	(Loss) on Impairment
Series Collection Drop 013	$(24,600)
Series Collection Drop 014	(61,300)
Total	$(85,900)

The Company does not believe any of its Underlying Assets were impaired as of December 31, 2020.
Fair Value of Financial Instruments

FASB guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:
Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.
Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).
Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.
The carrying amounts reported in the balance sheets approximate their fair value.
Revenue Recognition
The Company adopted ASU 2014-09, Revenue from Contracts with Customers, and its related amendments (collectively known as “ASC 606”), effective at its inception.
The Company determines revenue recognition through the following steps:
●
identification of a contract with a customer;
●
identification of the performance obligations in the contract;
●
determination of the transaction price;
●
allocation of the transaction price to the performance obligations in the contract; and
●
recognition of revenue when or as the performance obligations are satisfied.
No revenue models have been developed at the Company or Series level, and we do not expect the Company or any Series to generate revenue under current operating plans. Gains from sales of Underlying Assets will be presented as other income in the statements of operations as they do not qualify as operating revenues. As of December 31, 2021 and 2020, neither the Company nor any Series had recognized any revenue.
Operating Expenses

After the closing of an offering of Interests, each Series is responsible for its own operating expenses, including any and all fees, costs and expenses incurred in connection with the management of the Underlying Assets. This includes transportation, import taxes, income taxes, storage (including property rental fees should the Manager decide to rent a property to store a number of Underlying Assets), security, valuation, custodial, marketing and utilization of the Underlying Assets; any fees, costs and expenses incurred in connection with preparing any reports and accounts of each Series, including any blue sky filings required in order for a Series to be made available to investors in certain states, any annual audit of the accounts of such Series (if applicable) and any reports to be filed with the Securities and Exchange Commission; any and all insurance premiums or expenses, including directors and officers insurance of the directors and officers of the Manager or Asset Manager, in connection with the Underlying Assets; any withholding or transfer taxes imposed on the Company, a Series or any Interest holders as a result of its or their earnings, investments or withdrawals; any governmental fees imposed on the capital of the Company or a Series or incurred in connection with compliance with applicable regulatory requirements; any legal fees and costs (including settlement costs) arising in connection with any litigation or regulatory investigation instituted against the Company, a Series or the Manager in connection with the affairs of the Company or a Series; the fees and expenses of any administrator, if any, engaged to provide administrative services to the Company or a Series; all custodial fees, costs and expenses in connection with the holding of an Underlying Asset; any fees, costs and expenses of a third-party registrar and transfer agent appointed by the Manager in connection with a Series; the cost of the audit of the annual consolidated financial statements of the Company or a Series and the preparation of tax returns and circulation of reports to Interest holders; any indemnification payments; the fees and expenses of counsel to the Company or a Series in connection with advice directly relating to its legal affairs; the costs of any other outside appraisers, valuation firms, accountants, attorneys or other experts or consultants engaged by the Manager in connection with the operations of the Company or a Series; and any similar expenses that may be determined to be operating expenses, as determined by the Manager in its reasonable discretion.
Prior to the closing, operating expenses are borne by the Manager and not reimbursed by the Series. The Manager will bear its own expenses of an ordinary nature, including all costs and expenses on account of rent (other than for storage of the Underlying Assets), supplies, secretarial expenses, stationery, charges for furniture, fixtures and equipment, payroll taxes, remuneration and expenses paid to employees and utilities expenditures (excluding utilities expenditures in connection with the storage of the Underlying Assets).
If the operating expenses exceed the amount of net sales proceeds generated from an Underlying Asset and cannot be covered by any operating expense reserves on the balance sheet of such Series, the Manager may (a) pay such operating expenses and not seek reimbursement; (b) loan the amount of the operating expenses to the applicable Series, on which the Manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future gains generated by the sale of such Underlying Asset (“Operating Expenses Reimbursement Obligation(s)”); and/or (c) cause additional Interests to be issued in the such Series in order to cover such additional amounts.
Sourcing Fee: The Asset Manager will be paid a fee as compensation for sourcing each Underlying Asset in an amount equal to up to 10% of the gross offering proceeds of each offering; provided that such sourcing fee may be waived by the Asset Manager.
Brokerage Fee: The broker of record for each offering is expected to receive a brokerage fee equal to 1% of the amount raised from investors through each offering. The Company complies with the requirements of FASB ASC 340-10-S99-1 with regards to offering costs. Prior to the completion of an offering, offering costs are capitalized. The deferred offering costs are charged to members’ equity upon the completion of an offering or to expense if the offering is not completed.
Organizational Costs: In accordance with FASB ASC 720, organizational costs, including accounting fees, legal fees and costs of incorporation, are expensed as incurred.
Income Taxes

The Company is a series limited liability company. Accordingly, under the Internal Revenue Code (the “IRC”), all Company taxable income or loss flows through to its sole member, the Manager. Therefore, no provision for income tax has been recorded in the statements. Income from the Company is reported and taxed to the members on its individual tax return. However, the Company has elected, in accordance with the IRC, to treat each individual Series as a separate subchapter C corporation for tax purposes. No tax provision has been recorded for any Series through the balance sheet date as each is in a taxable loss position and no future tax benefits can be reasonably anticipated.
Each individual Series records a valuation allowance when it is more likely than not that some portion or all of the deferred tax assets, primarily resulting from net operating loss carryforwards (“NOLs”), will not be realized. On a total consolidated basis, the Company’s NOLs as of December 31, 2021 were approximately $59,687, which produced net deferred tax assets of $15,578, using the Company’s estimated future effective tax rate of 26.1%, as detailed in the table below.

Series	NOL Balance as of December 31, 2021	Deferred Tax Assets from NOLs as of December 31, 2021	Valuation Allowance	Net Deferred Tax Assets as of December 31, 2021
Series Private Drop 001	$7,536	$1,967	$(1,967)	$-
Series Collection Drop 001	7,557	1,972	(1,972)	-
Series Collection Drop 002	10,133	2,645	(2,645)	-
Series Collection Drop 003	7,631	1,992	(1,992)	-
Series Collection Drop 004	1,243	324	(324)	-
Series Collection Drop 005	2,318	605	(605)	-
Series Collection Drop 006	1,591	415	(415)	-
Series Collection Drop 007	1,768	461	(461)	-
Series Collection Drop 008	1,414	369	(369)	-
Series Collection Drop 009	1,318	344	(344)	-
Series Collection Drop 010	2,038	532	(532)	-
Series Collection Drop 012	2,319	605	(605)	-
Series Collection Drop 013	2,481	648	(648)	-
Series Collection Drop 014	10,340	2,699	(2,699)	-
Total	$59,687	$15,578	$(15,578)	$-

As of December 31, 2020, on a total consolidated basis, the Company’s trivial NOLs and resulting deferred tax assets and liabilities were fully offset by valuation allowances, resulting in no net deferred tax asset/(liability).

Based on consideration of the available evidence, including historical losses, the Company’s net deferred tax assets from its NOLs as of December 31, 2021 and 2020 are fully offset by a valuation allowance, and therefore, no tax benefit applicable to the loss for each individual Series for the years ended December 31, 2021 and 2020 has been recognized. The net losses do not expire for federal income tax purposes.
The Company complies with FASB ASC 740 for accounting for uncertainty in income taxes recognized in a company’s consolidated financial statements, which prescribes a recognition threshold and measurement process for consolidated financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. FASB ASC 740 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s consolidated financial statements or any Series financial statements. The Company believes that its income tax positions would be sustained on audit and does not anticipate any adjustments that would result in a material change to its financial position.
The Company and each Series may in the future become subject to federal, state and local income taxation though it has not been since its inception. The Company is not presently subject to any income tax audit in any taxing jurisdiction.
Members’ Equity
Members’ equity for the Company and any Series consists of capital contributions, equity to artists or third parties, membership contributions and accumulated deficit.
Capital contributions are made by the Manager to cover operating expenses for which the Manager has elected not to be reimbursed.
With respect to equity issued to artists or third parties, in certain instances, Interests in a particular Series are issued as part of the total purchase consideration for and/or in connection with the acquisition of the Underlying Asset of such Series (for example, Interests issued to an asset seller or consignor as partial consideration for an Underlying Asset), in each case as described in the respective offering statement filed with the Commission on Form 1-A, as amended and supplemented from time to time.
Membership contributions are made to a Series from a successful closing of the offering of such Series’ Interests and are calculated as the value of Interests sold in such offering net of brokerage fee (paid from the proceeds of the successfully such offering). Membership contributions may be made by both third parties and the Manager.
Earnings / (Loss) per Membership Interest
Upon completion of an offering, each Series intends to comply with accounting and disclosure requirement of ASC Topic 260, “Earnings per Share.” For each Series, earnings / (loss) per Interest (“EPI”) will be computed by dividing net (loss) / income for a particular Series by the weighted average number of outstanding Interests in that particular Series during the year.
As of December 31, 2021 and 2020, the following Series had closed offerings, and the EPI for each Series was as follows (the following table excludes each Series that had only one Interest outstanding, held by the Manager, as of December 31, 2021 and 2020):

	December 31, 2021			December 31, 2020
Series	Membership Interests	Net Earnings / (Loss)	EPI	Membership Interests	Net Earnings / (Loss)	EPI
Series Collection Drop 001	520	$(8,299)	$(15.96)	520	$856	$1.65
Series Collection Drop 002	800	(8,346)	(10.43)	800	(1,649)	(2.06)

Series Collection Drop 003	500	(8,295)	(16.59)	500	765	1.53
Series Private Drop 001	10,000	(7,088)	(0.71)	4,230	(448)	(0.12)
Series Collection Drop 004	640	(1,243)	(1.94)	-	-	-
Series Collection Drop 005	51,500	(2,318)	(0.05)	-	-	-
Series Collection Drop 006	15,800	(1,591)	(0.10)	-	-	-
Series Collection Drop 007	20,000	(1,768)	(0.09)	-	-	-
Series Collection Drop 008	11,200	(1,414)	(0.13)	-	-	-
Series Collection Drop 009	10,500	(1,318)	(0.13)	-	-	-
Series Collection Drop 010	25,300	(2,038)	(0.08)	-	-	-
Series Collection Drop 012	41,700	(2,319)	(0.06)	-	-	-
Series Collection Drop 013	38,100	(27,081)	(0.71)	-	-	-
Series Collection Drop 014	384,900	$(71,640)	$(0.19)	-	$-	$-

Allocation Methodology
To the extent relevant, offering expenses, acquisition expenses, operating expenses, revenue generated from Underlying Assets and any indemnification payments made by the Company will be allocated amongst the various Interests in accordance with the Manager’s allocation policy. The allocation policy requires the Manager to allocate items that are allocable to a specific Series to be borne by, or distributed to, as applicable, the applicable Series. If, however, an item is not allocable to a specific Series but to the Company in general, it will be allocated pro rata based on the value of Underlying Assets or the number of Interests, as reasonably determined by the Manager or as otherwise set forth in the allocation policy. By way of example, it is anticipated that revenues and expenses will be allocated as follows:
Revenue or Expense Item	Details	Allocation Policy (if revenue or expense is not clearly allocable to a specific Underlying Asset)
Revenue	Revenue from events and leasing opportunities for the asset	Allocable pro rata to the value of each Underlying Asset
	Asset sponsorship models	Allocable pro rata to the value of each Underlying Asset

Offering Expenses	Filing expenses related to submission of regulatory paperwork for a series	Allocable pro rata to the number of Underlying Assets
	Underwriting expense incurred outside of Brokerage Fee	Allocable pro rata to the number of Underlying Assets
	Legal expenses related to the submission of regulatory paperwork for a series	Allocable pro rata to the number of Underlying Assets
	Audit and accounting work related to the regulatory paperwork or a series	Allocable pro rata to the number of Underlying Assets
	Escrow agent fees for the administration of escrow accounts related to the offering	Allocable pro rata to the number of Underlying Assets

Compliance work, including diligence related to the preparation of a series	Allocable pro rata to the number of Underlying Assets

Acquisition Expense	Transportation of Underlying Asset as at time of acquisition	Allocable pro rata to the number of Underlying Assets
	Insurance of Underlying Asset as at time of acquisition	Allocable pro rata to the value of each Underlying Asset
	Preparation of marketing materials	Allocable pro rata to the number of Underlying Assets
	Pre-purchase inspection	Allocable pro rata to the number of Underlying Assets
	Interest expense in the case an Underlying Asset was pre-purchased us prior to the closing of an offering through a loan	Allocable directly to the applicable Underlying Asset
	Storage	Allocable pro rata to the number of Underlying Assets
	Security (e.g., surveillance and patrols)	Allocable pro rata to the number of Underlying Assets
	Custodial fees	Allocable pro rata to the number of Underlying Assets

Operating Expense	Appraisal and valuation fees	Allocable pro rata to the number of Underlying Assets
	Marketing expenses in connection with any revenue-generating event	Allocable pro rata to the value of each Underlying Asset
	Insurance	Allocable pro rata to the value of each Underlying Asset
	Maintenance	Allocable directly to the applicable Underlying Asset
	Transportation to any revenue-generating event	Allocable pro rata to the number of Underlying Assets
	Ongoing reporting requirements (e.g., Reg A+ or Exchange Act reporting)	Allocable pro rata to the number of Underlying Assets
	Audit, accounting and bookkeeping related to the reporting requirements of the series	Allocable pro rata to the number of Underlying Assets
	Other revenue-generating event related expenses (e.g., location, catering, facility management, film and photography crew)	Allocable pro rata to the value of each Underlying Asset

Indemnification Payments	Indemnification payments under the operating agreement	Allocable pro rata to the value of each Underlying Asset

Notwithstanding the foregoing, the Manager may revise and update the allocation policy from time to time in its reasonable discretion without further notice.
Reclassifications of Prior Year Balances
Certain prior year balances were reclassified to conform to current year presentation. There was no change in the Company’s net loss or net equity position from these reclassifications.
Change in Audit Scope

With respect to the year ended December 31, 2020, Artesian CPA, LLC (the “Auditor”), an independent auditor, audited the consolidated financial statements of the Company for the purpose of forming an opinion on the consolidated financial statements as a whole, as described in the Independent Auditor’s Report for the year ended December 31, 2020. The consolidating supplemental information as of December 31, 2020 was presented for purposes of additional analysis of the consolidated financial statements rather than to present the financial position, results of operations and cash flows of individual Series, and was not a required part of the consolidated financial statements. Such information was the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the consolidated financial statements. The information was subjected to the auditing procedures applied in the audit of the consolidated financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the consolidated financial statements or to the consolidated financial statements themselves, and other additional procedures in accordance with GAAP. With respect to the year ended December 31, 2021, the Auditor audited the consolidated financial statements of the Company for the purpose of forming an opinion on the consolidated financial statements as a whole and the financial statements of each Series individually for the purpose of forming an opinion on the consolidated financial statements and the financial statements of each Series, as described in the Independent Auditor’s Report for the year ended December 31, 2021.
NOTE 4: RELATED PARTY TRANSACTIONS
In the normal course of business, the Series have and will acquire Underlying Assets from the Manager in exchange for promissory notes, which may or may not be interest bearing. Principal and accrued interest are due within fourteen days of the closing of the offering for the associated Series.
No principal balance or interest was owed to the Manager as of December 31, 2021. The principal balance due to the Manager as of December 31, 2020, was $310,000, with no interest payable to the Manager, as detailed in the table below:

Series	Interest Rate(1)	Note Principal Payable	Note Interest Payable	Total Owed to Manager
Series Private Drop 001(2)	0%	$310,000	$-	$310,000
Total		$310,000	$-	$310,000

(1)
The note was non-interest bearing.
During the year ended December 31, 2021, the Manager issued, and Series repaid, the following promissory notes, as detailed in the table below:

Series	Note Issuance Date	Note Principal Amount(1)	Note Repayment Date
Series Collection Drop 004	03/29/21	$6,088	08/19/21
Series Collection Drop 005	07/27/21	29,000	09/01/21
Series Collection Drop 006	08/17/21	15,000	10/21/21
Series Collection Drop 007	08/17/21	19,000	11/01/21
Series Collection Drop 008	08/17/21	10,600	10/14/21
Series Collection Drop 009	08/19/21	10,000	11/01/21
Series Collection Drop 010	08/19/21	$24,000	10/04/21

(1)
Each note was non-interest bearing.
During the year ended December 31, 2020, Series repaid the following promissory notes, as detailed in the table below:

Series	Note Issuance Date	Note Principal Amount(1)	Note Repayment Date
Series Collection Drop 001	11/22/19	$12,250	09/29/20
Series Collection Drop 002	11/25/19	18,400	09/29/20
Series Collection Drop 003	11/25/19	$11,750	09/29/20

(1)
Each note was non-interest bearing.
Because these are related party transactions, no guarantee can be made that the terms of the arrangements are at arm’s length.
On February 24, 2021, Series Private Drop 001 held a final closing and raised $500,000 in the aggregate, and repaid the outstanding $310,000 note principal payable on the promissory note issued to the Manager on August 3, 2020 in the original principal amount of $475,000 ($165,000 of note principal payable was repaid by Series Private Drop 001 in October 2020), which note did not bear interest. Additionally, Series Private Drop 001 paid the Manager $25,000 in acquisition expense reimbursements, which include storage, shipping and transportation and insurance costs, and, to the extent not allocated to acquisition expense reimbursements, as a prepayment to the Manager for operating expenses incurred by the Manager on behalf of Series Private Drop 001. As of December 31, 2021, the remaining prepayment balance outstanding was $17,387.
To fund its organizational and start-up activities as well as to advance funds on behalf of a Series to purchase assets, the Manager has covered the expenses and costs of the Company and its Series thus far on a non-interest-bearing extension of revolving credit. The Company will evaluate when is best to repay the Manager depending on operations and fundraising ability. In general, the Company will repay the Manager for funds extended to acquire assets from the Series subscription proceeds (less the applicable management fees), as they are received. As of December 31, 2021, the Company had $25,156 due to the Manager for legal, accounting, storage and insurance fees and expenses associated with and incurred on behalf of the Series, as detailed in the table below:

Series	Legal	Accounting	Storage	Insurance	Total
Series Collection Drop 001	$806	$2,873	$99	$46	$3,824
Series Collection Drop 002	806	2,873	131	61	3,871
Series Collection Drop 003	806	2,873	96	45	3,820
Series Collection Drop 004	806	200	30	20	1,056
Series Collection Drop 005	806	160	143	114	1,223
Series Collection Drop 006	806	120	75	24	1,025
Series Collection Drop 007	806	120	95	30	1,051
Series Collection Drop 008	806	120	53	16	995
Series Collection Drop 009	806	120	50	15	991
Series Collection Drop 010	806	120	120	37	1,083
Series Collection Drop 012	806	80	100	76	1,062
Series Collection Drop 013	806	80	100	55	1,041
Series Collection Drop 014	806	80	1,000	908	2,794
Unallocated	-	1,320	-	-	1,320

Total	$10,478	$11,139	$2,092	$1,447	$25,156

As of December 31, 2020, the Company had $2,100 due to the Manager for accounting fees associated with and incurred on behalf of the Series, as detailed in the table below:

Series	Accounting Fees
Series Collection Drop 001	$525
Series Collection Drop 002	525
Series Collection Drop 003	525
Series Private Drop 001	525
Total	$2,100

NOTE 5: MEMBERS’ LIABILITY
The Company is organized as a series limited liability company. As such, the liability of the members of the Company for the financial obligations of the Company is limited to each member’s contribution of capital.
NOTE 6: MEMBERS’ EQUITY
The members of each Series have certain rights with respect to the Series to which they are subscribed. Each Series generally holds a single asset or a collection of assets. A Series member is entitled to their pro rata share of the net profits derived from the Underlying Asset held in that series after deduction of expense allocations and direct expenses attributable to the Underlying Asset, based on their percentage of the total outstanding Interests in that Series.
The debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, are solely the debts, obligations and liabilities of the Company, and no member of the Company is obligated personally for any such debt, obligation or liability.
Interests Outstanding, Series Subscriptions & Subscriptions Receivable
The table below details Interests outstanding as of December 31, 2021. During the year ended December 31, 2021, the Company received cash on 2021 subscriptions of $718,200 (which amount includes $40,800 in cash subscriptions recorded as Subscriptions Receivable as of December 31, 2021), as detailed in the table below:

Series	Interests Sold During Year Ended December 31, 2021	Interests Outstanding as of December 31, 2021	Subscription Amount(1)	Closed Date
Series Collection Drop 001	-	520	$-	08/27/20
Series Collection Drop 002	-	800	-	09/04/20
Series Collection Drop 003	-	500	-	09/23/20
Series Private Drop 001(1)	5,770	10,000	288,500	02/24/21
Series Collection Drop 004	640	640	6,400	08/19/21
Series Collection Drop 005(2)	30,500	51,500	30,500	08/31/21
Series Collection Drop 006	15,800	15,800	15,800	10/18/21
Series Collection Drop 007	20,000	20,000	20,000	11/01/21
Series Collection Drop 008	11,200	11,200	11,200	10/12/21
Series Collection Drop 009	10,500	10,500	10,500	11/01/21
Series Collection Drop 010	25,300	25,300	25,300	09/30/21
Series Collection Drop 012(3)	33,700	41,700	33,700	11/22/21
Series Collection Drop 013	38,100	38,100	38,100	11/22/21

Series Collection Drop 014(4)	197,400	384,900	197,400	11/29/21
Series Collection Drop 018(5)	40,800	1	40,800	Open
Total			$718,200

(1)
Series Private Drop 001 interests were offered in a private placement offering pursuant to Rule 506(c) of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”).
(2)
In addition to the 30,500 Series Collection Drop 005 Interests sold pursuant to Regulation A of Section 3(b) of the Securities Act (“Regulation A”), 21,000 Series Collection Drop 005 Interests were sold to the asset seller in a private placement transaction.
(3)
In addition to the 33,700 Series Collection Drop 012 Interests sold pursuant to Regulation A, 8,000 Series Collection Drop 012 Interests were sold to the consignor in a private placement transaction.
(4)
In addition to the 197,400 Series Collection Drop 014 Interests sold pursuant to Regulation A, 187,500 Series Collection Drop 014 Interests were sold to the consignor in a private placement transaction.
(5)
The offering of Series Collection Drop 018 Interests had not closed as of December 31, 2021, but the Company recorded a subscription receivable of $40,800, corresponding to subscriptions for 40,800 Series Collection Drop 018 Interests. As of December 31, 2021, only one Series Collection Drop 018 Interest, the Interest issued to the Manager on formation of Series Collection Drop 018, was outstanding.
During the year ended December 31, 2020, the Company received and closed subscriptions of $257,000 for the following Series:

Series	Interests Sold During Year Ended December 31, 2020	Interests Outstanding as of December 31, 2020	Subscription Amount	Closed Date
Series Collection Drop 001	520	520	$13,000	08/27/20
Series Collection Drop 002	800	800	20,000	09/04/20
Series Collection Drop 003	500	500	12,500	09/22/20
Series Private Drop 001(1)	4,230	4,230	211,500	10/07/20
Total			$257,000

(1)
As of December 31, 2020, Series Private Drop 001 had held partial closings of $211,500 as part of an aggregate $500,000 offering. Series Private Drop 001 interests were offered in a private placement offering pursuant to Rule 506(c) of Regulation D of the Securities Act.
Interest Issuances Related to Underlying Asset Acquisitions
In certain instances, Interests in a particular Series are issued as part of the total purchase consideration for and/or in connection with the acquisition of the Underlying Asset of such Series (for example, Interests issued to an asset seller or consignor as partial consideration for an Underlying Asset), in each case as described in the respective offering statement filed with the Commission on Form 1-A, as amended and supplemented from time to time. During the year ended December 31, 2021, the Company had issued the following such Interests:
Series	Interests Issued During Year Ended December 31, 2021
Series Collection Drop 005	21,000
Series Collection Drop 012	8,000
Series Collection Drop 014	187,500

During the year ended December 31, 2020, the Company issued no such Interests.
NOTE 7:  RECENT ACCOUNTING PRONOUNCEMENTS
In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2021, including interim periods within those fiscal years. Early adoption is permitted. The Company is continuing to evaluate the impact of this new standard on our financial reporting and disclosures.
The Company does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying consolidated financial statements and Series financial statements. As new accounting pronouncements are issued, the Company will adopt those that are applicable under the circumstances.
NOTE 8: COMMITMENTS AND CONTINGENCIES
The Company is not currently involved with and does not know of any pending or threatened litigation against the Company or the Manager.
In December 2019, a novel strain of coronavirus, referred to as COVID-19, was reported in Wuhan, China. COVID-19 spread to other countries, including the United States, and was declared a pandemic by the World Health Organization. The continuing impact and effects of the COVID-19 pandemic on the operation and financial performance of the Company are unknown. However, the Company currently does not expect the COVID-19 pandemic to have a material adverse effect on the business or financial results at this time.
NOTE 9:  SUBSEQUENT EVENTS
The Company and each Series has evaluated subsequent events through April 29, 2022, the date the consolidated financial statements were available to be issued. Based on this evaluation, no additional material events were identified which require adjustment or disclosure in these consolidated financial statements and Series financial statements, except as set forth below.
On February 8, 2022, the Company withdrew the offering for Series Collection Drop 015 Interests.
On February 28, 2022, the offering of Series Collection Drop 018 Interests closed, and the Series raised $40,540, net of brokerage fees and offering expenses.
On March 8, 2022, Series Collection Drop 018 acquired its Underlying Asset, an Art Blocks NFT by Snowfro titled Chromie Squiggle #2241, from Michael Karnjanaprakorn, then the Chief Executive Officer and a director of the Manager, for a total cost of $97,400, of which $38,960 was paid in cash and the remainder of which was paid in the form of 58,440 of the 99,440 authorized Series Collection Drop 018 Interests.
On March 26, 2022, the Company and the Manager changed their addresses to 6 Harrison Street, 5th Floor, New York, NY 10013.

On April 6, 2022, Series Collection Drop 008 sold the Underlying Asset of such series, an AFA 85-graded 1978 Kenner Star Wars Darth Vader “12-A SKU on Figure Stand” toy (the “Series Collection Drop 008 Asset”), for $25,420 versus the Series Collection Drop 008 offering amount of $11,200. In connection with the sale, the Manager assumed all outstanding but unpaid Series Collection Drop 008 acquisition and offering expenses and waived any and all rights to receive the 10% distribution pursuant to Section 7.02 of the Operating Agreement, resulting in a net gain to holders of Series Collection Drop 008 Interests. The Manager, as the manager of Series Collection Drop 008, was appointed as liquidator and distributed to holders of Series Collection Drop 008 Interests all of the remaining assets (which consist only of cash) of Series Collection Drop 008. After making such distribution, the Manager began winding up Series Collection Drop 008 as the series no longer has any assets or liabilities. Prior to the sale of the Series Collection Drop 008 Asset, the Manager elected for Series Collection Drop 008 to be treated as a partnership for tax purposes, instead of as a subchapter C corporation as previously elected. Accordingly, under the IRC, all Series Collection Drop 008 taxable income or loss flows through to the members. Therefore, no provision for income tax has been recorded in the statements. For the avoidance of doubt, the liquidator has not withheld any distribution for taxes related to the gain on the sale for individual holders of Series Collection Drop 008 Interests.

ITEM 8.  EXHIBITS

Exhibit No.	Description
2.1	Certificate of Formation of Otis Collection LLC (incorporated by reference to Exhibit 2.1 to the Offering Statement on Form 1-A filed on November 29, 2019)
2.2	Limited Liability Company Agreement of Otis Collection LLC (incorporated by reference to Exhibit 2.2 to the Offering Statement on Form 1-A filed on November 29, 2019)
2.3	First Amendment to the Limited Liability Company Agreement of Otis Collection LLC (incorporated by reference to Exhibit 2.3 to the Amended Offering Statement on Form 1-A/A filed on January 10, 2020)
3.1	Amended and Restated Series Designation for Series Collection Drop 001 Interests (incorporated by reference to Exhibit 3.1 to the Current Report on Form 1-U filed on April 23, 2020)
3.2	Series Designation for Series Collection Drop 002 Interests (incorporated by reference to Exhibit 3.2 to the Offering Statement on Form 1-A filed on November 29, 2019)
3.3	Amended and Restated Series Designation for Series Collection Drop 003 Interests (incorporated by reference to Exhibit 3.3 to the Current Report on Form 1-U filed on April 23, 2020)
3.4	Series Designation for Series Collection Drop 004 Interests (incorporated by reference to Exhibit 3.4 to the Offering Statement on Form 1-A filed on May 6, 2021)
3.5	Series Designation for Series Collection Drop 005 Interests (incorporated by reference to Exhibit 3.5 to the Offering Statement on Form 1-A POS filed on July 30, 2021)
3.6	Series Designation for Series Collection Drop 006 Interests (incorporated by reference to Exhibit 3.6 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 20, 2021)
3.7	Series Designation for Series Collection Drop 007 Interests (incorporated by reference to Exhibit 3.7 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 20, 2021)
3.8	Series Designation for Series Collection Drop 008 Interests (incorporated by reference to Exhibit 3.8 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 20, 2021)
3.9	Series Designation for Series Collection Drop 009 Interests (incorporated by reference to Exhibit 3.9 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 20, 2021)
3.10	Series Designation for Series Collection Drop 010 Interests (incorporated by reference to Exhibit 3.10 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 20, 2021)
3.11	Series Designation for Series Collection Drop 012 Interests (incorporated by reference to Exhibit 3.12 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 22, 2021)
3.12	Series Designation for Series Collection Drop 013 Interests (incorporated by reference to Exhibit 3.13 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 22, 2021)
3.13	Series Designation for Series Collection Drop 014 Interests (incorporated by reference to Exhibit 3.14 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 22, 2021)
3.14	Series Designation for Series Collection Drop 018 Interests (incorporated by reference to Exhibit 3.18 to the Post-Qualification Offering Statement on Form 1-A POS filed on October 20, 2021)
4.1	Form of Subscription Agreement for Series Collection Drop 001 Interests (incorporated by reference to Exhibit 4.1 to the Amended Offering Statement on Form 1-A/A filed on January 10, 2020)
4.2	Form of Subscription Agreement for Series Collection Drop 002 Interests (incorporated by reference to Exhibit 4.2 to the Amended Offering Statement on Form 1-A/A filed on January 10, 2020)
4.3	Form of Subscription Agreement for Series Collection Drop 003 Interests (incorporated by reference to Exhibit 4.3 to the Amended Offering Statement on Form 1-A/A filed on January 10, 2020)
4.4	Form of Subscription Agreement for Series Collection Drop 004 Interests (incorporated by reference to Exhibit 4.4 to the Offering Statement on Form 1-A filed on May 6, 2021)

4.5	Form of Subscription Agreement for Series Collection Drop 005 Interests (incorporated by reference to Exhibit 4.5 to the Offering Statement on Form 1-A POS filed on July 30, 2021)
4.6	Form of Subscription Agreement for Series Collection Drop 006 Interests (incorporated by reference to Exhibit 4.6 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 20, 2021)
4.7	Form of Subscription Agreement for Series Collection Drop 007 Interests (incorporated by reference to Exhibit 4.7 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 20, 2021)
4.8	Form of Subscription Agreement for Series Collection Drop 008 Interests (incorporated by reference to Exhibit 4.8 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 20, 2021)
4.9	Form of Subscription Agreement for Series Collection Drop 009 Interests (incorporated by reference to Exhibit 4.9 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 20, 2021)
4.10
Form of Subscription Agreement for Series Collection Drop 010 Interests (incorporated by reference to Exhibit 4.10 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 20, 2021)

4.11	Form of Subscription Agreement (incorporated by reference to Exhibit 4.11 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 22, 2021)
4.12	Form of Subscription Agreement for in-Kind Consideration (incorporated by reference to Exhibit 4.12 to the Post-Qualification Offering Statement on Form 1-A POS filed on December 8, 2021)
6.1.1
Termination Agreement, dated October 14, 2020, between Otis Collection LLC and North Capital Private Securities Corporation (incorporated by reference to Exhibit 6.1.1 to the Current Report on Form 1-U filed on October 5, 2020)

6.1.2
Broker-Dealer Agreement, dated September 3, 2020, between Otis Collection LLC and Dalmore Group, LLC (incorporated by reference to Exhibit 6.1.2 to the Current Report on Form 1-U filed on October 5, 2020)

6.1.3
Addendum to Broker-Dealer Agreement, dated May 6, 2021, between Otis Collection LLC and Dalmore Group, LLC (incorporated by reference to Exhibit 6.1.3 to the Current Report on Form 1-U filed on May 14, 2021)

6.2.1
Asset Management Agreement, dated November 22, 2019, between Otis Wealth, Inc. and Series Collection Drop 001, a Series of Otis Collection LLC (incorporated by reference to Exhibit 6.2 to the Offering Statement on Form 1-A filed on November 29, 2019)

6.2.2
First Amendment to Asset Management Agreement, dated April 23, 2020, between Otis Wealth, Inc. and Series Collection Drop 001, a Series of Otis Collection LLC (incorporated by reference to Exhibit 6.2.2 to the Current Report on Form 1-U filed on April 23, 2020)

6.3.1
Purchase and Sale Agreement, dated November 22, 2019, between Series Collection Drop 001, a Series of Otis Collection LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.3 to the Offering Statement on Form 1-A filed on November 29, 2019)

6.3.2
First Amendment to Purchase and Sale Agreement, dated April 23, 2020, between Series Collection Drop 001, a Series of Otis Collection LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.3.2 to the Current Report on Form 1-U filed on April 23, 2020)

6.4
Amended and Restated Promissory Note issued by Series Collection Drop 001, a Series of Otis Collection LLC, in favor of Otis Wealth, Inc. on April 23, 2020 (incorporated by reference to Exhibit 6.4.2 to the Current Report on Form 1-U filed on April 23, 2020)

6.5
Asset Management Agreement, dated November 25, 2019, between Otis Wealth, Inc. and Series Collection Drop 002, a Series of Otis Collection LLC (incorporated by reference to Exhibit 6.5 to the Offering Statement on Form 1-A filed on November 29, 2019)

6.6
Purchase and Sale Agreement, dated November 25, 2019, between Series Collection Drop 002, a Series of Otis Collection LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.6 to the Offering Statement on Form 1-A filed on November 29, 2019)

6.7
Promissory Note issued by Series Collection Drop 002, a Series of Otis Collection LLC, in favor of Otis Wealth, Inc. on November 25, 2019 (incorporated by reference to Exhibit 6.7 to the Offering Statement on Form 1-A filed on November 29, 2019)

6.8.1
Asset Management Agreement, dated November 25, 2019, between Otis Wealth, Inc. and Series Collection Drop 003, a Series of Otis Collection LLC (incorporated by reference to Exhibit 6.8 to the Offering Statement on Form 1-A filed on November 29, 2019)

6.8.2
First Amendment to Asset Management Agreement, dated April 23, 2020, between Otis Wealth, Inc. and Series Collection Drop 003, a Series of Otis Collection LLC (incorporated by reference to Exhibit 6.8.2 to the Current Report on Form 1-U filed on April 23, 2020)

6.9.1
Purchase and Sale Agreement, dated November 25, 2019, between Series Collection Drop 003, a Series of Otis Collection LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.9 to the Offering Statement on Form 1-A filed on November 29, 2019)

6.9.2
First Amendment to Purchase and Sale Agreement, dated April 23, 2020, between Series Collection Drop 003, a Series of Otis Collection LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.9.2 to the Current Report on Form 1-U filed on April 23, 2020)

6.10
Amended and Restated Promissory Note issued by Series Collection Drop 003, a Series of Otis Collection LLC, in favor of Otis Wealth, Inc. on April 23, 2020 (incorporated by reference to Exhibit 6.10.2 to the Current Report on Form 1-U filed on April 23, 2020)

6.11.1
Asset Management Agreement, dated March 29, 2021, between Otis Wealth, Inc. and Series Collection Drop 004, a Series of Otis Collection LLC (incorporated by reference to Exhibit 6.11 to the Offering Statement on Form 1-A filed on May 6, 2021)

6.11.2
First Amendment to Asset Management Agreement, dated July 23, 2021, between Series Collection Drop 004, a Series of Otis Collection LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.11.2 to the Current Report on Form 1-U filed on July 23, 2020)

6.12.1
Purchase and Sale Agreement, dated March 29, 2021, between Series Collection Drop 004, a Series of Otis Collection LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.12 to the Offering Statement on Form 1-A filed on May 6, 2021)

6.12.2
First Amendment to Purchase and Sale Agreement, dated July 23, 2021, between Series Collection Drop 004, a Series of Otis Collection LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.12.2 to the Current Report on Form 1-U filed on July 23, 2020)

6.13
Promissory Note issued by Series Collection Drop 004, a Series of Otis Collection LLC, in favor of Otis Wealth, Inc. on March 29, 2021 (incorporated by reference to Exhibit 6.13 to the Offering Statement on Form 1-A filed on May 6, 2021)

6.14
Asset Management Agreement, dated July 27, 2021, between Otis Wealth, Inc. and Series Collection Drop 005, a Series of Otis Collection LLC (incorporated by reference to Exhibit 6.14 to the Offering Statement on Form 1-A POS filed on July 30, 2021)

6.15
Purchase and Sale Agreement, dated July 27, 2021, between Series Collection Drop 005, a Series of Otis Collection LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.15 to the Offering Statement on Form 1-A POS filed on July 30, 2021)

6.16
Promissory Note issued by Series Collection Drop 005, a Series of Otis Collection LLC, in favor of Otis Wealth, Inc. on July 27, 2021 (incorporated by reference to Exhibit 6.16 to the Offering Statement on Form 1-A POS filed on July 30, 2021)

6.17
Asset Management Agreement, dated August 17, 2021, between Otis Wealth, Inc. and Series Collection Drop 006, a Series of Otis Collecti LLC (incorporated by reference to Exhibit 6.17 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 20, 2021)

6.18
Purchase and Sale Agreement, dated August 17, 2021, between Series Collection Drop 006, a Series of Otis Collection LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.18 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 20, 2021)

6.19
Promissory Note issued by Series Collection Drop 006, a Series of Otis Collection LLC, in favor of Otis Wealth, Inc. on August 17, 2021 (incorporated by reference to Exhibit 6.19 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 20, 2021)

6.20
Asset Management Agreement, dated August 17, 2021, between Otis Wealth, Inc. and Series Collection Drop 007, a Series of Otis Collecti LLC (incorporated by reference to Exhibit 6.20 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 20, 2021)

6.21
Purchase and Sale Agreement, dated August 17, 2021, between Series Collection Drop 007, a Series of Otis Collection LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.21 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 20, 2021)

6.22
Promissory Note issued by Series Collection Drop 007, a Series of Otis Collection LLC, in favor of Otis Wealth, Inc. on August 17, 2021 (incorporated by reference to Exhibit 6.22 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 20, 2021)

6.23
Asset Management Agreement, dated August 17, 2021, between Otis Wealth, Inc. and Series Collection Drop 008, a Series of Otis Collecti LLC (incorporated by reference to Exhibit 6.23 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 20, 2021)

6.24
Purchase and Sale Agreement, dated August 17, 2021, between Series Collection Drop 008, a Series of Otis Collection LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.24 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 20, 2021)

6.25
Promissory Note issued by Series Collection Drop 008, a Series of Otis Collection LLC, in favor of Otis Wealth, Inc. on August 17, 2021 (incorporated by reference to Exhibit 6.25 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 20, 2021)

6.26
Asset Management Agreement, dated August 19, 2021, between Otis Wealth, Inc. and Series Collection Drop 009, a Series of Otis Collecti LLC (incorporated by reference to Exhibit 6.26 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 20, 2021)

6.27
Purchase and Sale Agreement, dated August 19, 2021, between Series Collection Drop 009, a Series of Otis Collection LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.27 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 20, 2021)

6.28
Promissory Note issued by Series Collection Drop 009, a Series of Otis Collection LLC, in favor of Otis Wealth, Inc. on August 19, 2021 (incorporated by reference to Exhibit 6.28 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 20, 2021)

6.29
Asset Management Agreement, dated August 19, 2021, between Otis Wealth, Inc. and Series Collection Drop 010, a Series of Otis Collecti LLC (incorporated by reference to Exhibit 6.29 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 20, 2021)

6.30
Purchase and Sale Agreement, dated August 19, 2021, between Series Collection Drop 010, a Series of Otis Collection LLC, and Otis Wealth, Inc. (incorporated by reference to Exhibit 6.30 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 20, 2021)

6.31
Promissory Note issued by Series Collection Drop 010, a Series of Otis Collection LLC, in favor of Otis Wealth, Inc. on August 19, 2021 (incorporated by reference to Exhibit 6.31 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 20, 2021)

6.32	Form of Asset Management Agreement (incorporated by reference to Exhibit 6.32 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 22, 2021)
6.33
Consignment Agreement, dated September 3, 2021, between Otis Wealth, Inc. and [***] (incorporated by reference to Exhibit 6.34 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 22, 2021)

6.34
Consignment Agreement, dated September 15, 2021, between Otis Wealth, Inc. and Michael Karnjanaprakorn (incorporated by reference to Exhibit 6.35 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 22, 2021)

6.35
Consignment Agreement, dated September 17, 2021, between Otis Wealth, Inc. and [***] (incorporated by reference to Exhibit 6.36 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 22, 2021)

6.36
Consignment Agreement, dated October 15, 2021, between Otis Wealth, Inc. and Michael Karnjanaprakorn (incorporated by reference to Exhibit 6.40 to the Post-Qualification Offering Statement on Form 1-A POS filed on October 20, 2021)

8.1.1
Escrow Agreement, dated July 26, 2019, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series Collection Drop 001, a Series of Otis Collection LLC (incorporated by reference to Exhibit 8.1 to the Offering Statement on Form 1-A filed on November 29, 2019)

8.2.2
Amendment to the Escrow Agreement, dated August 26, 2020, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series Collection Drop 001, a Series of Otis Collection LLC (incorporated by reference to Exhibit 8.1.2 to the Semiannual Report on Form 1-SA filed on September 24, 2020)

8.2
Escrow Agreement, dated July 26, 2019, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series Collection Drop 002, a Series of Otis Collection LLC (incorporated by reference to Exhibit 8.2 to the Offering Statement on Form 1-A filed on November 29, 2019)

8.3.1
Escrow Agreement, dated July 26, 2019, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series Collection Drop 003, a Series of Otis Collection LLC (incorporated by reference to Exhibit 8.3 to the Offering Statement on Form 1-A filed on November 29, 2019)

8.3.2
Amendment to the Escrow Agreement, dated September 22, 2020, among North Capital Private Securities Corporation, Otis Wealth, Inc. and Series Collection Drop 003, a Series of Otis Collection LLC (incorporated by reference to Exhibit 8.3.2 to the Semiannual Report on Form 1-SA filed on September 24, 2020)

8.4
Escrow Agreement, dated March 31, 2021, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Collection Drop 004, a Series of Otis Collection LLC (incorporated by reference to Exhibit 8.4 to the Offering Statement on Form 1-A filed on May 6, 2021)

8.5
Escrow Agreement, dated July 29, 2021, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Collection Drop 005, a Series of Otis Collection LLC (incorporated by reference to Exhibit 8.5 to the Offering Statement on Form 1-A POS filed on July 30, 2021)

8.6
Escrow Agreement, dated August 18, 2021, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Collection Drop 006, a Series of Otis Collection LLC (incorporated by reference to Exhibit 8.6 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 20, 2021)

8.7
Escrow Agreement, dated August 18, 2021, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Collection Drop 007, a Series of Otis Collection LLC (incorporated by reference to Exhibit 8.7 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 20, 2021)

8.8
Escrow Agreement, dated August 18, 2021, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Collection Drop 008, a Series of Otis Collection LLC (incorporated by reference to Exhibit 8.8 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 20, 2021)

8.9
Escrow Agreement, dated August 20, 2021, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Collection Drop 009, a Series of Otis Collection LLC (incorporated by reference to Exhibit 8.9 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 20, 2021)

8.10
Escrow Agreement, dated August 20, 2021, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Collection Drop 010, a Series of Otis Collection LLC (incorporated by reference to Exhibit 8.10 to the Post-Qualification Offering Statement on Form 1-A POS filed on August 20, 2021)

8.11
Escrow Agreement, dated September 20, 2021, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Collection Drop 012, a Series of Otis Collection LLC (incorporated by reference to Exhibit 8.12 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 22, 2021)

8.12
Escrow Agreement, dated September 20, 2021, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Collection Drop 013, a Series of Otis Collection LLC (incorporated by reference to Exhibit 8.13 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 22, 2021)

8.13
Escrow Agreement, dated September 20, 2021, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Collection Drop 014, a Series of Otis Collection LLC (incorporated by reference to Exhibit 8.14 to the Post-Qualification Offering Statement on Form 1-A POS filed on September 22, 2021)

8.14
Escrow Agreement, dated October 20, 2021, among North Capital Private Securities Corporation, Dalmore Group, LLC and Series Collection Drop 018, a Series of Otis Collection LLC (incorporated by reference to Exhibit 8.18 to the Post-Qualification Offering Statement on Form 1-A POS filed on October 20, 2021)

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 2, 2022.

OTIS COLLECTION LLC By: Otis Wealth, Inc., its managing member
By:	/s/ Keith Marshall
Keith Marshall Head of Ops & Legal, Alternatives

Pursuant to the requirements of Regulation A, this report has been signed below by the following persons on behalf of the issuer and in the capacities and on the dates indicated.

SIGNATURE		TITLE	DATE

/s/ Keith Marshall		Head of Ops & Legal, Alternatives, of Public Holdings, Inc., sole shareholder of Otis Wealth, Inc., Managing Member (principal financial officer)	May 2, 2022
Keith Marshall

Otis Wealth, Inc.		Managing Member	May 2, 2022

By:	/s/ Keith Marshall
Name: Keith Marshall
Title: Head of Ops & Legal, Alternatives